EXHIBIT 2.1


                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                           dated as of August 31, 2005

                                 by and between

                         PEER 1 ACQUISITION CORPORATION,


                             a Delaware corporation,

                                       and

                                INTERLAND, INC.,

                             a Minnesota corporation



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ARTICLE 1.            SALE OF ASSETS AND CLOSING..............................1
         1.1      Assets to be Transferred to Purchaser.......................1
         1.2      Liabilities.................................................3
         1.3      Purchase Price; Escrow; Allocation..........................4
         1.4      Method of Conveyance........................................5
         1.5      Closing.....................................................5
         1.6      Adjustments to Purchase Price...............................5
         1.7      Determination of Adjustments................................5
         1.8      Further Assurances; Post-Closing Operations.................7
ARTICLE 2.            REPRESENTATIONS AND WARRANTIES OF SELLER................8
         2.1      Organization of Seller......................................8
         2.2      Authority...................................................8
         2.3      No Conflicts................................................8
         2.4      No Consents.................................................8
         2.5      Taxes.......................................................9
         2.6      Legal Proceedings...........................................9
         2.7      Legal Compliance...........................................10
         2.8      ERISA Matters..............................................10
         2.9      Title to Assets; Business..................................10
         2.10     Intellectual Property Rights...............................10
         2.11     Material Contracts.........................................12
         2.12     Insurance..................................................12
         2.13     Financial Statements.......................................12
         2.14     Accounts Receivable........................................12
         2.15     Condition of Tangible Assets...............................13
         2.16     Affiliate Transactions.....................................13
         2.17     Environmental Matters......................................13
         2.18     Debt Instruments...........................................13
         2.19     Employee Agreements........................................13
         2.20     Sufficiency of Assets......................................14
         2.21     Brokers....................................................14
         2.22     Disclosure.................................................14
ARTICLE 3.            REPRESENTATIONS AND WARRANTIES OF PURCHASER............15
         3.1      Organization...............................................15
         3.2      Authority; Non-Contravention...............................15
         3.3      No Consents................................................15
         3.4      Brokers....................................................15
         3.5      Funds......................................................15
ARTICLE 4.            COVENANTS OF SELLER....................................15
         4.1      Further Actions; Consents..................................15
         4.2      Covenant Not to Hire Purchaser's Other Employees...........17
         4.3      Seller's Noncompetition Covenant...........................17
         4.4      Subsidiaries...............................................18
         4.5      Purchaser's Use of "Interland" Name and Seller's Logo......18
         4.6      Cooperation with Post-Closing Audit........................18
         4.7      Cooperation as to Certain Intellectual Property............18

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ARTICLE 5.            COVENANTS OF PURCHASER.................................19
         5.1      No Additional Representations..............................19
         5.2      Employees..................................................19
         5.3      Benefits Matters...........................................19
         5.4      Sales and Transfer Taxes...................................20
         5.5      Covenant Not to Hire Seller's Other Employees..............20
         5.6      Guarantee..................................................21
ARTICLE 6.            CLOSING DELIVERIES OF SELLER...........................21
         6.1      Tax Affidavit..............................................21
         6.2      Other Documents............................................21
ARTICLE 7.            INDEMNIFICATION AND SURVIVAL...........................21
         7.1      Indemnification by Seller..................................21
         7.2      Indemnification by Purchaser...............................21
         7.3      Notice and Defense of Third-Party Claims...................22
         7.4      Limits on Indemnification..................................22
         7.5      Survival of Representations and Warranties and Agreements..22
         7.6      Exclusive Remedy...........................................22
         7.7      Liability Limitation.......................................23
ARTICLE 8.            DEFINITIONS............................................23
         8.1      Definitions................................................23
ARTICLE 9.            MISCELLANEOUS..........................................30
         9.1      Notices....................................................30
         9.2      Entire Agreement...........................................31
         9.3      Expenses...................................................31
         9.4      Attorneys' Fees............................................31
         9.5      Public Announcements.......................................31
         9.6      Confidentiality............................................32
         9.7      Waiver and Amendment.......................................32
         9.8      Successors and Assigns; No Third Party Beneficiaries.......32
         9.9      Dispute Resolution.........................................33
         9.10     Incorporation of Schedules.................................33
         9.11     Headings...................................................33
         9.12     Interpretation.............................................33
         9.13     Governing Law..............................................34
         9.14     Counterparts...............................................34
         9.15     Jurisdiction; Agents for Service of Process................34
         9.17     Disclosure.................................................34
         9.18     Individuals................................................34
         9.19     Books and Records..........................................34
         9.20     Cooperation................................................35


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     This ASSET  PURCHASE  AGREEMENT  dated as of August 31,  2005,  is made and entered into by and among Peer 1 Acquisition Corporation, a Delaware corporation
("Purchaser")  and  INTERLAND,   INC.,  a  Minnesota   corporation   ("Seller").
Capitalized  terms not otherwise  defined  herein have the meanings set forth in
Article 8.

     WHEREAS, as part of its web hosting business line, Seller owns and operates a line of products and services, including dedicated server, managed dedicated server and complex managed dedicated server services that provide Dedicated Hosting Services ("Business"); and

     WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of the assets that are necessary or incidental for the daily operation of the Business by Purchaser following Closing, and in connection therewith, Purchaser has agreed to assume certain enumerated liabilities of Seller relating to the Business, all on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                           SALE OF ASSETS AND CLOSING

     1.1 Assets. (a) Assets to be Transferred to Purchaser. On the terms and subject to the conditions set forth in this Agreement, Seller, on behalf of itself and its Subsidiaries (as defined below in Section 1.4(b)), hereby agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser hereby agrees to purchase and pay for, at the Closing, free and clear of all Liens other than Permitted Liens, all of Seller's and the Subsidiaries' right, title and interest in, to and under the assets of Seller and the Subsidiaries used primarily in the Business that are set forth on Schedule 1.1 hereto, including, without limitation the following (collectively, together with the Intellectual Property to be licensed or sublicensed to Purchaser pursuant to Section 1.1(b) below, the "Assets"):

     (i) All notes and accounts receivable derived from the operation of the Business, including prepaid payments made to Seller for services to be rendered by Purchaser post-Closing under any Contract;

     (ii) All prepaid and similar items connected with the Business, including all prepaid expenses, advance payments, security deposits, employee travel and expense advances and other prepaid items;

     (iii) All spare  parts  inventories  of the  Business  set forth in Section
(a)(iii) of Schedule 1.1;

     (iv) To the extent assignable, all leasehold interests used in the operation of the Business and owned leasehold improvements pertaining to the Leased Real Estate set forth in Section (a)(iv) of Schedule 1.1;

     (v) Subject to the leases covering the Leased Real Estate, all personal property currently owned by Seller and now or since September 1, 2004 used exclusively in the operation of the Business wherever located, including all


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machinery and equipment,  computer equipment and systems,  software,  materials, furniture, office equipment, cars, trucks and other vehicles set forth in Section (a)(v) of Schedule 1.1;

     (vi) All supplier lists pertinent to the Business, and all orders, contracts and commitments for the purchase of goods or services intended for use in the Business, including all such items relating to the purchase of capital assets, products and supplies, that are specifically set forth in Section
(a)(vi) of Schedule 1.1;

     (vii) All customer lists applicable to the Business and all purchase orders, contracts, commitments and proposals for the sale of goods or services by the Business;

     (viii) All other orders, contracts and commitments pertaining to the Business, including all leases (whether or not capitalized), licenses (including the Outbound IP Licenses (as defined in Section 2.10 below), conditional sale or title retention agreements and guarantees, that are specifically set forth in Section (a)(viii) of Schedule 1.1 ("Contracts");

     (ix) The Intellectual Property owned by Seller or licensed by Seller from third parties and listed on Section (a)(ix) of Schedule 1.1; provided that with respect to licenses for third party intellectual property that are defined as Non-Material Contracts, Purchaser is obligated to obtain any required third party consents for assignment as set forth below;

     (x) All permits, franchises, licenses, bonds, approvals, qualifications and the like of the Business ("Permits") issued by any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local and all applications therefor pertaining to the Business, and that are set forth in Section (a)(x) of Schedule 1.1, all to the extent assignable without depriving Seller of any Permit required for Seller's conduct of its retained business following Closing;

     (xi) Copies of all business books and records of the Business, including copies of all financial, operating, inventory, personnel, payroll and customer records and all sales and promotional literature, correspondence and files; provided, however, that if any such books or records are subject to any legal privilege, the Parties agree to cooperate to protect such privilege to the extent practicable, and provided further that any such books and records shall not include any information relating to any Affiliates of Seller except to the extent reasonably necessary to enable Purchaser to conduct the Business as previously conducted by Seller; and

     (xii) All other assets, tangible or intangible, owned by Seller or the Subsidiaries that are predominantly used in the Business and listed in Section
(a)(xii) of Schedule 1.1.

     (b) Assets to be Licensed to Purchaser or to which Purchaser will have Access.

     (i) On the terms and subject to the conditions set forth in this Agreement and that certain Administrative Services Agreement dated as of the date hereof between Seller and Purchaser (the "Administrative Services Agreement"), Seller hereby agrees to grant a royalty-free, non-exclusive licenses to the Intellectual Property owned by Seller and listed on Section (b)(i) of Schedule
1.1 (which Intellectual Property will continue to be owned and used by Seller following Closing), which licenses may be transferred by Purchaser in connection with a future sale of the Business subject to the licenses to Purchaser granted in this Section 1.1(b)(i). The license granted hereunder shall be perpetual with respect to the software source code identified in Section (b)(i) of Schedule 1.1, provided that the perpetual license shall not apply to any third party


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products  identified in Section  1.1(b)(ii) which may be embedded in such source code. Seller is not making any representations or warranties with respect to which portions of such source code are covered by the license; and

     (ii) Pursuant to the terms of the Transition Agreements, Seller shall provide Purchaser with access to, or the ability for its customers to use, the third party Intellectual Property licensed by Seller from third parties listed on Section 1.1 (b)(ii) of Schedule 1.1, to the extent permitted by such third party licenses. Seller shall continue to retain the license to, and continue to use, the foregoing Intellectual Property following Closing.

     (c) Excluded Assets.  Notwithstanding anything to the contrary contained in
Section 1.1 or elsewhere in the  Agreement,  the assets listed in Section (c) of
Schedule 1.1 (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller, or the Subsidiaries, after the Closing.

     1.2 Liabilities.

     (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser hereby agrees to assume and to pay and perform and discharge when due the obligations of Seller under the Contracts specifically listed on Schedules
1.1 and 2.11, excluding any obligations of Seller under such Contracts which obligations result from Seller's violation or breach of any such Contract, and all liabilities taken into account in the Closing Working Capital Amount that are specifically set forth on Schedule 1.2(a) (collectively, the "Assumed Liabilities"), and no others.

     (b) Retained Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities or obligations of Seller or its Affiliates (including, without limitation, those related to the Business) of any kind, character or description whatsoever, whether actual or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date of the Agreement (the "Retained Liabilities"). Seller hereby acknowledges that it is retaining the Retained Liabilities, and Seller agrees to pay, discharge and perform all such liabilities and obligations promptly as and when due. Without limiting the generality of the foregoing, Purchaser shall not assume or be obligated to pay, perform or discharge any liabilities, obligations or commitments of Seller or its Affiliates relating to or arising out of any of the following, whether or not disclosed in any schedule to this Agreement:

     (i) Transaction Documents. All liabilities and obligations arising out of Seller's obligations under this Agreement and the other documents executed in connection with the transactions contemplated herein;

     (ii) Taxes. All liabilities for current and deferred federal, state and local Taxes of Seller or its Affiliates.

     (iii) Indebtedness. All liabilities and obligations to repay indebtedness for borrowed money incurred by Seller, or any of its Affiliates including applicable lines of credit and guarantees of third party obligations;


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     (iv)  Professional  Fees. All  liabilities and obligations of Seller or its
Affiliates for fees, costs and expenses of attorneys, independent public accountants, investment bankers or other representatives incurred in connection with the negotiation, preparation or consummation of this Agreement and the transactions contemplated herein;

     (v) Litigation. All liabilities and obligations of Seller or its Affiliates relating to the Business arising out of any Action based on any state of facts or events occurring on or prior to the Closing Date;

     (vi) Employment Matters. All liabilities and obligations of Seller or its Affiliates for any workers' compensation, Taxes or withholdings or similar items and any wages, bonuses, commissions, sick pay or vacation payments, severance payments or other compensation arising or accruing on or prior to the Closing Date;

     (vii) Employee Plans. All liabilities or obligations of Seller or its Affiliates, arising prior to, on or after the Closing, to provide benefits to former or current employees of Seller and their dependents under any employee benefit plan of Seller and any other benefit or compensation plan, fund, arrangement or agreement of Seller; and

     (viii) Violation of Law. Any violation or non-compliance with any Laws by Seller or its Affiliates relating to the operation of the Business prior to Closing, and any liabilities or obligations of Seller or its Affiliates under any Environmental Laws due to past or present actions, activities of Seller or its Affiliates, or any, circumstances, conditions, events or incidents created by Seller or its Affiliates, including the release, emission, discharge, presence or disposal of any Hazardous Substance.

     1.3 Purchase Price; Escrow; Allocation.

     (a) Purchase Price. The purchase price for the Assets and other obligations of Seller under this Agreement shall be Fourteen Million United States Dollars (US $14,000,000) (the "Purchase Price"), as adjusted in accordance with the provisions set forth in Sections 1.6 and 1.7. The Purchase Price shall be payable as follows (subject to such adjustments):

     (i) Cash Payment. At the Closing, the Purchaser shall deliver to Seller an amount equal to the Purchase Price (as adjusted pursuant to Section 1.7(a)) less the Escrow Amount (as defined in Section 1.3(a)(ii) below (the "Cash Payment") by wire transfer of immediately available United States funds to such bank account as Seller designates to Purchaser in writing.

     (ii) Escrow. Concurrently with the Closing, Purchaser shall deposit an amount equal to 20% of the Purchase Price (prior to adjustment) (the "Escrow Amount") in escrow with a third party escrow agent mutually agreeable to Seller and Purchaser pursuant to an escrow agreement in substantially the same form as attached hereto as Exhibit A (the "Escrow Agreement").

     (b) Allocation. The parties agree that the Purchase Price, as adjusted hereunder, and all other amounts constituting consideration within the meaning of Section 1060 of the Code (the "Consideration"), shall be allocated among the Assets in accordance with Section 1060 of the Code. No later than thirty (30) days after the determination of the Working Capital Adjustment, the Purchaser shall cause to be prepared and delivered to the Seller a schedule allocating the Consideration to the Assets (the "Purchase Price Allocation"). The Seller shall have the right to review the Purchase Price Allocation and any work sheets and


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other papers  prepared in connection  with the Purchase  Price  Allocation.  The
Seller will be deemed to have accepted such Purchase Price Allocation unless it provides written notice of disagreement to the Purchaser within 15 days after the receipt of the Purchaser's Purchase Price Allocation. If the Seller timely provides such notice, the Purchaser and the Seller shall use commercially reasonable efforts to resolve any dispute between them concerning the Purchase Price Allocation. If Seller and Purchaser are able to resolve such dispute (or if Seller has accepted or has been deemed to accept the Purchase Price Allocation), the Purchaser and the Seller shall file or cause to be filed all Tax Returns (including IRS Form 8594) consistent with the Purchase Price Allocation, and neither the Purchaser nor the Seller (or any of their respective Affiliates) will take a position inconsistent with the Purchase Price Allocation on any Tax Return, in any proceeding before any taxing authority or otherwise. If a taxing authority disputes the Purchase Price Allocation, the party receiving notice of the dispute will promptly notify the other party hereto concerning such dispute. In the event there is any Purchase Price adjustment hereunder, the Purchaser and the Seller agree to adjust such Purchase Price Allocation to reflect such Purchase Price adjustment and to file consistently any Tax Returns required as a result of such Purchase Price adjustment. Notwithstanding anything herein to the contrary, if the parties do not agree to the Purchase Price Allocation, neither party shall be obligated to utilize the Purchase Price Allocation of the other in the preparation of any Tax Return.

     1.4 Method of Conveyance. (a) At the Closing, (i) Seller will assign and transfer to Purchaser good and valid title in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of good and sufficient instruments of conveyance, assignment and transfer (the "Assignment Instruments"), in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good and valid title to the Assets free and clear of any Liens other than Permitted Liens; (ii) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in Section 1.2(a) (the "Assumption Instruments"); (iii) Purchaser and Seller shall enter into: the several transition agreements in the form of Exhibit B hereto (collectively the "Transition Agreements").

     (b) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the right, title and interest in the Assets set forth on
Schedule 1.4(b) are owned by subsidiaries of Seller listed on such schedule (the "Subsidiaries"), which Assets shall be transferred at Closing in accordance with
Section 4.4.

     1.5 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on August 31, 2005, 2005 (the "Closing Date"), at the offices of Arnall Golden Gregory LLP, Atlanta, Georgia at 10:00 a.m. The Closing shall be deemed effective as of 11:59 p.m., Atlanta time, on the Closing Date.

     1.6 Adjustments to Purchase Price. The Purchase Price shall be (i) increased on a dollar-for-dollar basis by the excess, if any, of the Closing Working Capital Amount over the Target Working Capital Amount and (ii) decreased on a dollar-for-dollar basis by the excess, if any, of the Target Working Capital Amount over the Closing Working Capital Amount (the "Working Capital Adjustment").

     1.7 Determination of Adjustments. (a) At Closing, Seller shall deliver to the Purchaser an officer's certificate, certifying as to (i) the estimated Closing Working Capital Amount (the "Seller Statement of Adjustments"), as of August 31, 2005 the "Adjustment Date", which certificate shall be accompanied by a statement of such amount prepared in good faith from the books and records of


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the Business in  accordance  with the  methodology  used to prepare Annex A. The
Purchase Price payable at the Closing shall be determined using the Seller Statement of Adjustments.

     (b) As soon as practicable, but in any event within 60 days after the Closing Date, the Purchaser shall cause to be prepared and delivered to the Seller a statement (the "Purchaser Statement of Adjustments") certifying as to the Purchaser's determination of (i) the Closing Working Capital Amount as of the Closing Date, prepared in good faith from the books and records of the Business in accordance with the methodology used to prepare Annex A. The Purchaser Statement of Adjustments shall certify the amount payable by the Seller to the Purchaser, or by the Purchaser to the Seller, pursuant to Section 1.7(e).

     (c) Upon receipt of the Purchaser Statement of Adjustments, the Seller shall have the right during the succeeding 15-day period (the "Review Period") to examine the Purchaser Statement of Adjustments, and all books and records used to prepare the Purchaser Statement of Adjustments. If the Seller objects to the Purchaser's determination of the Closing Working Capital Amount, they shall so notify the Purchaser in writing (such notice, a "Disagreement Notice") on or before the last day of the Review Period, setting forth a specific description of the Seller's objection and the amount of the adjustment to the Purchaser's determination of such amounts and allocation which the Seller reasonably believes should be made. If no Disagreement Notice is delivered within the Review Period, the Purchaser Statement of Adjustment shall be deemed to have been accepted by the parties hereto. The Purchaser will, and will cause the Business to, provide the Seller full access (during normal business hours and upon reasonable prior notice to Purchaser) to the books, ledgers, files, reports and operating records of the Business and the then current employees of the Business, and will fully cooperate in allowing Seller to review the Purchaser Statement of Adjustments. Any amounts and allocation that are not in dispute shall be paid promptly (and prior to the resolution of any amounts that are in dispute) in accordance with Section 1.7(e) and Section 1.7(f).

     (d) Dispute Resolution.

     (i) In the event that a Disagreement Notice is delivered in accordance with
Section 1.7(c), the Purchaser and the Seller shall attempt to resolve the objections set forth therein within 30 days of receipt of such Disagreement Notice. The objections set forth in the Disagreement Notice that are resolved by the Purchaser and the Seller in accordance with this Section 1.7(d)(i) shall collectively be referred to herein as the "Resolved Objections." The Purchaser Statement of Adjustments shall be adjusted to reflect any Resolved Objections. Any amounts that constitute Resolved Objections shall be paid promptly (and in any event no later than three (3) Business Days following such resolution in accordance with Section 1.7(e) and Section 1.7(f)).

     (ii) If the Purchaser and the Seller are unable to resolve all the objections set forth in the Disagreement Notice within such 30-day period they shall jointly submit such disagreement within five days of the end of such 30-day period to Deloitte & Touche LLP(Atlanta office), or another mutually agreeable nationally recognized audit firm that has not been engaged by any of the parties hereto (or their respective Affiliates) within a period of three years prior to the date hereof (the "CPA Firm"). If the Purchaser and Seller cannot agree on the appointment of the CPA Firm, then the CPA Firm shall be drawn by lot from the names of an equal number of nationally recognized audit firms submitted by the Purchaser and Seller hereto that have not been engaged by any of the parties hereto (or their respective Affiliates) within a period of three years prior to the date hereof. The CPA Firm shall review the objections set forth in the Disagreement Notice that are not Resolved Objections


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(collectively,  the  "Differences").  The CPA Firm  shall  determine,  only with respect to Differences submitted to the CPA Firm, the Closing Working Capital Amount prepared from the books and records of the Business in accordance with GAAP Practices. The CPA Firm shall be instructed to make its determination promptly after its appointment. The Purchaser and the Seller shall each pay 50% of the fees and disbursements of the CPA Firm. The Purchaser and the Seller shall, and the Purchaser shall cause the Business to, provide to the CPA Firm full cooperation. The CPA Firm's resolution of the Differences shall be conclusive and binding upon the parties, except in the case of manifest error. The Differences as resolved by the CPA Firm in accordance with this Section 1.7(d)(ii) shall collectively be referred to herein as the "CPA-Determined Differences."

     (e) The Closing Working Capital Amount as finally determined in accordance with Section 1.7(c) and (d), shall be used to recalculate the adjustment, if any, to the Purchase Price initially made pursuant to the Section 1.7(a).

     (f) On or before the fifth day following (or, if not a Business Day, on the next Business Day) the latest to occur of (x) the 30th day following receipt by the Seller of the Purchaser Statement of Adjustments, (y) the resolution by the Purchaser and the Seller of all objections set forth in the Disagreement Notice, if any, and (z) the resolution by the CPA Firm of all Differences, if any, the recalculation required by Section 1.7(e) shall be made and the Purchaser shall pay to the Seller the amount of any increase in the Purchase Price beyond that received by the Seller in the aggregate prior thereto, or the Seller shall return to the Purchaser the excess amount of the Purchase Price received by the Seller in the aggregate prior thereto (in either case, a "Purchase Price Adjustment Payment"). A Purchase Price Adjustment Payment shall be made (i) in the case of a payment to the Purchaser, by the Seller by wire transfer of immediately available funds to a bank account or accounts designated by the Purchaser and (ii) in the case of a payment to the Seller, by the Purchaser by wire transfer of immediately available funds to a bank account or accounts designated by the Seller.

     1.8 Further Assurances; Post-Closing Operations. (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets. Except as otherwise provided herein, after the Closing Purchaser shall have sole and absolute discretion over the operation of the Business or as provided in the Transition Agreements, and exploitation and disposition of the Assets.

     (b) At any time or from time to time after the Closing, Purchaser shall not prohibit those persons who at the time of Seller's request for assistance, with reasonable notice, are employed by Purchaser and listed on Schedule 1.8(b) ("Cooperating Employees") from assisting Seller in the defense of the law suits listed opposite their name on Schedule 1.8(b). Purchaser shall grant those Cooperating Employees time off from work to provide such assistance to Seller, and Seller shall reimburse Purchaser for any reasonable expense Purchaser incurs as a result thereof. Purchaser will also reasonably cooperate with Seller in making available any of Purchaser's employees, who were formerly employed by Seller, whom Seller may need to assist it in the defense of any post-Closing litigation, provided that Seller shall reimburse Purchaser for any reasonable expense Purchaser incurs as a result thereof.

                                   ARTICLE 2.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller (for  purposes of Section  2.3(c),  2.4, 2.5,  2.9,  2.10,  2.11 and
Section 2.17 only, the definition of the term "Seller" shall include the Subsidiaries of Seller that own the Assets set forth on Schedule 1.4(b)) hereby represents and warrants to Purchaser as follows:

     2.1 Organization of Seller. Seller (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota and (ii) has full power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets.

     2.2 Authority. Seller has full power and authority, on behalf of itself and its Subsidiaries, to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the board of directors of the Seller, no other corporate action on the part of Seller or any of its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller and its applicable subsidiaries enforceable against them, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and subject to limitations imposed by general equitable principles.

     2.3 No Conflicts. The execution and delivery by Seller of this Agreement do not, and the execution and delivery by Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a)  conflict  with or result in a violation or breach of any of the terms,
conditions  or  provisions  of  the  Certificate  of  Incorporation   (or  other
comparable corporate charter documents) of Seller;

     (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of its Assets; or

     (c) subject to the Consents referred to in Section 2.4 and except in respect of Contracts relating to services to be provided pursuant to the Transition Agreements, (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of its Assets under, any Material Contract or License to which Seller is a party or by which any of its Assets is bound, which, in the case of clause (b) above and this clause (c), would have a Material Adverse Effect on the Business or Assets.

     2.4 No Consents. No permit, consent, approval, novation, authorization or other Order of or filing with any Governmental or Regulatory Authority or any other Person is required with respect to Seller (or its Affiliates) in connection with the execution, delivery and consummation of this Agreement and the Operative Agreements, or the actions of Seller contemplated hereby, or to permit Purchaser to continue to conduct the Business as it is currently conducted following the purchase of the Assets by Purchaser pursuant hereto, except for (a) compliance with any applicable requirements of the Securities Act and the Exchange Act, (b) the consents to the assignment of the Material Contracts listed on Schedule 2.4 attached hereto and (c) any other permits, consents, approvals, novations, authorizations and other filings or orders (i) relating to Non-Material Contracts (as defined in and subject to Section 4.1(b)(ii)) or (ii) which, if not obtained from such respective contracting party or made, would not have individually or in the aggregate a Material Adverse Effect on the Business or the Assets.

     2.5 Taxes. Except as disclosed on Schedule 2.5, there are no pending or, to the Knowledge of Seller threatened, actions or proceedings, assessments or collections of Taxes of any kind with respect to the Business that could subject Purchaser to any liability for Taxes for any period (or portion thereof) ending or prior to the Closing Date or could impair any of the Assets.

     (a) There are no Liens for Taxes upon any of the Assets or any property with respect to the Business, except for Permitted Liens.

     (b) None of the Assets is property (i) which Seller or Purchaser is or will be required to treat as owned by another person pursuant to the provisions of
Section 168(f) of the Internal Revenue Code of 1954 (as in effect immediately prior to the Tax Reform Act of 1986); (ii) is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code; (iii) is property used predominately outside the United States within the meaning of Prop. Treas. Reg. ss. 1.168-2(g)(5); or (iv) is "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

     (c) Except as disclosed on Schedule 2.5, there are no unpaid Taxes of the Seller for which Purchaser may become liable.

     (d) Schedule 2.5 discloses all jurisdictions in which the Business is doing business and where it is required to file Tax Returns.

     (e) The Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

     (f) Purchaser is not required to withhold from the Purchase Price any amounts for Taxes of Seller.

     2.6 Legal Proceedings. As of the date of this Agreement, except as set forth on Schedule 2.6, there is no suit, action, hearing claim, audit, compliance review, legal, administrative, arbitration, citation, unfair labor practice charge, employment discrimination charge or other proceeding pending or, to the Knowledge of Seller, threatened, nor to the Knowledge of Seller, any investigation pending or threatened affecting the Business, Seller or any of the Assets before any Governmental or Regulatory Authority which would have a Material Adverse Effect on the Business or the Assets or that would reasonably be expected to materially adversely affect the ability of Seller to consummate the transactions contemplated hereby; and there is no judgment, decree, injunction, ruling, award, charge, Order or writ of any Governmental or Regulatory Authority outstanding against, binding upon or involving the Business or the Assets. Neither Seller nor, to Seller's Knowledge, any of its directors, officers or employees is currently charged with or, to Seller's Knowledge, is currently under such investigation with respect to, any violation of any provision of any legal Rule in respect of the Business.

     2.7 Legal Compliance. Except with respect to Taxes and Environmental Laws which are subject to Section 2.5 and 2.17, respectively, Seller is in compliance with all Legal Rules applicable to it, except for violations which in the aggregate would not have a Material Adverse Effect with respect to the Business or the Assets, or materially impede Purchaser's ability to use and enjoy the Assets in a manner substantially similar to the manner in which the Assets were used and enjoyed by Seller in its conduct of the Business. Seller owns, holds or possesses or lawfully uses in its operation of the Business all permits, certificates, licenses, approvals and other authorizations ("Authorizations") required in connection with the operation of the Business as now conducted, all of which are valid and effective, except for those which in the aggregate, if not obtained or valid and effective, would not have a Material Adverse Effect on the Business or the Assets. All such Authorizations are listed and described on
Schedule 2.7. Seller shall be solely responsible for all notices and payment obligations arising under the Worker Adjustment and Retraining Act or any comparable state or local law with respect to the termination or layoff by Seller of any of the employees of the Business which occurs on or before the Closing. Seller further agrees to indemnify and hold Purchaser harmless for any costs, legal fees, liability or damages or claims asserted against Seller arising out of Seller's failure to provide the required notices or payments with respect to such terminations or layoffs.

     2.8 ERISA Matters. Purchaser will incur no liability with respect to, or on account of, and Seller will retain any liability for, and on account of, any Benefit Plan. Except as set forth on Schedule 2.8, neither Seller nor any of its Affiliates has, since August 31, 2001, with respect to any Employee, maintained or contributed to, or been obligated or required to contribute to, any Plan. Seller has complied, in all material respects, with its obligations (including obligations to make contributions) in respect of the Benefit Plans, there is no material outstanding liability of Seller or any of its respective Affiliates to any such Benefit Plan and all such Benefit Plans are, to the extent required by applicable law, fully funded to meet potential claims for benefits by such employees and any former employee. Neither Seller nor any of its Affiliates has or has had, any liability, contingent or otherwise, (i) under a multiemployer plan as defined in Section 3(37) of ERISA, (ii) under any Plan or arrangement that provides post-retirement welfare benefits except as may be required under
Section 4980B of the Code, or (iii) under any Plan that is subject to Title IV of ERISA or Section 412 of the Code.

     2.9 Title to Assets; Business. Seller owns all right, title and interest in, and has good title to, or in the case of leased Assets, a valid leasehold interest in, all of the Assets, free and clear of any and all Liens, except for Permitted Liens and except as set forth on Schedule 2.9. With regard to leasehold interests in real property used in the operation of the Business ("Leased Real Estate"), Seller enjoys peaceful possession of the Leased Real Estate. Except in respect of services to be provided pursuant to the Transition Agreements and except as set forth on Schedule 2.9, the sale of the Assets by Seller, including by subsidiaries of Seller set forth on Schedule 1.4(b), to Purchaser pursuant to this Agreement will effectively convey the Assets to Purchaser which are solely used in the Business as currently conducted and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller, by any of Seller's Affiliates or Associates or by others) solely in connection with the conduct of the Business as currently conducted by Seller.

     2.10 Intellectual Property Rights. The Intellectual Property necessary to the conduct of the Business as conducted by Seller immediately prior to Closing is included in the Assets, except for the Excluded Intellectual Property (as defined in Section 4.7). All of the Intellectual Property included in the Assets is either the sole and exclusive property of Seller (the "Owned Intellectual Property") as set forth in Sections 1.1(a) and 1.1(b)(i) and Schedules 1.1(a)(ix) and 1.1(b)(i) or is the subject of an appropriate license from third parties in favor of Seller under a contract (the "Licensed Intellectual
Property") as set forth in Sections 1.1(a) and 1.1(b)(ii) and Schedules 1.1(a)(ix) and 1.1(b)(ii). Schedule 2.10 sets forth all material Intellectual Property related to or used in the Business, including, without limitation, (1) trademarks, service marks, trade names and the like, including all common law marks, (2) patents, patent renewals and renewal rights, extension patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn or resubmitted). Seller has not granted any third party any license to use the Owned Intellectual Property except for: (1) incidental licenses granted to customers of Seller for the purpose of permitting customers to utilize the services provided by Seller to such customers as part of the Business, (2) incidental licenses granted to Seller's vendors who provide services to Seller's customers and who may be deemed to have used the Owned Intellectual Property as part of the provision of such services, and (3) such licenses as are disclosed in Schedule 2.10 (collectively, "Outbound IP Licenses"). The Outbound IP Licenses granted to Seller's vendors and customers are limited to use by customers in connection with Seller's services or use by vendors in connection with delivering services to Seller or Seller's customers. With respect to the Owned Intellectual Property, (i) Seller has, except for the Outbound IP Licenses, the exclusive right to use the Owned Intellectual Property included in the Assets, (ii) all registrations with and applications to Governmental or Regulatory Authorities required in respect of such Owned Intellectual Property are valid and in full force and effect and, as of the Closing Date, all Taxes or maintenance fees or the taking of any other actions by Seller required to maintain their validity or effectiveness have been paid or taken, (iii) there are no restrictions on the direct or indirect transfer of such Owned Intellectual Property, (iv) Seller will deliver to Purchaser, on or within fifteen (15) business days after the execution of this Agreement, documentation, to the extent existing, with respect to any invention, process, design, computer program or other know-how or trade secret included in such Owned Intellectual Property, which documentation is accurate in all material respects, (v) Seller has taken security measures that Seller deems reasonable to protect the secrecy, confidentiality and value of any of its trade secrets included in the Owned Intellectual Property, provided, however, that such security measures were, in any event, as reasonably protective as the security measures Seller has taken with respect to its other confidential information and trade secrets, (vi) to the Knowledge of Seller, no such Owned Intellectual Property is being infringed by any other Person, (vii) to the Knowledge of Seller, no third party has asserted ownership rights in such Owned Intellectual Property, except as disclosed in Section 2.6, and (viii) no action is pending or, to the Knowledge of Seller, threatened, that seeks to limit, cancel or question the validity of Seller's right to own or use such Owned Intellectual Property except as disclosed in Schedule 2.6. With respect to the Licensed Intellectual Property and the Outbound IP Licenses, (a) Seller's conduct of the Business prior to the Effective Date is in material compliance with respect to any applicable contract governing the use of such Licensed Intellectual Property or Outbound IP Licenses, (b) Seller has received no notice from any party to an applicable contract that it is in breach of any material obligations in such contract, (c) to the Knowledge of Seller, there are no registrations with and applications to Governmental or Regulatory Authorities required in respect of such Licensed Intellectual Property or Outbound IP Licenses, (d) Seller will deliver to Purchaser, on or within fifteen (15) business days after the execution of this Agreement, all documentation in its possession relating to such Licensed Intellectual Property or Outbound IP Licenses; provided that Seller makes no representation as to the accuracy or completeness of such documentation, and (e) to the Knowledge of Seller, no party to any license agreement relating to Licensed Intellectual Property or Outbound IP Licenses is, or is alleged to be, in breach or default thereunder. Except as disclosed in Schedule 2.10, the use of the Assets and the operation of the Business does not infringe upon any Intellectual Property right of any third party, and no former or current employee, agent, consultant or independent contractor involved in the conception or development of Owned Intellectual Property has a valid claim of ownership to the Owned Intellectual Property. Except as otherwise provided in Schedule 2.6 or 2.10, Seller has not received notice that Seller is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to Seller's Knowledge, has been made upon Seller to such effect that has not been resolved and, to Seller's Knowledge, Seller is not infringing any Intellectual Property of any other Person in connection with the conduct of the Business.

     2.11 Material Contracts. As of the date hereof, Schedule 2.11 sets forth those written contracts, agreements, leases, licenses or instruments relating to the Business for which similar services and products are not readily commercially available from providers other than the current contracting party thereto or which are otherwise material to the operation of the Business (each a "Material Contract" and collectively the "Material Contracts"). Each Material Contract and, to the Knowledge of Seller, each Non-Material Contract (i) is valid, binding, enforceable and in full force and effect in accordance with its terms, (ii) subject to obtaining any necessary consents in respect thereto in accordance with Section 4.1 hereof, the consummation of the transactions contemplated herein will not affect the validity, binding nature or enforceability thereof, (iii) the Seller is not, and to Seller's Knowledge the other party thereto is not, in default thereof and (iv) to Seller's Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration thereunder.

     2.12 Insurance. As of the date hereof, Seller holds and maintains the liability, property, workers' compensation and other insurance policies listed on Schedule 2.12, which are in effect and insure the Business, the Employees or the Assets. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and Seller has not received any written notice of cancellation or termination in respect of any such policy or is in default thereunder. Neither Seller nor, to Seller's Knowledge, the Person to whom such policy has been issued has received written notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Purchaser acknowledges that effective upon the Closing none of the insurance policies set forth on Schedule 2.12 will be transferred to Purchaser and that from and after Closing none of such policies will cover any of the Business, Assets or Affected Employees.

     2.13 Financial Statements. Seller has made available to Purchaser copies of
(i) the unaudited pro forma financial statements of Seller, consisting of the pro forma working capital statements for the monthly periods between June 30, 2004 and July 31, 2005 (such working capital statement as of July 31, 2005 is referred to herein as the "Interim Working Capital Statement"), and the partial pro forma profit and loss statement for the period from March 31, 2004 through July 31, 2005 (together with the Interim Working Capital Statement, the "Financial Statements"). The partial pro forma profit and loss statement contained in the financial statements presents fairly in all material respects, the results of operations of the Business for the period covered thereby, subject, in the good faith belief of Seller, only to the exceptions set forth on
Schedule 2.13. The Interim Working Capital Statement, with respect to the Assets and the Assumed Liabilities, presents fairly in all material respects, the working capital of the Business as of its date and, to the extent possible, was prepared on a consistent basis with the other Financial Statements.

     2.14 Accounts Receivable. Except as set forth on Schedule 2.14, to Seller's Knowledge all accounts receivable of the Business that are reflected on the Interim Working Capital Statement (collectively, the "Accounts Receivable") to the extent outstanding as of the Adjustment Date represent valid obligations arising from sales actually made or services actually performed in the ordinary course of the Business. The reserves shown in the Interim Working Capital Statement have been calculated based on Seller's historical experience and are, to Seller's Knowledge, adequate for the continued operation of the Business from and after Closing in the manner conducted by Seller prior to Closing. To the Knowledge of Seller, there is no reasonable basis for concluding that the Accounts Receivable net of such reserve would not be collectible by Seller if

Seller were to continue to conduct the Business.. The Accounts Receivable aging report attached hereto as part of Schedule 2.14 is accurate at and as of July 31, 2005, and which report shall be updated as of the Closing Date and delivered to Purchaser within 5 days following the Closing.

     2.15 Condition of Tangible Assets. All material facilities, equipment and other material items of tangible property and assets that are included in the Assets are in the aggregate in operating condition and repair, subject to normal wear and maintenance, and are usable in the regular and ordinary course of business, except any such assets which are set forth on Schedule 2.15.

     2.16 Affiliate Transactions. Except as disclosed in Seller's Public Filings and other than with respect to Seller's wholly owned subsidiaries or as disclosed on Schedule 2.16, no officer, director, Affiliate or Associate of Seller or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate.

     2.17 Environmental  Matters. To Seller's Knowledge,  except as set forth on
Schedule 2.17 attached hereto, the present and former activities of Seller on all real property owned, leased or subleased related to the Business is in material compliance with all applicable Environmental Laws, and any regulation, order, decree, judgment or injunction entered, promulgated or approved thereunder, and Seller has received no notice of violation regarding, and Seller has no Knowledge of, any past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Hazardous Substance, which are reasonably likely to form the basis of any material liabilities or obligation of or claims against the Business under any Environmental Laws with respect to the Business. Seller has provided to Purchaser a copy of each assessment, report, , result of investigations or compliance audit, that is in the possession of the Seller or its consultants or contractors regarding the environmental condition of the Business or compliance (or noncompliance) by Seller with any Environmental Laws. The representations and warranties in this Section 2.17 are the sole and exclusive representations of the Seller concerning environmental matters.

     2.18 Debt Instruments. Seller has no debentures, notes, mortgages, indentures, guarantees, capitalized leases or other instruments related to the Business under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, in each case to which Seller is currently a party, has or may acquire rights or may become subject to any Liability or obligation or by which it or the Assets are bound. Seller is not a guarantor or otherwise indirectly or collaterally liable for any Liability related to the Business of any other Person. None of the Liabilities of the Business or of Seller incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person.

     2.19 Employee Agreements. Except as set forth on Schedule 2.19 and except for David Brown, no Employee has a written contract guaranteeing a term of employment or restricting Seller's right to terminate employment subject to applicable Laws. Except as set forth on Schedule 2.19, Employees are parties to a written agreement (a "Confidentiality Agreement"), under which each such person or entity (i) is obligated to disclose and transfer to Seller, without the receipt by such person of any additional value therefore (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for Seller, he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for Sellers may be concerned, or relate to or are connected with the Business, products or projects of Seller, or involve the use of the time, material or facilities of Seller, and (ii) is obligated to maintain the confidentiality of proprietary information of Seller. Except for the Confidentiality Agreements, Seller's severance policy and except as to David Brown and as set forth on
Schedule 2.19, there are no written or, to Seller's Knowledge, oral, contracts of employment between Seller and any Employee. To Seller's Knowledge, no Employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of Seller with regard to the Business or the Assets or that would conflict with the Business or the Assets. Neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by its Employees, will, to Seller's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such Employee is now obligated. To Seller's Knowledge, it is currently not necessary for Seller to utilize in the Business any inventions of any Employee made or owned prior to their employment by or affiliation with Seller, nor, to Seller's Knowledge, is it necessary to utilize any other assets or rights of any Employee made or owned prior to their employment with or engagement by Seller, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such Employee is a party or to which any of such assets or rights may be subject. To Seller's Knowledge, none of Seller's Employees, that has had knowledge or access to information relating to the Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer which has resulted in Seller's access to or use of such proprietary items included in the Assets, and Seller will not gain access to or make use of any such proprietary items in the Business, except to the extent that any such activities would not have a Material Adverse Effect on Seller, the Assets or the Business. As of the date of this Agreement, Seller is not a party to a collective bargaining agreement with any trade union, none of Seller's employees are members of a trade union certified as a bargaining agent with Seller and no proceedings to implement any such collective bargaining agreement or certifications are pending. Except as set forth on Schedule 2.19, there are no policies or agreements between Seller and any Employee with respect to payments to such Employee upon any change of control of Seller.

     2.20 Sufficiency of Assets. Except as set forth in Schedule 2.20, the Assets constitute all of the assets necessary, in conjunction with Purchaser's assets immediately prior to Closing, including those constituting Purchaser's corporate overhead, to operate the Business in the manner presently operated by the Seller.

     2.21 Brokers. Seller has no Liability, directly or indirectly, to pay any fees, commissions or other amounts to any of Seller's directors, officers or employees in connection with this Agreement or the transactions contemplated hereby or in connection with any sale of the Assets. Seller has no Liability, directly or indirectly, to pay any fees, commissions or other amounts to any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby or in connection with any sale of the Assets, except to Mirus Securities. Seller agrees to indemnify and hold harmless Purchaser for any such Liability.

     2.22 Disclosure. No representation or warranty made by Seller in this Agreement or in any of the Schedules or Exhibits appended hereto contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and/or lease all of its properties and assets, and to carry on its business as now being conducted.

     3.2 Authority; Non-Contravention. This Agreement, the Operative Agreements and the other agreements contemplated hereby to be executed by the Purchaser and Guarantor (as defined in Section 5.7) pursuant hereto have been duly executed and delivered by Purchaser and Guarantor, and constitute valid and binding obligations of Purchaser and Guarantor enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and subject to limitations imposed by general equitable principles. The Purchaser and Guarantor have full power and authority to execute and deliver and perform its obligations under this Agreement, the Operative Agreements and the other agreements contemplated herein to be executed by each of Purchaser and Guarantor. The execution and delivery by Purchaser and Guarantor of this Agreement does not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser and Guarantor of their obligations under this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Purchaser and Guarantor.

     3.3 No Consents. No permit, consent, approval, novation, authorization or other Order of or filing with any Governmental or Regulatory Authority or any other Person is required in connection with the execution, delivery and consummation of this Agreement and the other agreements contemplated hereby to be executed by Purchaser or Guarantor, as appropriate, or the actions of the Purchaser and Guarantor contemplated hereby.

     3.4 Brokers. Purchaser has no Liability, directly or indirectly, to pay any fees, commissions or other amounts to any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby. Purchaser agrees to indemnify and hold harmless Seller from any such liability.

     3.5  Funds.   Purchaser  has  sufficient  financial  resources  and  credit
available  on  market  terms  to  enable  it  to  consummate  the   transactions
contemplated by this Agreement.

                                   ARTICLE 4.

                               COVENANTS OF SELLER

     4.1  Further  Actions;  Consents.  Notwithstanding  its  inclusion  in this
Article 4, this Section 4.1 includes covenants of both Seller and Purchaser.

     (a) Except as otherwise provided in this Section 4.1, Sections 5.2, 5.3, 5.4, 5.5 and 5.6, or in the Transition Agreements, each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents, including specifically consents to the assignment of Material Contracts, and approvals and to effect all necessary registrations and filings.

     (b) Notwithstanding the foregoing, in respect of the Contracts (in each case other than leases related to the Leased Real Estate):

     (i) the parties acknowledge that prior to the date hereof, Seller has obtained and delivered to Purchaser consent to the assignment of those Material Contracts identified on Schedule 4.1(b);

     (ii) the parties acknowledge that some or all of the Contracts other than the Material Contracts (collectively, "Non-Material Contracts") may require the consent, approval or waiver of the other party thereto to such assignment;

     (iii) the parties agree that notwithstanding any such requirement as to consent to assignment of the Non-Material Contracts, Purchaser hereby waives the requirement that any such consent to assignment be obtained;

     (iv) Seller shall, during the 90-day period immediately following the Closing, use its commercially reasonable efforts, with the reasonable cooperation of Purchaser, to obtain consents in respect of the Non-Material Contracts. "Commercially reasonable efforts", for this purpose shall mean Seller's sending written consents, keeping Purchaser apprised of the results and otherwise reasonably cooperating with Purchaser and shall not include any action, amendment to, or the payment of any amount of money except as expressly required by the terms of, the Non-Material Contract;

     (v) the parties agree that to the extent that Seller has not obtained any consent to a Non-Material Contract during such 90-day period (A) Seller may terminate such Non-Material Contract in accordance with the terms thereof and pay all termination fees required in connection therewith and (B) Purchaser shall be solely responsible for obtaining replacement goods or services in respect thereof commencing from and after the Closing Date (provided that Purchaser shall indemnify Seller against any liability in any case where the consent to assignment of a customer contract is not obtained and the customer does not cancel the Contract and looks to Seller for performance ("Customer Claims"), in which case Purchaser shall perform such Contracts as an agent for Seller; and further provided that as to contracts associated with the operation of Seller's network, Purchaser shall be responsible for termination fees which could have been avoided by timely notification by Purchaser of its determination that such Contracts should terminate); and

     (vi) the parties agree that if the consent to the assignment of any Non-Material Contract is obtained but does not contain an express full release of Seller from Seller's direct and indirect obligations from and after the Closing under such Non-Material Agreement, to Seller's reasonable satisfaction, then Purchaser shall indemnify Seller in respect of any Losses incurred by Seller from and after the Closing Date in respect of any such Non-Material Contract.

     (vii) Notwithstanding the foregoing, with respect to the Leased Real Estate located in Fremont, California, the Purchaser and Seller shall concurrently herewith enter into the Rental Fund Escrow Agreement in substantially the form attached hereto as Exhibit C.

     (d) Seller and Purchaser covenant and agree that any customer who contacts Purchaser desiring Shared Hosting Services will be referred by Purchaser to Seller; and any customer who contacts Seller desiring Dedicated Hosting Services will be referred by Seller to Purchaser, provided that in the case of Seller, that Seller is not violating the terms of the Section 4.3 of this Agreement, and provided that in the case of Purchaser, that Purchaser is not Competing.

     (e) Seller and Purchaser covenant and agree that they will jointly attempt to categorize those internal support servers that are included in the Assets as either exclusive or non-exclusive to the Business. With respect to any internal support servers that are non-exclusive to the Business, either Party may, at its sole expense and to the extent allowed by any third party licenses, create a duplicate server for their own exclusive use.

     4.2 Covenant Not to Hire Purchaser's Other Employees. Seller hereby agrees with Purchaser that, except as otherwise agreed to in writing between Purchaser and Seller, for an eighteen (18) month period following the Closing Date, except with Purchaser's written consent, Seller shall not hire any person employed by Purchaser or its Affiliates in any capacity, except as provided in the Administrative Services Agreement. The foregoing, however, shall not in any way limit the ability of Seller to hire any person to become an employee of Seller if such person has been terminated by Purchaser at least six months prior to the date such person is hired by Seller.

     4.3 Seller's Noncompetition Covenant.

     (a) In consideration of the purchase of the Assets by Purchaser, Seller agrees that, from and after the Closing until the first anniversary of the of the Closing Date, Seller shall not and shall cause its Affiliates not to, within any area in which the Business is currently conducted, directly or indirectly, provide Dedicated Hosting Services to its customers, or, acquire, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, except on behalf of Purchaser (pursuant to the Transition Agreements or otherwise), or be connected in any manner with, any business advertising managed and/or unmanaged dedicated hosting services of the type and character engaged in and competitive with the Business conducted by Seller on the Closing Date ("Competitive Dedicated Hosting Services"). For these purposes, ownership of securities of 1% or less of any class of securities of a Person engaged in the business of providing Competitive Dedicated Hosting Services shall not be considered to be competition with the Purchaser;

     (b) In consideration of the purchase of the Assets by Purchaser, Seller agrees that, from and after the Closing until the second anniversary of the Closing Date, Seller shall not and shall cause its Affiliates not to, except on behalf of Purchaser (pursuant to the Transition Agreements or otherwise), directly or indirectly start, acquire, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business advertising Competitive Dedicated Hosting Services through marketing and sales efforts in which Seller uses the "Interland" name or other brand;

     (c) In consideration of the purchase of the Assets by Purchaser, Seller agrees that, from and after third anniversary of the Closing Date, Seller shall not and shall cause its Affiliates not to, within any area in which the Business is currently conducted, except on behalf of Purchaser (pursuant to the Transition Agreements or otherwise), directly or indirectly solicit the customers of the Business that were customers of the Business on the Closing Date;

     (d) Notwithstanding the foregoing, Purchaser acknowledges that (i) Seller owns and will continue to operate its business of Shared Hosting Services and that the provision of such services by Seller and its Affiliates shall not be deemed to constitute a violation of this Section 4.3; (ii) it shall not constitute a violation of this Section 4.3 if (A) Seller acquires a business that incidentally, and not as its principal business activity, provides Dedicated Hosting Services, provided that Seller has offered Purchaser the opportunity to acquire the customers receiving the Dedicated Hosting Services at the price at which it acquired such customer accounts, which offer shall be accepted or declined within sixty (60) days; or (B) if Seller is acquired, whether by stock sale, merger or other business combination, or sale of its assets, to a Person engaged in whole or in part in the business of providing Dedicated Hosting Services;

     (e) Notwithstanding the foregoing, Purchaser acknowledges and agrees that Seller may act as a reseller for Purchaser, when an enterprise distribution partner of Seller refers to Seller a customer who is seeking Dedicated Hosting Services or collocation service. Purchaser shall provide Seller with a 25% discount off of its standard rate for the applicable service provided to Seller pursuant to this Section 4.3(e).

     4.4 Subsidiaries. Seller covenants and agrees that it shall cause the Subsidiaries to transfer any and all interest in the Assets to Purchaser at Closing.

     4.5 Purchaser's Use of "Interland" Name and Seller's Logo. Purchaser shall be entitled to use the name "Interland" and Seller's logo only in accordance with the applicable provisions of the Administrative Services Agreement constituting a part of the Transition Agreement.

     4.6 Cooperation with Post-Closing Audit. Following the Closing, the Seller, and its Affiliates, shall reasonably cooperate with the audit of the Business conducted by the accounting firm of KPMG, or other accounting firm selected by the Purchaser, and provide such accounting firm with the information reasonably requested by such accounting firm, to the extent such information is in the possession of the Seller or its Affiliates without material expense or burden, in order for Purchaser and its accounting firm to create audited financial statements of the Business as a stand alone entity in compliance with GAAP
(which audit Purchaser anticipates completing within forty-five (45) days following the Closing Date). All fees and expenses of the accounting firm and other third parties engage by Purchaser in connection with the audit shall be paid by Purchaser.

     4.7 Cooperation as to Certain Intellectual Property. Following Closing, Seller shall cooperate, which cooperation shall not require Seller to incur any expense, with Purchaser as reasonably requested by Purchaser in acquiring from third parties rights to use: (i) the intellectual property licensed by Seller from third parties identified in Section 1.1(b)(ii), and (ii) the intellectual property licensed by Seller from third parties listed on Schedule 4.7, which intellectual property will not be assigned or sublicensed to Purchaser (collectively, the "Excluded Intellectual Property"). Seller agrees to provide up to one hundred (100) hours of consulting time (including, if requested by Purchaser, the time of Glen Hoffman or other Seller personnel reasonably selected by Purchaser) in order to consult with Purchaser with respect to appropriate back office systems, which may include consulting with respect to Seller's current back office systems. Such consulting shall be at no cost to Purchaser.

                                   ARTICLE 5.

                             COVENANTS OF PURCHASER

     5.1 No Additional Representations. Purchaser acknowledges that neither Seller nor any other person or entity acting on behalf of Seller or any Affiliate of Seller has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business, except as expressly set forth in the Agreement.

     5.2 Employees. Purchaser and Seller acknowledge and agree that Purchaser will not offer employment to any Employees on or prior to the Closing Date. Purchaser may, however, offer employment "at will" on or before ninety (90) days following the Closing Date to each of the Employees listed on Schedule 5.2 attached hereto (each employee receiving such offer, an "Offeree") with benefits described in Section 5.3, provided that each such Employee successfully completes Purchaser's pre-employment process which shall include but not be limited to testing for controlled substances and background screening. In the event any Affected Employee is terminated without Cause within one year after the Closing Date, Purchaser shall pay severance to such terminated employee in accordance with Seller's current severance policy as described on Schedule 5.3 attached hereto. As of the date hereof, none of the Employees listed on Schedule
5.2 is on a leave of absence pursuant to Seller's written leave of absence policy.

     5.3 Benefits Matters. (a) Purchaser shall, and shall cause its Affiliates to (if applicable), give the Affected Employees full credit for all purposes (including without limitation for purposes of eligibility to participate, eligibility to commence benefits and vesting, as applicable but not for purposes of benefit accrual under a Plan that is a defined benefit pension plan, if any) under any Plans, policies, practices or arrangements maintained by Purchaser or its Affiliates, for the Affected Employees' service with the Seller and its Affiliates and their respective predecessors to the same extent recognized by the Seller or its Affiliates, as applicable, immediately prior to the Closing.

     (b) Following the Closing, to the extent permitted by Purchasers' insurance carriers (after good faith negotiations by Purchaser with such carriers) and permitted by law, Purchaser shall ensure, and shall cause its Affiliates to ensure (if applicable), that:

     (i) no limitations or exclusions as to preexisting conditions, evidence of insurability or good health, or waiting periods are applicable to any Affected Employees or their dependents or beneficiaries under any welfare benefit plans in which such Affected Employees may be eligible to participate; and

     (ii) any costs or expenses incurred by Affected Employees (and their dependents or beneficiaries) during the calendar year in which the Closing occurs, up to and including the Closing Date, shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any welfare benefit plans in which the Affected Employees may be eligible to participate.

     (c) Purchaser shall and shall cause its Affiliates (if applicable) (i) to extend coverage to the Affected Employees under Plans and arrangements of Purchaser or its Affiliates on the same terms and conditions that such coverage is provided to similarly situated employees of Purchaser or its Affiliates, as applicable, and (ii) on the Closing Date, provide Affected Employees salary, commissions and bonus opportunities substantially equivalent to those provided to Affected Employees by Seller or its Affiliates immediately prior to Closing, provided however, that Purchaser reserves the right to adjust such salary, commissions and bonus opportunities thereafter.

     (d) Accrued Time Off. Schedule 5.3 sets forth a complete list of the accrued vacation and other earned time off for each Offeree as of the Closing Date. Each Affected Employee shall be credited under Purchaser's (or Purchaser's Affiliate's) vacation and other earned time off policy with the full amount of vacation and earned time off accrued by such Affected Employee but unused as of the Closing under the vacation policies of Seller applicable to such Affected Employee.

     (e) 401(k) Plans.

     (i) Purchaser hereby covenants that, as soon as practicable, but not later than ninety (90) days following the Closing (i) it shall take all steps reasonably necessary to effect the adoption of a tax-qualified retirement plan that provides eligible employees of Purchaser (including the Affected Employees) the opportunity to defer compensation pursuant to Section 401(k) of the Code (a "401(k) Plan"), and (ii) all Affected Employees shall be granted service credit, for purposes of eligibility and vesting under the Purchaser's 401(k) Plan, to the same extent that such Affected Employees were credited with service under the Seller's 401(k) Plan.

     (ii) Affected Employees who are participants in the Seller's 401(k) Plan shall, effective as of the date they become Affected Employees, cease to be eligible to participate in Seller's 401(k) Plan, and such Affected Employees shall have a fully vested and non-forfeitable interest in their account balances thereunder. As soon as practicable following the date that is ninety (90) days following the Closing, and following (A) delivery by Seller to Purchaser of the most current IRS determination letter regarding the tax-qualified status of Seller's 401(k) Plan and (B) delivery by Purchaser to Seller a favorable determination letter regarding the tax-qualified status of Purchaser's 401(k) Plan (or, if the Purchaser adopts a prototype or volume submitter 401(k) plan, a copy of the IRS opinion letter issued with respect to such prototype or volume submitter plan), Seller shall cause the trustee of Seller's 401(k) Plan to transfer to the Purchaser's 401(k) Plan all of the assets and liabilities of the Seller's 401(k) Plan that are attributable to Affected Employees. Unless otherwise agreed by Seller and Purchaser, the assets to be transferred shall be cash or promissory notes for loans made to Affected Employees under the terms of the Seller's 401(k) Plan. In the event the plan to plan transfer has not occurred by the first anniversary of the Closing Date, Affected Employees who are participants in Seller's 401(k) Plan may transfer their account balances in any manner permitted by Seller's 401(k) Plan.

     5.4 Sales and Transfer Taxes. Purchaser shall pay only the first One Hundred Thousand U.S. Dollars (US$100,000) of any sales, use, excise or gains taxes, documentary stamps or transfer taxes payable by reason of the transfer and conveyance of the Assets hereunder. Seller shall be responsible for payment of any additional such taxes. .

     5.5 Covenant Not to Hire Seller's Other Employees. Upon the consummation of the transactions contemplated hereby, Purchaser agrees with Seller that, for an eighteen (18) month period following the Closing Date, except with Seller's written consent, Purchaser shall not hire any person employed by Seller or its Affiliates in any capacity other than the Employees set forth on Schedule 5.2. The foregoing, however, shall not in any way limit the ability of Purchaser to hire any person to become an employee of Purchaser if such person has been terminated by Seller at least six months prior to the date such person is hired by Purchaser.

     5.6 Guarantee. Peer 1 Network Enterprises, Inc. ("Guarantor") hereby unconditionally guarantees the full and timely payment and performance by Purchaser of all obligations of Purchaser arising under this Agreement and all agreements delivered pursuant hereto.

                                   ARTICLE 6.

                          CLOSING DELIVERIES OF SELLER

     In addition to the other Closing deliveries required elsewhere in this Agreement.

     6.1 Tax Affidavit. At Closing, Seller shall deliver to Purchaser an affidavit of Seller's Chief Financial Officer, in form reasonably satisfactory to Purchaser, stating under penalties of perjury such Seller's United States taxpayer identification number and that such Seller is not a foreign person within the meaning of section 1445(b)(2) of the Code.

     6.2 Other Documents. Seller shall have furnished Purchaser with such other and further documents and certificates, including certificates of each of Seller's officers and others, as Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.



                                   ARTICLE 7.

                          INDEMNIFICATION AND SURVIVAL

     7.1 Indemnification by Seller. On and after the Closing Date, Seller shall defend, indemnify and hold harmless Purchaser, each of its Affiliates and each of their respective Affiliates, officers, directors, employees, agents, successors and assigns (collectively, "Purchaser's Indemnified Persons"), and shall reimburse Purchaser's Indemnified Persons, for, from and against, each and every demand, claim (including Customer Claims and other third party claims), fine, fee, penalty, deficiency, loss (which shall include any diminution in value), liability, judgment, and damage (including interest, costs and expenses, including court costs, fines, penalties, fees of accountants and other experts and other expenses of litigation, reasonable attorneys' fees) (each a "Loss," and collectively, "Losses") imposed on or incurred by Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any breach of any representation or warranty in any respect, whether or not Purchaser's Indemnified Persons relied thereon or had knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement, or any certificate or other document delivered or to be delivered pursuant hereto or relating to, resulting from or arising out of any Retained Liability or for any Taxes of the Seller for any period ending on or before the Closing.

     7.2 Indemnification by Purchaser. On and after the Closing Date, Purchaser shall defend, indemnify and hold harmless Seller and its Affiliates, officers, employees, agents, successors and assigns (Sellers and such other Persons, collectively "Seller Indemnified Persons") and shall reimburse Seller Indemnified Persons for, from and against all Losses imposed on or incurred by Seller Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any breach of any representation or warranty in any respect, whether or not Seller Indemnified Persons relied thereon or had knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of Purchaser under this Agreement or any certificate or other document delivered or to be delivered pursuant hereto, including without limitation Losses relating to, resulting from or arising out of any Assumed Liability.

     7.3 Notice and Defense of Third-Party Claims. If any action, claim or proceeding shall be brought or asserted by a third party against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 7 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that the representation by the same counsel is inappropriate.

     7.4 Limits on Indemnification. No claim may be made against Seller for indemnification hereunder unless the aggregate of all Purchaser Losses under the Agreement incurred exceed One Hundred Thousand Dollars (US $100,000) (the "Aggregate Basket"), at which time all amounts in excess of the Aggregate Basket may be claimed in full. In no event shall the Seller be required to indemnify Purchaser for Purchaser Losses under this Agreement which in the aggregate exceed sixty percent (60%) of the Purchase Price. Any claim by Seller for indemnification against a third party claim based on conduct of Purchaser following Closing shall not be subject to the limitations contained in this
Section 7.4.

     7.5 Survival of Representations and Warranties and Agreements. The representations and warranties made by the parties in this Agreement or in any document, certificate or instrument executed and delivered pursuant hereto (including those made in the Schedules and Exhibits hereto) shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force through the eighteenth (18th) full month following Closing, without regard to any investigation made by any of the parties; provided, however, that (i) the representations and warranties set forth in Sections 2.5 (Tax Matters), 2.8 (ERISA Matters) and 2.10 (Intellectual Property) will survive until 30 days after the expiration of the applicable statute of limitations (with extensions), (ii) the representation and warranties set forth in 2.17 (Environmental Matters) will survive until three (3) years following the Closing Date, and (iii) the representation and warranties of the parties set forth in Sections 2.2 (Authorization), 2.9 (Title to Assets; Business), 3.1 (Organization) and 3.2 (Authorization) will survive indefinitely. Any claim (whether or not fixed as to liability or liquidates as to amount) pending on the expiration date of the applicable survival period set forth above for which a claim notice has been given in accordance with this Article VII on or before such expiration date may continue to be asserted and indemnified against until finally resolved. All covenants and obligations undertaken by the parties in this Agreement or in any document, certificate or instrument executed and delivered pursuant hereto (including those made in the Schedules or Exhibits hereto) shall survive in accordance with their terms.

     7.6 Exclusive Remedy. From and after the Closing, no party hereto shall be liable or responsible in any manner whatsoever to the other parties, whether for indemnification or otherwise, except for indemnity as expressly provided in this
Article 7 and elsewhere in this Agreement which provides the exclusive remedies and causes of action of the parties hereto with respect to any matter arising out of or in connection with the Agreement or any Schedule hereto or any opinion or certificate delivered in connection herewith; provided that the limitations contained in this Article 7 shall not apply to any claims arising out of the fraud of any party. After the Closing, Purchaser shall not be entitled to a rescission of the sale of the Assets. Notwithstanding anything to the contrary contained herein, the rights and remedies set forth in the Transition Agreements shall be the sole and exclusive source of rights and remedies in respect thereto and the parties' respective rights thereunder shall not be governed or limited by any provision contained herein.

     7.7 Liability Limitation. Notwithstanding anything to the contrary contained herein, in no event shall any party be liable for any punitive, special, incidental or consequential damages, including lost profits, arising out of any breach of representations, warranties, covenants or other provisions of this Agreement.

                                   ARTICLE 8.

                                   DEFINITIONS

     8.1 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "401(k) Plan" has the meaning ascribed to it in Section 5.3

     "AAA" has the meaning ascribed to it in Section 9.9.

     "Accounts Receivable" has the meaning ascribed to it in Section 2.14.

     "Administrative  Services  Agreement"  has the  meaning  ascribed  to it in
Section 1.1(b)(i).

     "Affected Employees" means those Offerees who accept an offer of employment pursuant to Section 5.2 hereof.

     "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Aggregate Basket" has the meaning ascribed to it in Section 7.4.

     "Agreement" means this Asset Purchase Agreement and the Schedules and Exhibits hereto, as the same shall be amended from time to time.

     "Assets" has the meaning ascribed to it in Section 1.1.

     "Assignment Instruments" has the meaning ascribed to it in Section 1.4(a).

     "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Assumed Liabilities" has the meaning ascribed to it in Section 1.2(a).

     "Assumption Instruments" has the meaning ascribed to it in Section 1.4(a).

     "Benefit Plan" means any Plan established by Seller, or any predecessors or Affiliates of Seller, existing since August 31, 2001 to which Seller contributes or has contributed or under which Seller or any of its Affiliates has, or since August 31, 2001 had, an obligation to contribute, on behalf of any employee, former employee or director, or under which any employee, former employee or director of Seller or any dependent or beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Business" has the meaning ascribed to it in the forepart of this Agreement.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     "Cash Payment" has the meaning ascribed to it in Section 1.3(a)(i).

     "Cause" means termination of an Affected Employee's employment by Purchaser for one or more of the following reasons: (a) Affected Employee has breached or threatens to breach a fiduciary duty owed to the Purchaser; (b) Affected
Employee has engaged or threatens to engage in dishonesty, fraud, gross negligence, willful malfeasance or other acts of misconduct in the performance of Affected Employee's duties or during the course of Affected Employee's employment; (c) upon the willful and continued failure by Affected Employee to substantially perform his or her duties with the Purchaser, or excessive or unreasonable absence from the performance of his or her duties with the Purchaser for any reason, other than for authorized vacation or sick leave; or
(d) Affected Employee has willfully violated or threatens to violate Purchaser policies, or has willfully violated or threatens to violate any law, rule or regulation (other than traffic violations or similar offenses) which result in material injury to Purchaser.

     "Closing"  means the closing of the  transactions  contemplated  by Section
1.5.

     "Closing Date" has the meaning set forth in Section 1.5.

     "Closing Working Capital Amount" shall mean the amount of Working Capital of the Business as of the Adjustment Date.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Competing" means Purchaser directly or indirectly owning, managing, operating, controlling, being employed by or participating in the ownership, management, operation or control of, or being connected in any manner with, any business providing Shared Hosting Services of the type and character engaged in and competitive with the business conducted by Seller on the Closing Date.

     Notwithstanding the foregoing, Seller acknowledges that Purchaser shall not be deemed to be "Competing" (a) solely by virtue of the fact that Purchaser provides collocation, bandwidth and/or Dedicated Hosting Services to customers which directly sell Shared Hosting Services; (b) if Purchaser acquires a business that incidentally, and not as its principal business activity, provides Shared Hosting Services; or (c) if Purchaser is acquired, whether by stock sale, merger or other business combination, or sale of its assets, by a Person engaged in whole or in part in the business of providing Shared Hosting Services. For these purposes, ownership of securities of one percent (1%) or less of any class of securities of a Person engaged in the business of providing Shared Hosting Services shall not be considered to be "Competing" with the Seller.

     "Competitive  Dedicated Hosting Services" has the meaning ascribed to it in
Section 4.3(a).

     "Confidentiality Agreement" has the meaning ascribed to it in Section 2.19.

     "Confidential Information" has the meaning ascribed to it in Section 9.6.

     "Consideration" has the meaning ascribed to it in Section 1.3(b).

     "Contracts" has the meaning ascribed to it in Section 1.1(a)(viii).

     "Cooperating Employees" has the meaning ascribed to it in Section 1.8(b).

     "CPA-Determined Differences" has the meaning ascribed to it in Section 1.7(d)(ii).

     "CPA Firm" has the meaning ascribed to it in Section 1.7(d)(ii).

     "Customer Claims" has the meaning ascribed to it in Section 4.1(b)(v).

     "Dedicated Hosting Services" means that form of web hosting service where the customer purchases the exclusive use of one (but not less than one) or more web servers and specifically excludes Shared Hosting Services, and virtual private servers.

     "Differences" has the meaning ascribed to it in Section 1.7(d)(ii).

     "Disagreement Notice" has the meaning ascribed to it in Section 1.7(c).

     "Employee" means each employee, officer or consultant of Seller engaged primarily in the conduct of the Business and identified on Schedule 8.1 attached hereto.

     "Environmental Laws" means the following laws as the same have been amended from time to time: (i) Clean Air Act (42 U.S.C. ss. 7401, et seq.); (ii) Clean Water Act (33 U.S.C. ss. 1251, et seq.); (iii) Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.); (iv) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.); (v) Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.); (vi) Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.); (vii) Rivers and Harbors Act (33 U.S.C. ss. 401, et seq.); (viii) Emergency Planning and Community Right to Know Act; together with all other Legal Rules regulating emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise regulating the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Escrow Agreement" has the meaning ascribed to it in Section 1.3(a)(ii).

     "Escrow Amount" has the meaning ascribed to it in Section 1.3(a)(ii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Excluded Assets" has the meaning ascribed to it in Section 1.1(c).

     "Excluded Intellectual Property" has the meaning ascribed to it in Section 4.7.

     "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis during the relevant periods.

     "GAAP Practices" means GAAP applied on a basis consistent with the past practices of Seller.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision thereof.

     "Guarantor" has the meaning ascribed to it in Section 5.7.

     "Hazardous Substance" means any matter that is regulated as a pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or pollutant under any Environmental Health and Safety Law by any Governmental or Regulatory Authority and includes, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (i) designated as a "hazardous substance" pursuant to section 307 of the Federal
Water  Pollution  Control Act, 33 U.S.C.  section 1251,  et seq. (33 U.S.C.  ss.
1317); (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. ss.
6903); (iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
section 9601, et seq. (42 U.S.C. ss. 9601); or (iv) so designated or defined under any other applicable Legal Rule.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, but not any real estate leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Person" has the meaning ascribed to it in Section 7.3.

     "Indemnifying Person" has the meaning ascribed to it in Section 7.3.

     "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, domain names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, all pending applications for and registrations of patents, trademarks, service marks and copyrights and (other than with respect to the name "Interland") all goodwill pertaining to the forgoing.

     "Interim  Working  Capital  Statement"  has the  meaning  ascribed to it in
Section 2.13.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge  of Seller"  means the actual  knowledge of Joel  Kocher,  Allen
Shulman, Gonzalo Troncoso, Jonathan Wilson, Denise Grey, Richard Piterlo, Ted Smith, Dave Brown, Jorge Quintero, and David Weinand, each of whom have reviewed
Article 2 and the corresponding Schedules.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, or any state, county, city or other political subdivision, or any Governmental or Regulatory Authority.

     "Leased Real Estate" has the meaning ascribed to it in Section 2.9.

     "Licensed Intellectual Property" has the meaning assigned to it in Section 2.10.

     "Legal Rules" means the requirements of all laws, codes, statutes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations of all Governmental or Regulatory Authorities with jurisdiction.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licensed Intellectual Property" has the meaning ascribed to it in Section 2.10.

     "Licenses"  means  all  licenses,   permits,   certificates  of  authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

     "Loss" and "Losses" have the meanings ascribed to them in Section 7.1

     "Material Adverse Effect" and "Material Adverse Change" mean any Loss in excess of $25,000 resulting from a breach of an individual representation, warranty or covenant.

     "Material Contract" and "Material Contracts" have the meanings ascribed to them in Section 2.11.

     "NASDAQ" has the meaning ascribed to it in Section 9.5.

     "Non-Material Contracts" has the meaning ascribed to it in Section 4.1(b)(ii).

     "Offeree" has the meaning ascribed to it in Section 5.2.

     "Operative Agreements" means, collectively, the Assignment Instruments and the Assumption Instruments.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Outbound IP Licenses" has the meaning ascribed to it in Section 2.10.

     "Owned  Intellectual  Property"  has the meaning  assigned to it in Section
2.10.

     "Panel" has the meaning ascribed to it in Section 9.9.

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP Practices, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) those liens identified on Schedule 2.9.

     "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA or a multiemployer plan within the meaning of Section 3(37) of ERISA.

     "Purchase Price" has the meaning ascribed to it in Section 1.3(a).

     "Purchase  Price  Adjustment  Payment"  has the  meaning  ascribed to it in
Section 1.7(f).

     "Purchase  Price  Allocation"  has the  meaning  ascribed  to it in Section
1.3(b).

     "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

     "Purchaser Representatives" means Purchaser's officers, employees, counsel, advisors and representatives.

     "Purchaser's Indemnified Persons" has the meaning ascribed to it in Section 7.1.

     "Purchaser  Statement  of  Adjustments"  has the meaning  ascribed to it in
Section 1.7(b).

     "Representatives" means officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

     "Resolved Objections" has the meaning ascribed to it in Section 1.7(d)(i).

     "Retained Liabilities" has the meaning ascribed to it in Section 1.2(b).

     "Review Period" has the meaning ascribed to it in Section 1.7(c).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Seller" has the meaning ascribed to it in the forepart of this Agreement, except for the exception noted in, Article 2 for the purpose of Section 2.9.

     "Seller Indemnified Persons" has the meaning ascribed to it in Section 7.2.

     "Seller's Public Filings" means all material forms, reports, schedules, statements and other documents (including all exhibits and schedules thereto and documents incorporated by reference therein), in each case as amended, filed by Seller with the SEC.

     "Seller Representative" means Seller's officers, directors, employees, counsel, advisors and representatives.

     "Seller Statement of Adjustments" has the meaning ascribed to it in Section 1.7(a).

     "Shared Hosting Services" means that form of web hosting service where the customer purchases the non-exclusive use of a web server and which the web server is also available for the non-exclusive use of other customers and includes (i) offering for sale to a reseller the capability of selling Shared Hosting Services even if such capability involves providing the reseller the exclusive use of one or more web servers, and (ii) versions of Shared Hosting Services in which the end-user has root control, or near-root control, of less than all of the server, sometimes described as a "virtual private server" and
(iii) the service sold by Seller under the name "Accelerator" prior to the Closing Date.

     "Subsidiaries" has the meaning ascribed to it in Section 1.4(b).

     "Target Working Capital Amount" means negative One Million Two Hundred Sixty-Nine Thousand Dollars ( - $1,269,144.85).

     "Tax" and "Taxes" mean any Governmental or Regulatory Authority income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, fee, charge, lien impost or assessment of any kind whatsoever, including any interest, penalty, or addition thereto.

     "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Transition Agreements" has the meaning ascribed to it in Section 1.4(a).

     "Working Capital" shall mean the aggregate current assets of the Business less the aggregate current liabilities of the Business, determined in accordance with the methodology utilized in the preparation of pro forma calculation and Working Capital attached as Annex A hereto.

     "Working Capital Adjustment" has the meaning ascribed to it in Section 1.6.

     (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                   ARTICLE 9.

                                  MISCELLANEOUS

     9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission (which is acknowledged by other means) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                   If to Purchaser, to:

                   Peer 1 Network Enterprises, Inc.
                   Suite 1600
                   555 West Hastings Street
                   Vancouver, British Columbia
                   Canada V6B 4NS
                   Attention:  Geoffrey Hampson, Chief Executive Officer
                   Telephone:  (604) 683-7747
                   Telecopier:  (604) 683-4634


                                     with a copy to:

                   Gardner Carton & Douglas LLP
                   191 North Wacker Drive, Suite 3700
                   Chicago, Illinois 60606
                   Attention:  Jesse H. Ruiz
                   Telephone:  (312) 569-1135
                   Telecopier:  (312) 569-3135

                   If to Seller, to:

                   Interland, Inc.
                   303 Peachtree Center Avenue
                   Suite 500
                   Atlanta, GA  30303
                   Attention:  Allen Shulman, President
                   Telephone:  (404) 260-2536
                   Telecopier:  (404) 260-2760

                                     with a copy to:

                   Arnall Golden Gregory, LLP
                   171 17th Street, N.W.
                   Suite 2100
                   Atlanta, GA  30363
                   Attention:  Jonathan Golden
                   Telephone:  (404) 873-8700
                   Telecopier:  (404) 873-8701

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt as of such time as receipt is acknowledged by other than automatic means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2 Entire Agreement. This Agreement (including the Recitals, Schedules and Exhibits hereto) and the other agreements and instruments, the execution and delivery of which are provided for herein, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, among the parties hereto concerning the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE
REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PURCHASER NOR SELLER MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.3 Expenses. Subject to Section 9.4 and except as otherwise expressly provided herein, Purchaser and Seller will pay its own respective costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, attorneys' fees, accountants' fees and other professional fees and expenses.

     9.4 Attorneys' Fees. If a legal proceeding is brought to enforce or interpret the provisions of this Agreement or any other agreement or instrument provided for herein or as to the rights or obligations of any party to this Agreement or such other agreement or instrument, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, a reasonable attorneys' fee to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the court or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorneys' fees.

     9.5 Public Announcements. Except as otherwise required by Law or the rules and regulations of the Nasdaq National Market ("NASDAQ"), neither Seller nor Purchaser will issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom Seller sells goods or provides services in connection with the Business or with whom Seller otherwise has significant business relationships in connection with the Business with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is required by Law or NASDAQ, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement, except as otherwise required by law, NASDAQ, the TSX Venture Exchange, or the British Columbia Securities Commission.

     9.6 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), all documents and information concerning the other party or any of its Affiliates and their respective customers furnished to it by the other party or such other party's Representatives, or obtained in the course of its performance of this Agreement or the Transition Agreements (the "Confidential Information"), except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Seller hereunder but will continue to apply to documents and information, if any, solely concerning the Seller, but not relating to the Business, Assets or Assumed Liabilities. Notwithstanding the foregoing sentence, the restrictions contained in this Section 9.6 shall not bind a party if such party is (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law, or (ii) if such Confidential Information is disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder,

     9.7 Waiver and Amendment. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by Purchaser (by a duly authorized officer other than any former employee or direct or indirect owner of Seller) and Seller. No waiver, forbearance or failure by any party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

     9.8 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall not be assigned or assignable by Seller without the prior written consent of Purchaser or by Purchaser without the prior written consent of Seller; provided, however, that Purchaser may assign without the consent of Seller, but with not less than ten Business Days advance notice to Seller, its rights hereunder to any Affiliate of which Purchaser owns at least 80% of the issued and outstanding equity thereof; in which event all references herein to Purchaser shall be deemed references to such assignee, except that all representations and warranties made herein with respect to Purchaser as of the date of this Agreement shall be deemed representations and warranties also to be made with respect to such assignee to the extent applicable as of the date of such designation. No such assignment shall relieve Purchaser of any obligation hereunder. Any purported assignment in violation of this Agreement will be void ab initio. Subject to the preceding sentence, each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of any successors or assigns of Purchaser and any successors or assigns of Seller. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, Purchaser may assign its rights and remedies with respect to the representations, warranties, covenants, and indemnities of Seller as collateral security for any borrowings, but in any action brought by an assignee of such rights and remedies, Seller may assert any defense, counterclaim or setoff it could have asserted had such action been brought by Purchaser and no such assignment shall, without the further consent of Seller (which consent shall not be unreasonably withheld), constitute a permitted delegation of Purchaser's duties.

     9.9 Dispute Resolution. Other than as provided in Section 1.7(d) and only as to disputes seeking only monetary damages (and not equitable relief) in an amount not greater than $500,000, in the event of any dispute or disagreement between Seller and Purchaser as to the interpretation of any provision of this Agreement and the Operative Agreements (or the performance of obligations thereunder), the matter, upon written request of either party, shall be referred to representatives of the parties for decision. The representatives shall promptly meet in a good faith effort to resolve the dispute. If the representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder shall be settled exclusively by arbitration in the City of Atlanta, Georgia. Such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its then prevailing rules, by a panel of three (3) independent and impartial arbitrators selected in accordance with such rules (the "Panel"). Notwithstanding anything to the contrary provided in
Section 9.13 hereof, the arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. The fees and expenses of the AAA and the Panel shall be shared equally by Purchaser and Seller and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the Panel shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party. No pre-arbitration discovery shall be permitted, except that the Panel shall have the power in its sole discretion, on application by any party, to order pre-arbitration examination solely of those witnesses and documents that any other party intends to introduce in its case-in-chief at the arbitration hearing. Purchaser and Seller shall instruct the Panel to render its award within thirty (30) days following the conclusion of the arbitration hearing. The Panel shall not be empowered to award to any party equitable relief of any kind or any damages of the type not permitted to be recovered under Section 7.7 of this Agreement in connection with any dispute between or among the parties arising out of or relating in any way to this Agreement or the transactions arising hereunder, and each party hereby irrevocably waives any right to recover such damages. Notwithstanding anything to the contrary provided in this Section 9.9 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the Panel is selected and available to hear such party's request for temporary relief. The award rendered by the Panel shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

     9.10 Incorporation of Schedules. All Schedules hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.11 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     9.12 Interpretation. The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. Nothing in this Agreement shall be interpreted or construed as creating, expressly or by implication, a partnership, joint venture, agency relationship or employment relationship between the parties hereto or any of their respective officers, directors, agents, employees or representatives.

     9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Illinois applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.15 Jurisdiction; Agents for Service of Process. Subject to Section 9.9, any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the District Court for the Northern District of Illinois, and, by execution and delivery of this Agreement, each of the parties accepts the exclusive jurisdiction of such court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not constitute general consents to jurisdiction in the State of Illinois for any purpose except as provided above and shall not be deemed to confer rights on any third party. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties. Each party agrees that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth in Section 9.1 shall be effective service of process for any action, suit or proceeding in Illinois with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 9.15.

     9.16 Disclosure. Any matter set forth in any section of the Schedules shall be deemed set forth in all other sections of the Schedules to the extent that such matter could reasonably be responsive to such other sections of the Schedules whether or not a specific cross-reference appears. The inclusion of any information (including dollar amounts) in any section of the Schedules shall not be deemed to be an admission or acknowledgment by the Seller that such information is required to be listed in such section or is material to or outside the ordinary course of the business of the Seller, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information). In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The information contained in this Agreement, the Schedules and Exhibits is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any Third Party of any matter whatsoever (including any violation of applicable Law or breach of contract).

     9.17 Individuals. Each party agrees that each individual acting solely in his or her capacity as an officer or employee of his or her respective principal, which is a party hereto, will in no event be personally responsible for acts taken reasonably believed to be taken within the scope of his/her employment and each party covenants not to sue any such individual for acts reasonably believed to be taken within his/her employment.

     9.18 Books and Records. The Purchaser agrees from and after the Closing to and to cause the Purchaser Representatives to give Seller and the Seller Representatives reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Purchaser relating to the Business for periods prior to Closing, provided, that such access shall not unreasonably disrupt the operations of the Purchaser. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser will not be required to provide any information or access that it reasonably believes could violate applicable Law or Purchaser's obligations to a third party under any confidentiality agreement or cause forfeiture of attorney/client privilege.

     9.19 Cooperation. The Purchaser and Seller each acknowledge that after the Closing each party will employ certain persons who have detailed and unique knowledge of aspects of the other party's business including general accounting issues with respect to pre-Closing periods, Closing matters and past, current and future claims relating to claims and litigation described on Schedule 2.6, and other litigation, arbitrations, investigations or mediations in which such party or its Affiliates are now or hereafter will be engaged. Each party shall cooperate with the other party in all reasonable respects in connection with pre-Closing general accounting issues, Closing matters and the prosecution, defense and resolution of any claim retained by such party, including making records available relating to such claim and furnishing, to such party and/or its counsel, such employees (without expense to the party to whom such employee is being furnished); provided, however that any such cooperation shall not unduly or unreasonably interrupt the operation of the business of either Purchaser or Seller, as the case may be.


                           [Signature Pages to Follow]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                                         PURCHASER:
                                         Peer 1 Acquisition Corporation


                                         By: /s/ C.G. Hampson
                                             -----------------------------------

                                         Name: C.G. Hampson
                                             -----------------------------------

                                         Title: President
                                             -----------------------------------




                                         GUARANTOR:
                                         Peer 1 Network Enterprises, Inc.


                                         By: /s/ C.G. Hampson
                                             -----------------------------------

                                         Name: C.G. Hampson
                                             -----------------------------------

                                         Title: President
                                             -----------------------------------




                                         SELLER:

                                         INTERLAND, INC.


                                         By: /s/ Allen L. Shulman
                                             -----------------------------------

                                         Name: Allen L. Shulman
                                             -----------------------------------

                                         Title: President
                                             -----------------------------------

                     List of Schedules, Exhibits and Annexes

Schedules
---------
Schedule 1.1       List of Assets of the Business
Schedule 1.2(a)    Assumed Liabilities
Schedule 1.4(b)    Assets Owned by Seller Subsidiaries
Schedule 1.8(b)    Cooperating Employees
Schedule 2.4       Consents
Schedule 2.5       Taxes
Schedule 2.6       Legal Proceedings
Schedule 2.7       Authorizations
Schedule 2.8       List of Plans
Schedule 2.9       Assets used by the Business that will not be  Transferred
Schedule 2.10      Intellectual Property Rights
Schedule 2.11      Material Contracts
Schedule 2.12      Insurance  Policies
Schedule 2.13      Financial  Statements
Schedule 2.14      Accounts Receivable and Aging Report
Schedule 2.15      Condition of Tangible Assets
Schedule 2.16      Certain  Affiliated   Transactions
Schedule 2.17      Environmental  Matters
Schedule 2.19      Employee  Matters
Schedule 4.1(b)    Further  Actions;  Consents
Schedule 4.7       Excluded  Intellectual  Property
Schedule 5.2       Offerees
Schedule 5.3       Certain Benefits
Schedule 8.1       Employees

Exhibits
--------
Exhibit A          Escrow Agreement
Exhibit B          Form of Transition Services Agreements
Exhibit C          Rental Fund Escrow Agreement

Annexes
-------
Annex A  Pro Forma Working Capital Calculation

                              DISCLOSURE SCHEDULES

                            Asset Purchase Agreement

                                     Between

                                 Interland, Inc.

                                       And

                         Peer 1 Acquisition Corporation


                                 August 31, 2005

                               LIST OF SCHEDULES


Schedule 1.1       List of Assets of the Business
Schedule 1.2       Assumed Liabilities
Schedule 1.4(b)    Assets Owned by Seller Subsidiaries
Schedule 1.8(b)    Post-Closing Employee Litigation Assistance
Schedule 2.4       Consents
Schedule 2.5       Taxes
Schedule 2.6       Legal Proceedings
Schedule 2.7       Legal Compliance - Authorizations
Schedule 2.8       List of Plans
Schedule 2.9       Liens
Schedule 2.10      Intellectual Property Rights
Schedule 2.11      Material Contracts
Schedule 2.12      Insurance Policies
Schedule 2.13      Financial Statements
Schedule 2.14      Accounts Receivable
Schedule 2.15      Condition of Tangible Assets
Schedule 2.16      Affiliate Transactions
Schedule 2.17      Environmental Matters
Schedule 2.19      Employee Matters
Schedule 2.20      Sufficiency of Assets
Schedule 4.1(b)    Material Contract Consents
Schedule 4.7       Excluded Intellectual Property
Schedule 5.2       Offerees
Schedule 5.3       Certain Benefits
Schedule 8.1       Employees

                                  SCHEDULE 1.2

                               ASSUMED LIABILITIES



ACCRUED
EXPENSES ($000)
----------------

---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------
                                                           ACTUAL   ACTUAL   ACTUAL  ACTUAL   ACTUAL  ACTUAL   OUTLOOK
                                                           -------- -------- ------- -------- ------- -------- ---------
GL ACCT          VENDOR                 DESCRIPTION        FEB-05   MAR-05   APR-05  MAY-05   JUN-05  JUL-05   AUG-05
---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

                                        Dedicated
22250            Accrued Commissions    portion only       69       106      71      80       52      51       -
                 Accrued Compensated    Dedicated
22300            Absences               employees only     171      171      171     163      163     163      -
                 Accrued Personal
22600            Property Taxes         Derick's help      -        -        -       -        -       -        -
                 Accrued software
22730            licenses                                  232      203      200     204      199     197      -
                 Accrued Bandwidth
22740            Expense                                   79       79       79      79       79      79       -

22875            Accrued Advertising                       236      293      289     300      195     100      -

---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

TOTAL                                                      786      852      809     825      689     590      -
---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

22250            Accrued Commissions
---------------- ----------------------

                                        Dedicated Spiffs
                                        Moved to
                 Spiffs                 Commissions        -        -        -       -        -       -
                                        Dedicated Sales
                 Dedicated Sales Reps   Force              61       95       63      73       46      41
                                        Dedicated
                 Dedicated Mgmnt        Management         8        12       8       7        7       9

---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

                                                           69       106      71      80       52      51       -
---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

                 Accrued software
22730            licenses
---------------- ----------------------


                 Ensim                                     24       -        2       3        2       3

                 SW Soft / Plesk                           8        -        -       -        -       -

                 Microsoft                                 188      189      183     186      182     179

                 Red Hat Enterprise                        12       14       15      15       15      15

---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

                 TOTAL                                     232      203      200     204      199     197      -
---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

                 Accrued Bandwidth
22740            Expense
---------------- ----------------------




                 AT&T                                      39       39       39      39       39      39

                 BellSouth                                 -        -        -       -        -       -

                 Quest Communications                      40       40       40      40       40      40

                 SBC                                       -        -        -       -        -       -

                 Switch and Data                           -        -        -       -        -       -

---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

                 TOTAL                                     79       79       79      79       79      79       -
---------------- ---------------------- ------------------ -------- -------- ------- -------- ------- -------- ---------

                                  SCHEDULE 2.4

                                    CONSENTS


Material Contracts:

Lease dated July 15, 1999, as amended, between Limar Realty Corp. #24, a California corporation, as Landlord, and Maxim Computer Systems, a California corporation, as Tenant, with respect to certain premises more specifically described therein and located at 42712 Lawrence Place, Fremont, CA 94538.

Lease dated June 2, 2000, as amended, between Hill Properties LLC, an Illinois limited liability company, as Landlord, and iNNERHOST, Inc., a Florida corporation, as Tenant, with respect to certain premises more specifically described therein and located at 2300 N.W. 89th Place, Miami, Florida 33172.

                                  SCHEDULE 2.5

                                      TAXES


In June 2005, the Georgia Department of Revenue ("GDOR") initiated a Georgia Corporate Income Tax audit for tax years 8/01 - 8/03 and such audit is currently ongoing. As of the Closing Date, the GDOR has made no audit findings and consequently no adjustments are currently required for Georgia corporate income tax purposes.

Seller has been notified by the applicable taxing authority in Georgia that it plans to conduct a Georgia Unclaimed Property Tax audit, which will commence in November 2005.

                                  SCHEDULE 2.6

                                LEGAL PROCEEDINGS


This Schedule 2.6 incorporates by reference all of the legal proceedings listed in Part II, Item 1 Legal Proceedings of the Interland, Inc. Form 10-Q, filed with the United States Securities and Exchange Commission dated May 31, 2005 attached hereto.

This  Schedule 2.6  incorporates  by reference  all of the Claims  identified in
Schedule 2.10.

                                    PART II

Item 1. Legal Proceedings

     Interland is defending a case entitled Novell, Inc. v. Micron Electronics, Inc. filed in August 1999 in state court in Utah County, Utah. Novell claims that it was underpaid for royalties on sales of several versions of its NetWare software purportedly distributed by Interland's predecessor,
     Micron Electronics, between 1996 and 1998. In addition, Novell also believes it is entitled to additional royalties for sales of the software purportedly distributed by NetFrame between 1993 and 1997. Micron Electronics acquired NetFrame in 1997. Novell is seeking an accounting of royalties and damages. Interland believes it has meritorious defenses to Novell's claims. The litigation is still in the discovery phase.

     In February 2004, the Company, through its Hostcentric subsidiary, initiated a lawsuit in United States District Court for Southern District of New York against the landlord for that subsidiary's Farmingdale, New York facility. The Company sought a declaratory judgment that the landlord had acquiesced in Hostcentric's abandonment of the lease. The landlord filed counterclaims. In late 2004, the Company believes that it and the landlord reached an agreement to settle the litigation under which Interland would pay approximately $755,000 in cash and allow the landlord to keep the deposit of approximately $60,000 as full settlement of all of the landlord's claims. Because Interland believes the landlord subsequently reneged on a legally-binding settlement agreement, Interland petitioned the court to enforce the settlement agreement. In a written report and recommendation entered on June 9, 2005 the magistrate judge in that action found in favor of Interland, stating that the settlement agreement should be enforced by the court. The district court may accept, reject, or modify the proposed findings or recommendations of the magistrate judge, and even if the district court adopts the report and recommendation of the magistrate judge, the order of the district court will be subject to an appeal to the court of appeals. Accordingly, there can be no assurance that the district court will adopt the magistrate judge's report and recommendation, or that the district court's ruling, when and if one is issued, will be upheld on appeal. Nevertheless, Interland believes that it is probable that the settlement will be upheld, and therefore, based on its current estimates, the Company adjusted its reserves, resulting in a contribution to pre-tax income in the third fiscal quarter of 2005 of $0.2 million.

     In February 2004, the Company initiated a lawsuit in the United States District Court for the Northern District of Georgia against the representatives of the former shareholders of Hostcentric (the "Hostcentric Shareholders"), seeking a declaratory judgment that it will be entitled to reimbursement from the escrow fund established as part of the Hostcentric acquisition for any amounts over $180,000 that it may be required to pay to the landlord for the leased facility in Farmingdale, New York, in accordance with the acquisition agreement between the Company and Hostcentric and its shareholders. The representatives of the Hostcentric Shareholders denied Interland's claims and asserted various counterclaims. The Company has, in turn, brought additional claims based on facts learned in discovery. Correspondence between the parties has also discussed the possibility of other claims, but those claims had not yet been added to the litigation. In June 2005, the parties reached an agreement in principle to settle this case in which the Hostcentric Shareholders would pay Interland $545,000 in cash in settlement of all claims and counterclaims, and the parties would agree to full, complete releases of all claims or potential claims as well as a dismissal with prejudice of all pending claims and counterclaims and Interland would agree to release the balance of the escrow funds. The parties have notified the district court of their settlement in principle, and the district court has stayed further proceedings in the case until July 5, 2005. The Company will record the results of this settlement upon final execution of the settlement agreement, which is expected to occur in the fourth quarter.

     In February of 2003, the Company filed a lawsuit in Cobb County, Georgia against Mr. Gabriel Murphy, one of the former principals of Interland's subsidiary, CommuniTech.Net, Inc. ("Communitech"), which was acquired by Interland in February 2002. The Company's lawsuit claims, among other things, that Mr. Murphy breached certain covenants under his employment agreement and also demands payment of two promissory notes made by Mr. Murphy (one of which was "non-recourse" while the other was "recourse"). In March 2004, Interland foreclosed upon and retired the 273,526 shares of stock held as collateral and wrote off the $2,000,000 non-recourse promissory note, which had been carried as Stockholders' Equity. The other $735,000 full recourse promissory note (also carried as Stockholders' Equity) remains outstanding and continues to be a subject of the Cobb County litigation. Mr. Murphy has asserted various counterclaims in response.

     In February 2003, Mr. Heitman, also a former principal of Interland's subsidiary Communitech, and Mr. Murphy filed a lawsuit against Interland, its Chief Executive Officer, Mr. Joel Kocher, and Communitech, in Jackson County, Missouri claiming, among other things, that Interland acted unreasonably and thereby breached the Merger Agreement under which Interland acquired all of the stock of Communitech by failing to have the S-3 registration statement declared effective by the SEC on a timely basis and further claiming that Interland and/or Mr. Kocher made inaccurate disclosures in connection with Interland's acquisition of Communitech. The complaint seeks compensatory and punitive damages in an unspecified amount. Interland believes that these claims are without merit and will not have a material adverse effect on Interland and is vigorously defending the claims.

     Interland is defending another case in Jackson County, Missouri arising out of the shutdown of five unregistered servers at the Communitech data center in February 2003. An entity called Bent Axis and its principal Jason Park, a former employee of Communitech, have filed suit against the Company and its General Counsel, Jonathan Wilson, alleging a variety of contract and tort claims. In its first complaint, Plaintiffs asserted that they owned the five servers in question. They later amended their pleading to assert a different theory: that Bent Axis was using the servers by permission of certain Interland personnel including Gabriel Murphy. Plaintiffs claim that they were damaged when the Company disconnected the servers in question. To date Plaintiffs have produced no documentary evidence that Bent Axis ever generated a profit (a requirement for the recovery of damages) or that it had any legal right to the free use of the servers in competition with Interland. The Company is vigorously defending the suit and believes that it will not have a material adverse effect on Interland.

     Interland is the defendant in a case involving the Telephone Consumer Protection Act ("TCPA") in state court in Allegheny County, Pennsylvania. A competing web hosting company, PairNetworks, filed this case in December 2001 as a putative class action, claiming that Interland's distribution of a facsimile on November 15, 2001 to market domain name registration services violated the TCPA. Several years later, two additional plaintiffs joined in the action. The plaintiffs have conceded that all of the putative class members were customers of Interland. Federal Communications Commission regulations in effect at the time provided that the distribution of facsimiles to persons with whom the sender had an "established business relationship" did not amount to a violation of the TCPA. Interland has asked the court to deny class certification and a ruling on that motion is pending along with a motion for summary judgment seeking dismissal of the named plaintiffs' claims. If the court denies class certification, Interland's damages, even were it were liable, cannot exceed $1,500 for each of the three named plaintiffs. Interland believes that the plaintiffs' claims are without merit, plans to continue to contest the matter vigorously and believes that no material adverse effect on Interland will occur as a result of this litigation. Conversely, if the class is certified, its size may exceed 50,000.

     The Company is defending a case in The United States District Court for the Southern District of Florida arising out of the management of a co-located server by its predecessor company, Worldwide Internet Publishing Corporation. The suit alleges that the Company is responsible for the loss of Plaintiff's internet search engine that occurred after the resignation of the officer managing the server, Mark Ismach, in October 1999. Interland believes it followed the instructions of Mr. Ismach, and, among other reasons, Interland consequently believes the plaintiff's claims are without merit, and plans to continue to contest the matter vigorously. The Company believes that no material adverse effect on Interland will occur as a result of this litigation.

     On January 23, 2004, Vincent Salazar, an individual, sued Interland and its predecessor HostPro claiming that he was entitled to money as a result of his alleged involvement in brokering Interland's acquisition of accounts from AT&T in January 2002. The case is pending in state court in Los Angeles. The Plaintiff claims that he is due 20% of the revenue that Interland has received from the acquired accounts. Interland believes it has meritorious defenses, including that HostPro's contract with Mr. Salazar specifically excludes compensation for the very sort of transaction on which he is seeking to be paid a fee. Interland believes the plaintiff's claims are without merit, plans to continue to contest the matter vigorously, and believes that no material adverse effect on Interland will occur as a result of this litigation.

     In May 2004, Interland was served with a suit filed by Net Global Marketing against Interland and its predecessor, Dialtone, asserting claims for lost data. Interland had cancelled Net Global's web hosting accounts in October 2002 and again in January 2003 as a result of complaints that the servers were being used to send spam, and Interland has asserted counterclaims arising from these incidents. Interland filed a motion to dismiss in favor of arbitration which was denied, and Interland has appealed that decision to the Ninth Circuit Court of Appeals. Interland believes that, even if the litigation proceeds, it has adequate defenses including provisions in the contract with the plaintiff that shield Dialtone from damages for "erasure" and "loss of data" and generally prohibit recovery of the kind of damages sought by plaintiff. Interland believes that the plaintiff's claims are without merit, plans to continue to contest the matter vigorously and believes that no material adverse effect on Interland will occur as a result of this litigation.

     Periodically, the Company is made aware that technology it has used may have infringed on intellectual property rights held by others. The Company evaluates all such claims and, if necessary and appropriate, obtains licenses for the use of such technology. If the Company or its suppliers are unable to obtain licenses necessary to use intellectual property in the applicable products or processes, it may be forced to defend legal actions taken against it relating to allegedly protected technology. The Company evaluates all such claims and accrues a liability for the estimated costs of settlement or adjudication of claims for alleged infringement as of the respective dates of the balance sheets included in this report.

     The Company is also a defendant in a number of other lawsuits seeking lesser amounts, and which the Company regards as unlikely to result in any material payment. The outcome of litigation may not be assured, and despite management's views of the merits of any litigation, or the reasonableness of its estimates and reserves, the Company's cash balances could nonetheless be materially affected by an adverse judgment. In accordance with SFAS No. 5 "Accounting for Contingencies," the Company believes it has adequately reserved for the contingencies arising from the above legal matters where an outcome was deemed to be probable and the loss amount could be reasonably estimated. As such, the Company does not believe that the anticipated outcome of the aforementioned proceedings will have a materially adverse impact on its results of operations, its financial condition or its cash flows.

                                  SCHEDULE 2.7

                        LEGAL COMPLIANCE - AUTHORIZATIONS


--------------- ---------------------------------------- ----------------------- ------------------------------------
LOCATION        DOCUMENT / PERMIT                        ASSIGNED ID             AGENCY
--------------- ---------------------------------------- ----------------------- ------------------------------------
Atlanta         Diesel Fuel Storage Tank Registration    003404                  City of Atlanta Fire Dept
--------------- ---------------------------------------- ----------------------- ------------------------------------
                Spill Pervention, Control &
Atlanta         Countermeasures Plan (SPCC)              Street Address          Code of Fed Reg. (40 CFR 112)
--------------- ---------------------------------------- ----------------------- ------------------------------------
                Hazardous Substances Registration                                State Emergency Response
Atlanta         (Tier Two)                               Street Address          Commission (SERC)
--------------- ---------------------------------------- ----------------------- ------------------------------------

--------------- ---------------------------------------- ----------------------- ------------------------------------
                Hazardous Substances Registration
Fremont         (CUPA)                                   Street Address          City of Fremont Fire Dept
--------------- ---------------------------------------- ----------------------- ------------------------------------

--------------- ---------------------------------------- ----------------------- ------------------------------------
Miami           Diesel Fuel Storage Tank Registration    9803785                 Dept of Enviroment Protection
--------------- ---------------------------------------- ----------------------- ------------------------------------
                Certification of Financial
Miami           Resprosibility (Spill Insurance)         9803785                 Dept of Enviroment Resource Mgmt
--------------- ---------------------------------------- ----------------------- ------------------------------------
Miami           Passenger Elevator Inspection            EL-0643                 Dade Elevator Inspections
--------------- ---------------------------------------- ----------------------- ------------------------------------
Miami           Permanent Certificate of Occupancy       3530330070190           Miami-Dade Building Department
--------------- ---------------------------------------- ----------------------- ------------------------------------
                Spill Pervention, Control &
Miami           Countermeasures Plan (SPCC)              Street Address          Code of Fed Reg. (40 CFR 112)
--------------- ---------------------------------------- ----------------------- ------------------------------------
                                                                                 State Emergency Response
Miami           Hazardous Substances Registration        Street Address          Commission (SERC)
--------------- ---------------------------------------- ----------------------- ------------------------------------


--------------- ---------------------
LOCATION        RENEWAL
--------------- ---------------------
Atlanta         Annual-June
--------------- ---------------------

Atlanta         W/Site Changes
--------------- ---------------------

Atlanta         Annual-March
--------------- ---------------------

--------------- ---------------------

Fremont         Annual-March
--------------- ---------------------

--------------- ---------------------
Miami           Annual-June
--------------- ---------------------

Miami           Annual-June
--------------- ---------------------
Miami           Annual-April
--------------- ---------------------
Miami           W/Site Changes
--------------- ---------------------

Miami           W/Site Changes
--------------- ---------------------

Miami           Annual-March
--------------- ---------------------

                                  SCHEDULE 2.8

                                  LIST OF PLANS


1.   Humana Health Plan
2.   Humana Dental Plan
3.   VSP Vision Plan
4.   Cafeteria (125) Plan
5.   Health Flexible Spending Account Plan
6.   Dependent Care Flexible Spending Account Plan
7.   Hartford Life Insurance and Accidental Death and Dismemberment Plan
8.   UNUM Voluntary Life Insurance and Accidental Death and Dismemberment Plan
9.   Hartford Long and Short Term Disability Plans
10.  Fidelity 401(k) Plan
11.  EAP Consultants Employee Assistance Plan
12.  Employee Stock Purchase Plan
13.  Employee Stock Option Plan
14.  Severance Plan
15.  Welfare Benefits Plan (Form 5500 "Wrap" Plan)
16.  College Assistance Program
17.  Employee Web Hosting Accounts Program
18.  Paid Time Off Program (vacation, sick time, and personal time)
19. Leave Program (FMLA, personal, bereavement, jury duty, and military leaves of absence)
20.  Flexible Work Arrangement Program
21.  Telecommuting Program
22.  Monthly MARTA Card Program
23.  Parking / Transportation Reimbursement Program
24.  Guaranteed Ride Home Program

Seller also has a commission plan and an executive bonus plan, which plan will not be transferred to Purchaser.

Seller makes no representation or warranty about any Plans that were acquired in connection with any acquisition that were terminated by Seller or merged with one of the Plans listed above following such acquisition.

                                  SCHEDULE 2.9

                                      LIENS

None.

                                  SCHEDULE 2.10

                          INTELLECTUAL PROPERTY CLAIMS


On or about December 19, 2003 Seller received a letter from SCO Systems alleging that SCO Systems owned certain intellectual property rights in certain versions of the Linux operating system and that Seller may have been operating computers that used the indicated versions of the Linux operating system. SCO Systems sent several additional letters making similar claims in the first few months of 2004. Contemporaneous reports in the public media indicated that SCO Systems had sent nearly identical form letters to more than one thousand companies in the U.S. making substantially the same allegation. Seller did not provide SCO Systems a written response and has received no further written communications from SCO Systems since April 2004.

From time to time third parties deliver to Seller, both orally and in writing, various claims (each, a "Claim") that purport to allege that some aspect of Seller's business violates applicable law or some other right of the claimant, or that certain of Seller's customers may be violating applicable law or some other right of the claimant and that such violation amounts to a violation on the part of Seller. Seller maintains internal communication and control systems to ensure that such Claims are handled in a manner that mitigates Seller's liability and in a manner intended to notify Seller's senior management in the event of a Claim that might reasonably be expected to be significant.

As of the Closing Date, Seller's senior management is not aware of any such Claim involving or pertaining to the Assets or the Business which it expects to be significant.

The Intellectual Property Assets set forth in Schedules 1.1(a)(ix), 1.1(b)(i) and 1.1(b)(ii) are hereby incorporated into this Schedule 2.10 by reference.

                                  SCHEDULE 2.17

                              ENVIRONMENTAL MATTERS


Prior to 2005, the Seller made no regulatory filings or prepared any spill plans with regard to the storage of fuel in above-ground storage tanks or the presence of lead-acid batteries at its facilities.

Seller has recently prepared all spill preparations and countermeasure control plans required for its above-ground storage tanks. In 2005, Seller made all filings required under ss.311 of the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. ss.11021.

                                 SCHEDULE 4.1(B)

                           MATERLIAL CONTRACT CONSENTS

Lease dated July 15, 1999, as amended, between Limar Realty Corp. #24, a California corporation, as Landlord, and Maxim Computer Systems, a California corporation, as Tenant, with respect to certain premises more specifically described therein and located at 42712 Lawrence Place, Fremont, CA 94538.

Lease dated June 2, 2000, as amended, between Hill Properties LLC, an Illinois limited liability company, as Landlord, and iNNERHOST, Inc., a Florida corporation, as Tenant, with respect to certain premises more specifically described therein and located at 2300 N.W. 89th Place, Miami, Florida 33172.

                                  SCHEDULE 4.7

                         EXCLUDED INTELLECTUAL PROPERTY

Urchin

Microsoft

Red Hat

                                   EXHIBIT B

                                                                  EXECUTION COPY


                        PEER 1 NETWORK SERVICES AGREEMENT

     This Peer 1 Network Services Agreement (the "Agreement") is entered into, by and between Interland, Inc., ("Customer"), a Minnesota corporation and Peer 1 Acquisition Corporation, a Delaware corporation ("Provider"). Provider and Customer may each be referred to individually as a "Party" or collectively referred to as "Parties."


                                    RECITALS



     A. Customer has sold, assigned and delivered to Purchaser, its successors and assigns, substantially all of the assets related to the Business pursuant to that certain Asset Purchase Agreement, dated as of August 31, 2005, between Provider and Customer (the "Purchase Agreement").

     B. This Agreement is entered into pursuant to the Purchase Agreement.

     C. Capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Purchase Agreement.


                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Interland and Purchaser hereby agree as follows:


1. Scope of Agreement. This Agreement governs Customer's (including any of its Affiliates) purchase and use, in any manner, of the services provided by Provider as described below. This Agreement includes the schedules, and the Acceptable Use Policy attached hereto as Schedule 1A, the Privacy Policy attached hereto as Schedule 1B , the Service Level Agreement attached hereto as
Schedule  1C,  and  the  Globals  Procedure   attached  hereto  as  Schedule  1D
(collectively, the "Provider Policies"), which are hereby incorporated by reference.

2.   Scope of Service.

     2.1 Network Services. During the Term (as defined below), Provider will manage all hardware, software, contracts, and vendor relationships required to ensure Customer's equipment located in the Facilities is accessible from the Internet (the "Network Services"). Customer acknowledges and agrees that Provider, in its sole discretion, may utilize subcontractors and third party providers to provide the Network Services.

     2.2  Service  Changes  or  Additions.  Any  changes to the scope of Network
Services must be mutually agreed upon in writing by the Parties. The Parties acknowledge that a change in the scope of Network Services may result in additional fees being imposed on the Customer, and Customer shall accept responsibility for any such additional fees through a mutually agreed upon amendment by the Parties to
Schedule 2.3 hereto.

     2.3 Fees. During each calendar month of the Term, the parties agree pay the fees as set forth in Schedule 2.3.

3. Warranties and Obligations.

     3.1 Warranties. Each Party warrants that neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will constitute a violation of, be in conflict with, or constitute a default under, any agreement or commitment to which it is bound, or any judgment, decree, order, regulation, or rule of any court or governmental authority or any statute or law.

     3.2 Financial Responsibility. Customer warrants that it will be financially responsible for the use of its account. Customer is responsible for payment of the total amounts due to Provider regardless of whether Customer is paid by its customers.

4. Term and Termination.

     4.1 Term. The Agreement will take effect on the Termination Date, as defined in the Interland Network Services Agreement and shall terminate on the same date as the Collocation Services Agreement, unless terminated earlier pursuant to this Section 4.

     4.2 Termination. In the event of any non-monetary breach under this Agreement by Provider or Customer, and except as outlined in the Schedules attached hereto, the nonbreaching party will provide written notice to the other party setting forth in reasonable detail the nature and extent of the breach. The breaching party will then have a period of thirty (30) days in which to cure such non-monetary breach, provided that the breaching party diligently pursues such cure during such thirty (30) day period, and such thirty (30) day period will be extended if necessary to implement the cure provided that the breaching party diligently pursues such cure during any such extension period. In the event of a monetary breach under this Agreement that is not being disputed in accordance with Section 12(j) hereof, if the breaching party has not cured such breach within five (5) business days after written notice of such breach is given to the breaching party, the breaching party shall be in default hereunder and the other party shall be entitled to terminate this Agreement immediately upon notice to the breaching party. Provider shall have the right to terminate this Agreement, or at its option its provision of any Service, in the event that any amounts owed to it pursuant to this Agreement are not paid when due, giving effect to the cure period set forth in Section 2(b) hereof, or in the event Customer has breached any of the other provisions of this Agreement and has failed to cure such breach in accordance with the terms hereof.

     4.3 Termination by Provider for Financial Condition of Customer. Upon notice to Customer, Provider may terminate this Agreement if Customer shall file an involuntary petition in bankruptcy or similar proceeding seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) days after the filing thereof, or if Customer shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

     4.4 Termination for Breach of Transition Agreements. Either party may immediately terminate this Agreement by giving written notice thereof to the other party hereto if (i) such other party has breached the terms of any of the other Transition Agreements and has failed to cure such breach in accordance with the terms thereof, and (ii) the notice of default given in connection with such other Transition Agreement expressly states the intention, upon the failure to cure such default, to so terminate this Agreement.

     4.5 Suspension or Termination by Provider. (a) Provider may suspend or terminate the Network Services or this Agreement upon providing written notice to Customer: (i) if the provision of Network Services may cause Provider to violate any law, rule, regulation or governmental code, order or policy ("Law");
(ii) if any change in applicable Law that, in any way, prohibits the provision of, or requires alteration of the Network Services provided hereunder; or (iii) any cessation of a third-party subcontractor or vendor relationship with Provider or discontinuance of equipment or a component of Network Services necessary to continue the provision of such, except that Provider will use commercially reasonable efforts to continue to provide comparable Network Services, component of the Network Services or equipment through another vendor under comparable terms and conditions.

     4.6 Effect of Termination. Termination of the Agreement will not relieve Customer of any obligations to pay fees and costs accrued prior to the Termination Date and, except if terminated by Customer pursuant to Section 4.2(a), all fees and costs that would be owed for the remainder of the Term. Upon the expiration or termination of this Agreement, (a) Customer will immediately cease using the Network Services; (b) any and all payment obligations of Customer under this Agreement will become due immediately; (c) all licenses and rights granted under this Agreement will terminate immediately.

5. Payment for Network Services

     5.1 Charges. Customer will be responsible for the payment of all federal, state, and local sales, use, value added, excise, duty and any other taxes assessed with respect to the Network Services, other than taxes based on Provider's net income.

     5.2 Payment. Provider will invoice Customer in advance for all charges hereunder. Payment for all recurring monthly fees, charges and expenses will be due and payable on or prior to the first day of the month for which such Network Services will be provided. In the event Customer disputes any billing by Provider, Customer shall notify Provider in writing, such notice shall include the amount disputed and an explanation for the dispute. Customer may withhold payment of the amount in dispute, provided that Customer must pay a minimum an amount equal to the average of the previous three (3) months' invoices within the payment period specified above. The parties will cooperate in good faith to resolve any such disputes within a thirty (30) day period after the dispute is submitted to Provider. If the dispute is not resolved during this period, then either party may seek resolution of the dispute in accordance with Sections 9.9 and 9.15 of the Purchase Agreement. Any payment not received by the applicable due date will accrue interest at a rate of the lesser of one and one-half per cent (1.5%) per month or the maximum allowable under applicable law. In addition, Customer's failure to fully pay any undisputed charges and expenses within five (5) business days of Provider's providing notice to customer of such delinquency, will justify Provider's suspension of its performance of the Network Services and/or termination of the Agreement pursuant to Section 4.2 of this Agreement. Subject to the terms set forth in the preceding sentence, Provider may, without prejudice to any other remedy or right it may have, suspend delivery of the Network Services to Customer until such failure is cured. Any such suspension or termination would not relieve Customer from paying any fees due plus interest. In the event of collection enforcement, Customer will be liable for any costs associated with such collection, including, without limitation, reasonable attorneys' fees, court costs and collection agency fees.

     5.3 Disclosure Rights. If legally compelled to disclose pursuant to court order, judicial process, or as otherwise required by law, Provider may access and, to the extent required disclose any requested information. Provider also reserves the right to report any activity that it reasonably suspects violates any law or regulation or the intellectual property rights of third parties to appropriate law enforcement officials, regulators, or such third parties.

6. Intellectual Property Rights. Intellectual property rights in all software, information, technology or data whatsoever supplied or made available by Provider under this Agreement ("Intellectual Property Rights") will remain the property of Provider or its vendors, as applicable. Except as expressly set forth herein, Provider does not grant Customer any license, sublicense or other right in or to such Intellectual Property Rights.

7. Force Majeure.

     7.1 Provider shall not be responsible for the failure or delay in performance hereunder if Provider is prevented from complying herewith due to any law or governmental order, act of God, act of civil or military authority, rebellion, riot, insurrection, acts of terrorism, quarantine, civil disturbance, war, fire, flood, epidemic, embargo, shortage or unavailability of supplies, strikes and labor interruption, accident, fire or other catastrophes or similar events which are beyond its reasonable control (each, a "Force Majeure Event")

         7.2 Upon the occurrence of a Force Majeure Event, Provider shall promptly give notice to Customer of the occurrence or circumstance upon which it intends to rely to excuse its performance. The duties and obligations of the parties hereunder shall be suspended for the duration of the Force Majeure Event and Provider shall resume the performance of its obligations hereunder as soon as reasonably practicable after removal of the Force Majeure Event.

8. Limitation of Liability; Indemnification.

     8.1 Notwithstanding anything to the contrary contained herein, in no event will Provider, or any of its officers, directors, employees, shareholders or representatives (collectively, "Provider Parties") be liable for any punitive, special, incidental or consequential damages, including lost profits, in any way relating to this Agreement or the Network Services provided hereunder.

     8.2 As to any claim by Customer with respect to the Network Services, in no event will the Provider Parties have any liability for any damages to Customer, except for claims of gross negligence or willful misconduct on the part of any of the Provider Parties.

     8.3 Customer agrees to indemnify and hold the Provider Parties harmless from and against any claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim by a third party in connection with the Network Services provided by Provider to Customer pursuant to this Agreement, other than claims of gross negligence or willful misconduct on the part of any of the Provider Parties.

     8.4 The parties agree that the limitations of liability and indemnification set forth in this section shall survive and continue in full force and effect despite any termination or expiration of this Agreement, and are independent of
Article 7 of the Purchase Agreement.

     8.5 Each party agrees that each individual acting solely in his or her capacity as an officer or employee of his or her respective principal, which is a party hereto, will in no event be personally responsible for acts reasonably believed to be taken within the scope of his/her employment and each party covenants not to sue any such individual for acts reasonably believed to be taken within his/her employment.

9. Confidentiality.

     9.1 The parties each agree that all Confidential Information communicated to it by the other has been communicated in confidence and will be used only for the purposes of this Agreement. Each party agrees to disclose such Confidential Information only to those directors, officers, employees or consultants who have a need to access the other party's Confidential Information for the purposes of this Agreement, and each party will not use the other party's Confidential Information to compete with such other party and will not disclose such Confidential Information to any third party without the prior written consent of the other party except as permitted under this Agreement. Exceptions to Confidential Information include (a) information in the public domain, (b) information known to a party prior to the time of disclosure by the disclosing party or information developed independently by a party without reference to information disclosed under this Agreement, or (c) information received from a third party without restriction and/or breach of this Agreement or a similar agreement. It will not be a violation of this provision to disclose Confidential Information in compliance with any legal, accounting or regulatory requirement beyond the control of either party. Upon the termination of this Agreement and upon written request of the disclosing party, each party will promptly return all Confidential Information of the other party. This provision will survive the termination of this Agreement for two (2) years.

     9.2 The parties to this Agreement understand and agree that the terms and conditions of this Agreement and all documents referenced herein (including invoices provided pursuant to this Agreement) are confidential as between Provider, Customer and each party's affiliates and will not be disclosed by either party to any party other than the directors, officers, employees, agents and financial investors (conducting due diligence) of such party who have a need to know such information, except as may be required by law or a court of competent jurisdiction. Notwithstanding the foregoing, each party may provide an original or a copy of this Agreement to investors and potential investors who have a need to know in connection with such disclosing party's capital raising transaction and to other parties who have a need to know with respect to other major corporate transactions of such disclosing party provided the parties receiving such information are bound by confidentiality restrictions no less strict than those contained herein.

10. Miscellaneous Provisions.

     10.1 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations among the parties regarding the subject matter of this Agreement, except for the Purchase Agreement insofar as it is applicable hereto.

     10.2 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:


                If to Customer:
                Interland, Inc.
                303 Peachtree Center Drive
                Atlanta, GA 30303
                Attention:  General Counsel
                Facsimile:  (404) 260-2760

                with a copy to:

                Arnall Golden Gregory, LLP 171 17th Street, N.W.
                Suite 2100
                Atlanta, GA  30363
                Attention:  Jonathan Golden
                Facsimile:  (404) 873-8701

                If to Provider:
                Peer 1 Network Enterprises, Inc.
                Suite 1600
                555 West Hastings Street
                Vancouver, British Columbia
                Canada V6B 4NS
                Attention: Rick Hingson
                Facsimile: (604) 683-4634

                with a copy to:

                Gardner Carton & Douglas LLP
                191 North Wacker Drive, Suite 3700

                Chicago, Illinois 60606
                Attention:  Jesse H. Ruiz
                Facsimile:  (312) 569-3135

A party may change the address to which the communications are to be directed to it by giving notice to the other party in the manner provided in this Section. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, receipt of which is acknowledged by non-automatic means, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt.

     10.3 Transfer and Assignment; Successors. Without the other party's written consent, which consent shall not be unreasonably withheld, this Agreement and the rights and obligations hereunder will not be assignable by any party, including, without limitation, by means of the merger, consolidation or other reorganization of such party, or the sale of all or substantially all of the assets or the sale or transfer of greater than a majority of the capital stock or other equity interests of such party. This Agreement will be binding upon, and inure to the benefit of, the respective successors and permitted assigns of each of the parties hereto.

     10.4 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

     10.5 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

     10.6 Amendments. This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by the parties hereto.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable rights hereunder.

     10.9 Waiver. The terms of this Agreement may be waived only by a written instrument signed by the party or parties waiving compliance. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     10.10 Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to Sections 9.9 and 9.15 of the Purchase Agreement.

                          [Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        INTERLAND, INC.


                                        By: /s/ Allen L. Shulman
                                            -----------------------------------

                                        Name: Allen L. Shulman
                                            -----------------------------------

                                        Title: President
                                            -----------------------------------



                                        PEER 1 ACQUISITION CORPORATION


                                        By: /s/ C.G. Hampson
                                            -----------------------------------

                                        Name: C.G. Hampson
                                            -----------------------------------

                                        Title: President
                                            -----------------------------------







Attachments
Schedule 1A   Acceptable Use Policy and Privacy Policy
Schedule 1B   Privacy Policy
Schedule 1C   Service Level Agreement
Schedule 1D   Globals Procedure
Schedule 2.3  Fees

                                                                 EXECUTION COPY



                            SERVER SUPPORT AGREEMENT

     THIS SERVER SUPPORT AGREEMENT (this "Agreement") is entered into as of August 31, 2005, between Peer 1 Acquisition Corporation, a Delaware corporation, ("Peer 1") and Interland, Inc., a Minnesota corporation ("Interland").

                                    RECITALS:

     WHEREAS, Interland and Peer 1 have entered into that certain Asset Purchase Agreement dated August 31, 2005 between Peer 1 and Interland (the "Purchase Agreement"), under which all of the assets owned or operated by Interland and used exclusively in the operation of the Business were sold to Peer 1 as of the date hereof (the "Sale"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement or the Collocation Services Agreement dated August 31, 2005 between Peer 1 and Interland (the "Collocation Services Agreement"), as applicable. (For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Purchase Agreement);

     WHEREAS, the equipment not purchased by Peer 1 and listed on Exhibit A attached hereto (the "Legacy Equipment") continues to be owned and operated by Interland and used in providing the Shared Hosting Services and certain corporate services to Interland, and is located and operating at the Atlanta data center at 101 Marietta Street, Atlanta, Georgia outside of the Customer Space, as defined below, (the "Atlanta Facility"), the Miami data center at 2300 N.W. 89th Pl, Doral, FL 33142 (the "Miami Facility"), and the Fremont data center at 42712 Lawrence Place, Fremont, CA 94538 (the "Fremont Facility"). (For the purposes of this Agreement, the Miami Facility, the Atlanta Facility and the Fremont Facility are sometimes referred to collectively as the "Facilities");

     WHEREAS, Peer 1 will operate the Facilities as of the Sale and Interland will become a collocation customer of Peer 1 in a portion of the Atlanta Facility described in the Collocation Services Agreement (the "Customer Space");

     WHEREAS, the Legacy Equipment located in the Atlanta Facility, which is not located in the Customer Space, is currently intermingled with the Business equipment in the portion of the Atlanta Facility other than the Customer Space (the "Atlanta Peer 1 Space"). (For the purposes of this Agreement only, the Miami Facility, the Fremont Facility and the Atlanta Peer 1 Space are referred to collectively as the "Supported Equipment Space");

     WHEREAS, Peer 1 is willing to provide the Services, as defined below, to Interland in order to support the Legacy Equipment and the Interland managed network hardware listed on Exhibit B attached hereto, and the Interland internal support servers used solely for the Shared Hosting Services listed on Exhibit C attached hereto, all located in the Supported Equipment Space (collectively, the

"Supported Equipment"), according to the terms and conditions contained in this Agreement; and

     WHEREAS, Interland intends prior to August 31, 2006, to either remove the Supported Equipment, from the Atlanta Facility, to entered into an additional Collocation services agreement with Peer 1, or to enter into an Colocated Unmanaged Dedicated agreement with Peer 1 covering such Supported Equipment (collectively, the "Migration");

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT:

1.   CONSULTING.

     Peer 1 shall provide, upon request, consulting services to Interland related to the planning, preparation and implementation of the Migration.

2.   OPERATION OF FACILITIES.

     While the Supported Equipment is located in the Supported Equipment Space, Peer 1 shall operate, manage and maintain the Facilities in order to enable the provision of services to Interland's customers who use Shared Hosting Services in substantially the same manner in which such customers were serviced immediately prior to the Sale. Peer 1 will continue therefore to provide server support services, including Internet connectivity, network maintenance and security, space, power and cooling and other services described herein (the "Services") in substantially the same manner in which Interland provided the Supported Equipment immediately prior to the Sale. Interland shall be responsible for the maintenance of the Supported Equipment. Except as specified in this Agreement (i) all Services and Migration Assistance (defined in section
5) provided under this Agreement are on an "AS IS" basis, (ii) Peer 1 does not represent or warrant that the Services or the Migration Assistance will be uninterrupted or error free, and (iii) Peer 1 does not make any warranty, guarantee or representation, either expressed or implied, regarding the fitness for a particular purpose of any service provided under this Agreement.

     Interland and Peer 1 will each nominate a representative to act as the primary contact person with respect to the accomplishment of the transactions contemplated by this Agreement (the "Service Coordinators"). The Service Coordinators shall be Ted Smith and Blake Miskin for Interland and Rick Hingson for Peer 1, or such other individuals as the applicable party may designate in writing delivered to the other party hereto. Unless Interland and Peer 1 otherwise agree, Interland and Peer 1 agree that all communications relating to this Agreement and the Services shall be directed to the Service Coordinators in accordance with Section 16(b) hereof.

     The Service Coordinators shall regularly consult regarding the operation of the Facilities. In the event Interland experiences an issue with the Services, Interland will report such issue to Peer 1 and the parties agree to follow the process described in the Global Procedures outlined in Exhibit D attached hereto and incorporated herein by reference.

3.   OPERATION OF LEGACY EQUIPMENT.

     Interland will operate, manage and maintain the Supported Equipment in a manner that will not unreasonably interfere with the operations of the Facilities or with the dedicated hosting customers of Peer 1. Interland agrees that it will not take any action or fail to take any action that requires Peer 1 operate the Business or manage and maintain the Facilities in a manner materially different from the manner in which the Business and Facilities were operated, managed or maintained prior to the Sale, except that the parties acknowledge that Interland will be performing the Migration which may require certain additional actions from Peer 1.

4.   ADDITIONAL EQUIPMENT

     Interland may not add new servers, other than replacement servers, to operate its Supported Equipment without the prior written consent of Peer 1, which consent shall not be unreasonably withheld by Peer 1. Notwithstanding the forgoing sentence, in order to accommodate Interland's incremental growth Peer 1 will allow Interland to add up to a total of one hundred (100) new servers to the Atlanta Peer 1 Space, subject to the terms and conditions of this Agreement. In any case, Interland must provide written notice to Peer 1, regarding Interland's intention to add new servers to the Atlanta Peer 1 Space, at least 48 hours prior to the installation of new servers.

5.   REMOVAL OF EQUIPMENT.

     Subject to Section 10 (a) of this Agreement, Interland agrees to remove all of the Supported Equipment from the Supported Equipment Space on or before August 31, 2006. The Migration from Supported Equipment Space to the Customer Space shall be the sole responsibility of Interland, however, Peer 1 agrees to consult with and assist Interland in formulating a comprehensive plan for the Migration, and in facilitating the execution of such plan with the equipment, software, or contractual relationship that is under the sole control of Peer (the "Migration Assistance"), upon such terms and conditions as the parties may mutually agree, provided that such Migration Assistance is provided solely at Interland's expense and does not impair or otherwise adversely affect Peer 1's business or any vendor relationships enjoyed by Peer 1, or result in a requirement that additional fees or other compensation be paid to any vendor by Peer 1, and provided further that Peer 1 shall advise Interland's Service Coordinator of anticipated expenses that Interland shall incur as a result of any Migration Assistance provided by Peer 1 pursuant to this Section 5 prior to commencement of such Migration Assistance.

6.   STATUS OF FACILITY OPERATIONS.

     The business conducted by Interland using the Supported Equipment at the Facilities is the sole responsibility of Interland. Consequently, Interland is solely responsible for the service provided to Interland customers and is solely responsible to providers of goods or services to the Shared Hosting servers or to other third parties affected by the Shared Hosing Services. Notwithstanding the foregoing sentence, Peer 1 shall be responsible for maintaining the Facilities and providing systems (e.g. HVAC and security) and third party service providers to the Facility (e.g. electric utilities). Peer 1 shall perform the Services described herein as an independent contractor engaged by Interland solely for the benefit of Interland. Interland agrees that it will not operate any business other than the Shared Hosting Services at the Facilities.

7.   RISK OF LOSS, INSURANCE AND LESSOR LIABILITY.

     (a) Interland assumes all of the risk of loss regarding the Supported Equipment and the Shared Hosting Services, whether or not any such loss arises out of the operations contemplated by this Agreement. If required by any lease of the Facilities, Interland covenants that neither Interland nor any insurer or other party whose rights derive from Interland shall bring any claim for a loss to the Supported Equipment or relating to the Shared Hosting Services against the lessor of the Facilities. Notwithstanding the foregoing, Peer 1 shall be responsible for any loss to the Supported Equipment arising out of the gross negligence or willful misconduct of Peer 1 or any of its employees or agents, provided that Peer 1's liability will be limited to the actual replacement cost of the Equipment which is damaged or lost as a result of Peer 1's gross negligence or willful misconduct.

     (b) Interland agrees to insure the Equipment in an amount equivalent to the actual replacement cost of the Equipment against risk of physical damage or loss under the terms of a standard commercial insurance policy for fire and extended coverage. Such insurance shall include a waiver of subrogation for any claim against Peer 1 and the landlord of the Facilities and shall provide proof of such insurance and waiver.

8.   TAXES.

     Interland shall promptly pay when due any personal property taxes, use taxes, income taxes or any other tax or fee relating to the Supported Equipment or the Shared Hosting Business.

9.   ACCESS TO FACILITIES.

     Interland shall have access to its Supported Equipment subject to Peer 1's controlled access procedures, which procedures shall be mutually agreed upon between Interland and Peer 1 after the date hereof. Interland and Peer 1 agree that such access is intended to allow Interland to reasonably service and support the Supported Equipment consistent with the parties' respective duties hereunder. Furthermore, Interland and Peer 1 agree that in order for Interland to maintain such levels of service and support in the Atlanta Peer 1 Space, a limited number of key Interland employees (which list of Interland key employees shall be identified and agreed upon mutually by the Peer 1 and Interland Service Coordinators) shall be permitted limited access (subject to the Peer 1 access procedures) to the Atlanta Peer 1 Space.

10.  FEES AND EXPENSES.

     (a) As consideration for the Services provided by Peer 1 to Interland under this Agreement, Interland agrees to pay: (a) $15.00 per each item of Supported Equipment located in the Atlanta Peer 1 Space per month, or any part thereof, from the date of the Sale through the termination of the Interland Network Services Agreement, (b) $25.00 per each item of Supported Equipment per month, or any part thereof, in the Atlanta Peer 1 Space, from the Effective Date of the Peer 1 Network Services Agreement through March 31, 2006, and $25.00 per each item of Supported Equipment in the Miami Facility and Freemont Facility per month, or any part thereof, from the date of the Sale through March 31, 2006. The price that Interland agrees to pay per item of Supported Equipment per month shall increase to $30.00 per item of Supported Equipment during the month, or any part thereof, of April 2006, and shall increase to $35.00 per item of Supported Equipment during the month, or any part thereof, of May 2006, and shall increase to $40.00 per item of Supported Equipment during the months, or any part thereof, of June, July and August 2006.

     For purposes of calculating the number of items of Supported Equipment in the Supported Equipment Space per month, designated representatives of Peer 1 and Interland will conduct an inventory of Supported Equipment on the first day of each month beginning on the fist day of the month following the Sale. Peer 1 shall send an invoice to Interland based on the count of the items of Supported Equipment within two (2) business days of such count. Interland shall make payments to Peer 1 no later than ten (10) business days after receipt of such invoice. All of the fees described herein are in United States Dollars.

     On or before August 31, 2006, Interland shall have either: (i) moved the Supported Equipment at Interland's expense out of the Supported Equipment Space,
(ii) moved the Supported Equipment from the Supported Equipment Space at Interland's expense into the Customer Space, (iii) entered into a new collocation services agreement with Peer 1 covering such Supported Equipment, or
(iv) entered into a Colocated Unmanaged Dedicated agreement with Peer 1 covering such Supported Equipment.. If none of these have happened, and if the Supported Equipment remains in the Supported Equipment Space after August 31, 2006, then Peer 1 will have the right to remove, relocate, store, or dispose of the Supported Equipment at Interland's expense without liability to Interland.

     (b) Peer 1 will provide the SAN, NAS or Tape backup (the "Backup") that is currently in use by Interland for the term of this Agreement at a flat rate of $32,257 per month. At the request of either party, the parties will review this flat rate on a quarterly basis and may agree to adjust the rate charged per month based on the volume of Backup utilized by each party and changes to the factors used to calculate the initial monthly flat rate. Interland may terminate the Tape backup service upon 30 days written notice to Peer 1.

     (c) In  consideration  of Peer 1 providing  One (1) locked office and Eight
(8) cubicles on the 5th floor of the Atlanta Facility Interland will pay $3,600.00 per month to Peer 1 by the 10th day of each calendar month following the month in which Closing occurs. Notwithstanding the foregoing sentence, Interland may terminate this arrangement for the One (1) locked office and Eight
(8) cubicles upon 30 days written notice to Peer 1

     (d) Except as set forth in Section 10(a), Peer 1 will invoice Interland monthly in advance for any other amounts due hereunder and Interland shall pay the amount invoiced within five business days of Interland's receipt of the invoice.

11.  TERM.

     Each party's obligations pursuant to this Agreement shall terminate on the earlier to occur of the removal of all of the Supported Equipment from the Supported Equipment Space according to the provisions of Article 5 of this Agreement or twelve months after the execution of this Agreement. Any request for change, or extension of this Agreement, must be agreed to in writing no later than 30 days prior to the end of the twelve month term.

12.  TERMINATION.

     (a) In the event of any non-monetary breach under this Agreement by Peer 1 or Interland, the nonbreaching party will provide written notice to the other party setting forth in reasonable detail the nature and extent of the breach. The breaching party will then have a period of thirty (30) days in which to cure such non-monetary breach, provided that the breaching party diligently pursues such cure during such thirty (30) day period, and such thirty (30) day period will be extended if necessary to implement the cure provided that the breaching party diligently pursues such cure during any such extension period. In the event of a monetary breach under this Agreement that is not being disputed in accordance with Section 16(j) hereof, if the breaching party has not cured such breach within five (5) days after written notice of such breach is given to the breaching party, the breaching party shall be in default hereunder and the other party shall be entitled to terminate this Agreement immediately upon notice to the breaching party. Peer 1 shall have the right to terminate this Agreement, or at its option its provision of any Service, in the event that any amounts owed to it pursuant to this Agreement are not paid when due, giving effect to the cure period set forth in this Section 12(a), or in the event Interland has breached any of the other provisions of this Agreement and has failed to cure such breach in accordance with the terms hereof.

     (b) Upon notice to Interland, Peer 1 may terminate this Agreement if Interland shall file an involuntary petition in bankruptcy or similar proceeding seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) days after the filing thereof, or if Interland shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

     (c) Either party may immediately terminate this Agreement by giving written notice thereof to the other party hereto if (i) such other party has breached the terms of any of the other Transition Agreements and has failed to cure such breach in accordance with the terms thereof, and (ii) the notice of default given in connection with such other Transition Agreement expressly states the intention, upon the failure to cure such default, to so terminate this Agreement.

13. FORCE MAJEURE.

     Peer 1 shall not be responsible for the failure or delay in performance hereunder if Peer 1 is prevented from complying herewith due to any law or governmental order, act of God, act of civil or military authority, rebellion, riot, insurrection, acts of terrorism, quarantine, civil disturbance, war, fire, flood, epidemic, embargo, shortage or unavailability of supplies, strikes and labor interruption, accident, fire or other catastrophes or similar events which are beyond its reasonable control (each, a "Force Majeure Event")

     Upon the occurrence of a Force Majeure Event, Peer 1 shall promptly give notice to Interland of the occurrence or circumstance upon which it intends to rely to excuse its performance. The duties and obligations of the parties hereunder shall be suspended for the duration of the Force Majeure Event and Peer 1 shall resume the performance of its obligations hereunder as soon as reasonably practicable after removal of the Force Majeure Event.

14.  LIMITATION OF LIABILITY; INDEMNIFICATION.

     Notwithstanding anything to the contrary contained herein, in no event will Peer 1, or any of its officers, directors, employees, shareholders or representatives (collectively, "Peer 1 Parties") be liable for any punitive, special, incidental or consequential damages, including lost profits, in any way relating to this Agreement or the Services provided hereunder.

     As to any claim by Interland with respect to the Services, in no event will the Peer 1 Parties have any liability for any damages to Interland, except for claims of gross negligence or willful misconduct on the part of any of the Peer 1 Parties.

     Interland agrees to indemnify and hold the Peer 1 Parties harmless from and against any claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim by a third party in connection with the Services provided by Peer 1 to Interland pursuant to this Agreement, other than claims of gross negligence or willful misconduct on the part of any of the Peer 1 Parties.

     The parties agree that the limitations of liability and indemnification set forth in this section shall survive and continue in full force and effect despite any termination or expiration of this Agreement, and are independent of
Article 7 of the Purchase Agreement.

     Each party agrees that each individual acting solely in his or her capacity as an officer or employee of his or her respective principal, which is a party hereto, will in no event be personally responsible for acts reasonably believed to be taken within the scope of his/her employment and each party covenants not to sue any such individual for acts reasonably believed to be taken within his/her employment.

15.  CONFIDENTIALITY.

     The parties each agree that all Confidential Information communicated to it by the other has been communicated in confidence and will be used only for the purposes of this Agreement. Each party agrees to disclose such Confidential Information only to those directors, officers, employees or consultants who have a need to access the other party's Confidential Information for the purposes of this Agreement, and each party will not use the other party's Confidential Information to compete with such other party and will not disclose such Confidential Information to any third party without the prior written consent of the other party except as permitted under this Agreement. Exceptions to Confidential Information include (a) information in the public domain, (b) information known to a party prior to the time of disclosure by the disclosing party or information developed independently by a party without reference to information disclosed under this Agreement, or (c) information received from a third party without restriction and/or breach of this Agreement or a similar agreement. It will not be a violation of this provision to disclose Confidential Information in compliance with any legal, accounting or regulatory requirement beyond the control of either party. Upon the termination of this Agreement and upon written request of the disclosing party, each party will promptly return all Confidential Information of the other party. This provision will survive the termination of this Agreement for two (2) years.

     The parties to this Agreement understand and agree that the terms and conditions of this Agreement and all documents referenced herein (including invoices provided pursuant to this Agreement) are confidential as between Peer 1, Interland and each party's affiliates and will not be disclosed by either party to any party other than the directors, officers, employees, agents and financial investors (conducting due diligence) of such party who have a need to know such information, except as may be required by law or a court of competent jurisdiction. Notwithstanding the foregoing, each party may provide an original or a copy of this Agreement to investors and potential investors who have a need to know in connection with such disclosing party's capital raising transaction and to other parties who have a need to know with respect to other major corporate transactions of such disclosing party provided the parties receiving such information are bound by confidentiality restrictions no less strict than those contained herein.

16.  MISCELLANEOUS PROVISIONS.

     (a) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations among the parties regarding the subject matter of this Agreement, except for the Purchase Agreement insofar as it is applicable hereto.

     (b) Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                  If to Interland:

                  Interland, Inc.
                  303 Peachtree Center Drive
                  Atlanta, GA 30303
                  Attention:  General Counsel
                  Facsimile:  (404) 260-2760

                  with a copy to:

                  Arnall Golden Gregory, LLP 171 17th Street, N.W.
                  Suite 2100
                  Atlanta, GA  30363
                  Attention:  Jonathan Golden
                  Facsimile:  (404) 873-8701

                  If to Peer 1:

                  Peer 1 Network Enterprises, Inc.
                  Suite 1600
                  555 West Hastings Street
                  Vancouver, British Columbia
                  Canada V6B 4NS
                  Attention: Rick Hingson
                  Facsimile: (604) 683-4634

                  with a copy to:

                  Gardner Carton & Douglas LLP
                  191 North Wacker Drive, Suite 3700
                  Chicago, Illinois 60606
                  Attention:  Jesse H. Ruiz
                  Facsimile:  (312) 569-3135


     A party may change the address to which the communications are to be directed to it by giving notice to the other party in the manner provided in this Section. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, receipt of which is acknowledged by non-automatic means, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt.

     (c) Transfer and Assignment; Successors. Without the other party's written consent, which consent shall not be unreasonably withheld, this Agreement and the rights and obligations hereunder will not be assignable by any party, including, without limitation, by means of the merger, consolidation or other reorganization of such party, or the sale of all or substantially all of the assets or the sale or transfer of greater than a majority of the capital stock or other equity interests of such party. This Agreement will be binding upon, and inure to the benefit of, the respective successors and permitted assigns of each of the parties hereto.

     (d) Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

     (d) Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

     (e) Amendments. This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by the parties hereto.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     (g) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable rights hereunder.

     (h) Waiver. The terms of this Agreement may be waived only by a written instrument signed by the party or parties waiving compliance. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     (i) Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to Section 9.9 of the Purchase Agreement.

                           [Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    Interland, INC.


                                    By: /s/ Allen L. Shulman
                                        -----------------------------------

                                    Name: Allen L. Shulman
                                        -----------------------------------

                                    Title: President
                                        -----------------------------------


                                    PEER 1 ACQUISITION CORPORATION


                                    By: /s/ C.G. Hampson
                                        -----------------------------------

                                    Name: C.G. Hampson
                                        -----------------------------------

                                    Title: President
                                        -----------------------------------




Attachments
Schedule 1A    Acceptable Use Policy and Privacy Policy
Schedule 1B    Privacy Policy
Schedule 1C    Service Level Agreement
Schedule 1D    Globals Procedure
Schedule 2.3   Fees

                      INTERLAND NETWORK SERVICES AGREEMENT

     This Interland Network Services Agreement (the "Agreement") is entered into as of this 31st day of August, 2005 (the "Effective Date"), by and between Interland, Inc., ("Provider"), a Minnesota corporation and Peer 1 Acquisition Corporation, a Delaware corporation ("Customer"). Provider and Customer may each be referred to individually as a "Party" or collectively referred to as "Parties."


                                    RECITALS


     A. Provider has sold, assigned and delivered to Customer, its successors and assigns, substantially all of the assets related to the Business pursuant to that certain Asset Purchase Agreement, dated as of August 31, 2005, between Provider and Customer (the "Purchase Agreement").

     B. This Agreement is entered into pursuant to the Purchase Agreement.

     C. Capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Interland and Purchaser hereby agree as follows:

1. Scope of Agreement. This Agreement governs Customer's (including any of its Affiliates) purchase and use, in any manner, of the services provided by Provider as described below. This Agreement includes the schedules, and the Acceptable Use Policy attached hereto as Schedule 1A, the Privacy Policy attached hereto as Schedule 1B , the Service Level Agreement attached hereto as
Schedule  1C,  and  the  Globals  Procedure   attached  hereto  as  Schedule  1D
(collectively, the "Provider Policies"), which are hereby incorporated by reference.

2. Scope of Service.

     2.1 Network Services. During the Term (as defined below), Provider will manage all hardware, software, contracts, and vendor relationships required to ensure Customer's equipment located in the Facilities is accessible from the Internet (the "Network Services"). Customer acknowledges and agrees that Provider, in its sole discretion, may utilize subcontractors and third party providers to provide the Network Services.

     2.2  Service  Changes  or  Additions.  Any  changes to the scope of Network
Services must be mutually agreed upon in writing by the Parties. The Parties acknowledge that a change in the scope of Network Services may result in additional fees being imposed on the Customer, and Customer shall accept responsibility for any such additional fees through a mutually agreed upon amendment by the Parties to Schedule 2.3 hereto.

     2.3 Fees. During each calendar month of the Term, the parties agree pay the fees as set forth in Schedule 2.3.

3. Warranties and Obligations.

     3.1 Warranties. Each Party warrants that neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will constitute a violation of, be in conflict with, or constitute a default under, any agreement or commitment to which it is bound, or any judgment, decree, order, regulation, or rule of any court or governmental authority or any statute or law.

     3.2 Financial Responsibility. Customer warrants that it will be financially responsible for the use of its account. Customer is responsible for payment of the total amounts due to Provider regardless of whether Customer is paid by its customers.

4. Term and Termination.

     4.1 Term. The Agreement will take effect on the Effective Date and will continue until the termination date of the last Transit Provider agreement, as defined in Schedule 2.3. Within a reasonable time following the date on which Provider determines the termination date of the last Transit Provider agreement, Provider will provide notice to Customer of such date, provided that failure to provide such notice shall not be deemed a breach of this agreement and termination of this Agreement shall not be contingent upon such notice.

     4.2 Termination. In the event of any non-monetary breach under this Agreement by Provider or Customer, and except as outlined in the Schedules attached hereto, the nonbreaching party will provide written notice to the other party setting forth in reasonable detail the nature and extent of the breach. The breaching party will then have a period of thirty (30) days in which to cure such non-monetary breach, provided that the breaching party diligently pursues such cure during such thirty (30) day period, and such thirty (30) day period will be extended if necessary to implement the cure provided that the breaching party diligently pursues such cure during any such extension period. In the event of a monetary breach under this Agreement that is not being disputed in accordance with Section 12(j) hereof, if the breaching party has not cured such breach within five (5) business days after written notice of such breach is given to the breaching party, the breaching party shall be in default hereunder and the other party shall be entitled to terminate this Agreement immediately upon notice to the breaching party. Provider shall have the right to terminate this Agreement, or at its option its provision of any Service, in the event that any amounts owed to it pursuant to this Agreement are not paid when due, giving effect to the cure period set forth in Section 2(b) hereof, or in the event

Customer has breached any of the other provisions of this Agreement and has failed to cure such breach in accordance with the terms hereof.

     4.3 Termination by Provider for Financial Condition of Customer. Upon notice to Customer, Provider may terminate this Agreement if Customer shall file an involuntary petition in bankruptcy or similar proceeding seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) days after the filing thereof, or if Customer shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

     4.4 Termination for Breach of Transition Agreements. Either party may immediately terminate this Agreement by giving written notice thereof to the other party hereto if (i) such other party has breached the terms of any of the other Transition Agreements and has failed to cure such breach in accordance with the terms thereof, and (ii) the notice of default given in connection with such other Transition Agreement expressly states the intention, upon the failure to cure such default, to so terminate this Agreement.

     4.5 Suspension or Termination by Provider. (a) Provider may suspend or terminate the Network Services or this Agreement upon providing written notice to Customer: (i) if the provision of Network Services may cause Provider to violate any law, rule, regulation or governmental code, order or policy ("Law");
(ii) if any change in applicable Law that, in any way, prohibits the provision of, or requires alteration of the Network Services provided hereunder; or (iii) any cessation of a third-party subcontractor or vendor relationship with Provider or discontinuance of equipment or a component of Network Services necessary to continue the provision of such, except that Provider will use commercially reasonable efforts to continue to provide comparable Network Services, component of the Network Services or equipment through another vendor under comparable terms and conditions.

     4.6 Effect of Termination. Termination of the Agreement will not relieve Customer of any obligations to pay fees and costs accrued prior to the Termination Date and, except if terminated by Customer pursuant to Section 4.2(a), all fees and costs that would be owed for the remainder of the Term. Upon the expiration or termination of this Agreement, (a) Customer will immediately cease using the Network Services; (b) any and all payment obligations of Customer under this Agreement will become due immediately; (c) all licenses and rights granted under this Agreement will terminate immediately.

5.   Payment for Network Services

     5.1 Charges. Customer will be responsible for the payment of all federal, state, and local sales, use, value added, excise, duty and any other taxes assessed with respect to the Network Services, other than taxes based on Provider's net income.

     5.2 Payment. Provider will invoice Customer in advance for all charges hereunder. Payment for all recurring monthly fees, charges and expenses will be due and payable on or prior to the first day of the month for which such Network Services will be provided. In the event Customer disputes any billing by Provider, Customer shall notify Provider in writing, such notice shall include the amount disputed and an explanation for the dispute. Customer may withhold payment of the amount in dispute, provided that Customer must pay a minimum an amount equal to the average of the previous three (3) months' invoices within the payment period specified above. The parties will cooperate in good faith to resolve any such disputes within a thirty (30) day period after the dispute is submitted to Provider. If the dispute is not resolved during this period, then either party may seek resolution of the dispute in accordance with Sections 9.9 and 9.15 of the Purchase Agreement. Any payment not received by the applicable due date will accrue interest at a rate of the lesser of one and one-half per cent (1.5%) per month or the maximum allowable under applicable law. In addition, Customer's failure to fully pay any undisputed charges and expenses within five (5) business days of Provider's providing notice to customer of such delinquency, will justify Provider's suspension of its performance of the Network Services and/or termination of the Agreement pursuant to Section 4.2 of this Agreement. Subject to the terms set forth in the preceding sentence, Provider may, without prejudice to any other remedy or right it may have, suspend delivery of the Network Services to Customer until such failure is cured. Any such suspension or termination would not relieve Customer from paying any fees due plus interest. In the event of collection enforcement, Customer will be liable for any costs associated with such collection, including, without limitation, reasonable attorneys' fees, court costs and collection agency fees.

     5.3 Disclosure Rights. If legally compelled to disclose pursuant to court order, judicial process, or as otherwise required by law, Provider may access and, to the extent required disclose any requested information. Provider also reserves the right to report any activity that it reasonably suspects violates any law or regulation or the intellectual property rights of third parties to appropriate law enforcement officials, regulators, or such third parties.

6. Intellectual Property Rights. Intellectual property rights in all software, information, technology or data whatsoever supplied or made available by Provider under this Agreement ("Intellectual Property Rights") will remain the property of Provider or its vendors, as applicable. Except as expressly set forth herein, Provider does not grant Customer any license, sublicense or other right in or to such Intellectual Property Rights.

7. Force Majeure.

     7.1 Provider shall not be responsible for the failure or delay in performance hereunder if Provider is prevented from complying herewith due to any law or governmental order, act of God, act of civil or military authority, rebellion, riot, insurrection, acts of terrorism, quarantine, civil disturbance, war, fire, flood, epidemic, embargo, shortage or unavailability of supplies, strikes and labor interruption, accident, fire or other catastrophes or similar events which are beyond its reasonable control (each, a "Force Majeure Event")

     7.2 Upon the occurrence of a Force Majeure Event, Provider shall promptly give notice to Customer of the occurrence or circumstance upon which it intends to rely to excuse its performance. The duties and obligations of the parties hereunder shall be suspended for the duration of the Force Majeure Event and Provider shall resume the performance of its obligations hereunder as soon as reasonably practicable after removal of the Force Majeure Event.

8. Limitation of Liability; Indemnification.

     8.1 Notwithstanding anything to the contrary contained herein, in no event will Provider, or any of its officers, directors, employees, shareholders or representatives (collectively, "Provider Parties") be liable for any punitive, special, incidental or consequential damages, including lost profits, in any way relating to this Agreement or the Network Services provided hereunder.

     8.2 As to any claim by Customer with respect to the Network Services, in no event will the Provider Parties have any liability for any damages to Customer, except for claims of gross negligence or willful misconduct on the part of any of the Provider Parties.

     8.3 Customer agrees to indemnify and hold the Provider Parties harmless from and against any claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim by a third party in connection with the Network Services provided by Provider to Customer pursuant to this Agreement, other than claims of gross negligence or willful misconduct on the part of any of the Provider Parties.

     8.4 The parties agree that the limitations of liability and indemnification set forth in this section shall survive and continue in full force and effect despite any termination or expiration of this Agreement, and are independent of
Article 7 of the Purchase Agreement.

     8.5 Each party agrees that each individual acting solely in his or her capacity as an officer or employee of his or her respective principal, which is a party hereto, will in no event be personally responsible for acts reasonably believed to be taken within the scope of his/her employment and each party covenants not to sue any such individual for acts reasonably believed to be taken within his/her employment.

9.   Confidentiality.

     9.1 The parties each agree that all Confidential Information communicated to it by the other has been communicated in confidence and will be used only for the purposes of this Agreement. Each party agrees to disclose such Confidential Information only to those directors, officers, employees or consultants who have a need to access the other party's Confidential Information for the purposes of this Agreement, and each party will not use the other party's Confidential Information to compete with such other party and will not disclose such Confidential Information to any third party without the prior written consent of the other party except as permitted under this Agreement. Exceptions to Confidential Information include (a) information in the public domain, (b) information known to a party prior to the time of disclosure by the disclosing party or information developed independently by a party without reference to information disclosed under this Agreement, or (c) information received from a third party without restriction and/or breach of this Agreement or a similar agreement. It will not be a violation of this provision to disclose Confidential Information in compliance with any legal, accounting or regulatory requirement beyond the control of either party. Upon the termination of this Agreement and upon written request of the disclosing party, each party will promptly return all Confidential Information of the other party. This provision will survive the termination of this Agreement for two (2) years.

     9.2 The parties to this Agreement understand and agree that the terms and conditions of this Agreement and all documents referenced herein (including invoices provided pursuant to this Agreement) are confidential as between Provider, Customer and each party's affiliates and will not be disclosed by either party to any party other than the directors, officers, employees, agents and financial investors (conducting due diligence) of such party who have a need to know such information, except as may be required by law or a court of competent jurisdiction. Notwithstanding the foregoing, each party may provide an original or a copy of this Agreement to investors and potential investors who have a need to know in connection with such disclosing party's capital raising transaction and to other parties who have a need to know with respect to other major corporate transactions of such disclosing party provided the parties receiving such information are bound by confidentiality restrictions no less strict than those contained herein.

10.  Miscellaneous Provisions.

     10.1 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations among the parties regarding the subject matter of this Agreement, except for the Purchase Agreement insofar as it is applicable hereto.

     10.2 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                  If to Provider:
                  Interland, Inc.
                  303 Peachtree Center Drive
                  Atlanta, GA 30303
                  Attention:  General Counsel
                  Facsimile:  (404) 260-2760

                  with a copy to:

                  Arnall Golden Gregory, LLP 171 17th Street, N.W.
                  Suite 2100
                  Atlanta, GA  30363
                  Attention:  Jonathan Golden
                  Facsimile:  (404) 873-8701

                  If to Customer:
                  Peer 1 Network Enterprises, Inc.
                  Suite 1600
                  555 West Hastings Street
                  Vancouver, British Columbia

                  Canada V6B 4NS
                  Attention: Rick Hingson
                  Facsimile: (604) 683-4634

                  with a copy to:

                  Gardner Carton & Douglas LLP
                  191 North Wacker Drive, Suite 3700
                  Chicago, Illinois 60606
                  Attention:  Jesse H. Ruiz
                  Facsimile:  (312) 569-3135

A party may change the address to which the communications are to be directed to it by giving notice to the other party in the manner provided in this Section. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, receipt of which is acknowledged by non-automatic means, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt.

     10.3 Transfer and Assignment; Successors. Without the other party's written consent, which consent shall not be unreasonably withheld, this Agreement and the rights and obligations hereunder will not be assignable by any party, including, without limitation, by means of the merger, consolidation or other reorganization of such party, or the sale of all or substantially all of the assets or the sale or transfer of greater than a majority of the capital stock or other equity interests of such party. This Agreement will be binding upon, and inure to the benefit of, the respective successors and permitted assigns of each of the parties hereto.

     10.4 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

     10.5 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

     10.6 Amendments. This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by the parties hereto.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable rights hereunder.

     10.9 Waiver. The terms of this Agreement may be waived only by a written instrument signed by the party or parties waiving compliance. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     10.10 Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to Sections 9.9 and 9.15 of the Purchase Agreement.


                           [Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        INTERLAND, INC.


                                        By: /s/ Allen L. Shulman
                                            -----------------------------------

                                        Name: Allen L. Shulman
                                            -----------------------------------

                                        Title: President
                                            -----------------------------------



                                        PEER 1 ACQUISITION CORPORATION


                                        By: /s/ C.G. Hampson
                                            -----------------------------------

                                        Name: C.G. Hampson
                                            -----------------------------------

                                        Title: President
                                            -----------------------------------







Attachments
Schedule 1A     Acceptable Use Policy and Privacy Policy
Schedule 1B     Privacy Policy
Schedule 1C     Service Level Agreement
Schedule 1D     Globals Procedure
Schedule 2.3    Fees

                                                           [PEER 1 NETWORK LOGO]

                                                                  EXECUTION COPY
                         COLLOCATION SERVICES AGREEMENT



       PEER 1 ACQUISITION CORPORATION              INTERLAND, INC"
                   "SUPPLIER"                          "CUSTOMER"

ADDRESS:    1600 - 555 WEST HASTINGS       ADDRESS:  303 PEACHTREE CENTER AVENUE
            VANCOUVER, BC V6B 4N5                             SUITE 500
                                                     ATLANTA, GA  30303

CONTACT:                                   CONTACT:
TELEPHONE:  (604) 683-7747                 TELEPHONE:  404-260-2477
FAX:        (604) 683-4634                 FAX:             404-260-2712
EMAIL:                                     EMAIL:



This Collocation Services Agreement dated as of August 31, 2005 (the "Agreement") sets forth the terms under which Supplier and Customer (each individually a "party" and collectively the "parties") agree that Supplier will provide Customer with collocation services ("Services") as defined below for the space commonly known as the "West Wing" excluding the space commonly known as the network room ("Customer Space") located at 101 Marietta Street, Atlanta, Georgia (the "Premises").

                                    RECITALS

     A. Provider has sold, assigned and delivered to Customer, its successors and assigns, substantially all of the assets related to the Business pursuant to that certain Asset Purchase Agreement, dated as of August 31, 2005, between Supplier and Customer (the "Purchase Agreement").

     B. This Agreement is entered into pursuant to the Purchase Agreement.

     C. Capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Purchase Agreement.

                              SERVICES AND PAYMENT

1. Services. Supplier agrees to supply the Services In accordance with the terms of this Agreement. Customer agrees to receive the Services from Supplier in accordance with the terms of this Agreement.


2. Term. The term of this Agreement will commence on the date hereof (the "Effective Date"), and will continue for 1 year thereafter. Neither party will have the right to extend or modify this existing Agreement unless both parties mutually agree in writing to the terms and conditions proposed.

3.   Payment.

     3.1 Customer will pay Supplier for Services rendered on a monthly basis (1) one month in advance. Any Service that is measured, such as additional non-UPS power, will be metered and billed in arrears within 15 days of receipt of bill from utility provider.

     3.2 All one-time installation fees for additional Service will be payable by Customer in advance and due at the time the additional Service is ordered. Supplier shall bill Customer for its actual cost, plus a 10% administration fee.

     3.3 Any payment not made when due will be subject to interest of one percent (1.5%) per month compounded monthly (equivalent to an annual interest rate of 18%), or the maximum allowable by law.

4.   Default.
     a. Default For Nonpayment. If Customer is in default of any of its payment obligations under this Agreement and such default is not cured within 5 business days of Customer's receipt of written notice of such breach, then Supplier may in its sole discretion do any or all of the following: (i) suspend access to the Customer Space or the premises, or (ii) terminate this Agreement upon notice to Customer. If Supplier terminates this Agreement pursuant to (ii) then after such termination is effective, Supplier may remove the Customer Equipment from the Customer Space, store the Customer Equipment at another location at Customer's expense, and license the Customer Space to a third party.
     b. General Default. If either party is in breach of this Agreement and such breach is not cured within thirty (30) days of notice of such breach, such party may terminate this Agreement upon notice to the other party.
     c. Default of Service Levels. If Supplier fails to meet the service levels as defined in Section 8, and fails to cure such condition within the permitted cure period, Customer may terminate this Agreement upon notice to Supplier without any financial penalty.
     d. Transition Agreements. Either party may immediately terminate this Agreement by giving written notice thereof to the other party hereto if (i) such other party has breached the terms of any of the other Transition Agreements and has failed to cure such breach in accordance with the terms thereof, and (ii) the notice of default given in connection with such other Transition Agreement expressly states the intention, upon the failure to cure such default, to so terminate this Agreement.

5. Quality of Service. EXCEPT AS SPECIFIED IN THIS AGREEMENT (I) ALL SERVICES PROVIDED UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" BASIS, (II)
     SUPPLIER DOES NOT REPRESENT OR WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR FREE, AND (III) SUPPLIER DOES NOT MAKE AND WARRANTY, GUARANTEE OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, REGARDING THE FITNESS FOR A PARTICULAR PURPOSE OF ANY SERVICE PROVIDED UNDER THIS AGREEMENT. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SUPPLIER MAKES NO REPRESENTATION, WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES ALL IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR TITLE OR NON-INFRINGEMENT AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.



                        COLLOCATION TERMS AND CONDITIONS

6. Grant of License. Subject to the terms of this Agreement, Supplier hereby grants to Customer, as of the Effective Date, an exclusive license to install, operate, replace, remove and maintain web hosting and other communications equipment, cabling, connections, associated hardware and accessions (the " Customer Equipment") in the Customer Space during the term of this Agreement. The license granted in this Agreement is a license of space only, and does not create an ownership interest or property rights of any nature in Supplier's real or personal property.

7. Installation and Requirements. Customer will be responsible for the delivery and installation of the Customer Equipment and the connection of the Customer Equipment to telecommunications lines and power.

8. Maintenance and Use of Premises. Customer, at its own cost and expense, will protect, maintain and keep in good order the Customer Space and any Customer Equipment in such space. Supplier will manage and maintain, in its best and reasonable efforts, the Service and support equipment located within the confines of the Customer Space including, but not limited to:
     The CRAC Units, the AC UPS System, the main utility transfer switching gear, known as the ATS, and the Generator. Additional equipment may be recognized and or added by Supplier from time to time, at any time, to increase the reliability of this space. Supplier will supply Customer with notice of all scheduled maintenance of this equipment at least 48 hours in advance of such scheduled maintenance. The following minimum service levels ("Service Levels") shall apply to The Customer Space.

     Temperature and Humidity. Supplier will assist Customer in the determination of size and placement of AC necessary to support Customer's planned use of the Collocation Space. HVAC will be installed to meet Supplier's standards. Supplier will be responsible for the purchase cost of any such HVAC units and Customer shall be responsible for any and all installation costs associated with such HVAC units. Supplier will maintain the Customer Space within 3 degrees of 75 degrees Fahrenheit and within a normal humidity range.

     In the event of failure of a HVAC unit, Supplier will provide fans and/or stand alone AC units until the HVAC units are repaired and ambient temperature returns to required levels. Stand Alone AC units will be provided only if repair of the HVAC unit is projected to take more than 6 hours. Supplier will provide fans within 1 business hour of request and stand alone AC units within 6 business hours of request. In the event Customer's power usage exceeds design specifications, the requirements of this Section 8 as to temperature and humidity shall be void until either power is reduced or sufficient HVAC is installed in the space. If Supplier fails to provide fans or stand along AC units within the time specified above on three (3) or more occasions during any 90 day period, Supplier will install sufficient HVAC unit(s) to ensure that a single HVAC failure will not cause temperatures to increase above 78 degrees Fahrenheit.

     AC UPS. Supplier will assure that power will be available from UPS sources that will be backed up by generator power. In the event the Customer Space loses power on three (3) or more occasions in any thirty (30) day period or five (5) or more occasions in any one year period, Customer may terminate this Agreement upon notice to Supplier.

     Global. The parties hereto agree to use the procedures set forth on Exhibit A attached hereto in the event of emergency situations.

9. Immediate Threats. If, in the reasonable determination of Supplier, the Customer Equipment poses an immediate threat to the physical integrity of the Premises or the physical integrity or performance of the equipment of Supplier or any other user of the Premises, or poses an immediate threat to the safety of any person, then Supplier may perform such work and take such other actions that it may reasonably consider necessary without prior notice to Customer and without liability for damage to the Customer
     Equipment or for any interruption of Customer's (or its clients') businesses. As soon as practicable, Supplier will advise Customer in writing of the work performed or the action taken.

10. Intervention. If any part of the Customer Equipment is placed or maintained in a way that interferes with Supplier's ability to perform its obligations hereunder or puts Supplier in violation of any applicable state, federal or local law, and customer fails to correct the violation within 7 days after receipt of written notice thereof from Supplier, then Supplier may, at its option, without further notice to Customer, correct the deficiency at Customer's expense without liability for damages to the Customer Equipment or interruption of Customer's (or its clients') businesses. As soon as practicable thereafter, Supplier will advise Customer in writing of the work performed or action taken. Customer will immediately reimburse Supplier for all expenses reasonably incurred by Supplier associated with any work or action performed by Supplier with respect thereto.

11. Periodic Inspections. Supplier reserves the right (upon reasonable prior notice to customer) to make periodic inspections of any part of the Customer Space or Customer Equipment; provided that Customer will have the right to have one or more of its employees or representatives present during any such inspection, provided any such inspection will not interfere with Customer's ongoing operations.

12. Insurance. During the term of this Agreement, each party will maintain for the Premises, at its own expense, (i) comprehensive general liability insurance protecting Supplier as an additional insured in an amount not less than five million dollars ($5,000,000.00) per occurrence for bodily injury or property damage, and (ii) worker's compensation coverage in an amount not less than that prescribed by statutory limits. At Supplier's request, Customer shall provide Supplier with certificates of insurance or other satisfactory evidence that the insurance required in this section has been obtained. Such insurance shall include a waiver of subrogation for any claim against Supplier and the landlord of the Facilities and shall provide proof of such insurance and waiver. Under no circumstances will Supplier be obligated to provide insurance coverage for any Customer Equipment in the Premises.

13. Access. Subject to the terms of this Agreement and compliance with payment terms as outlined in section 4.a., Customer will have unrestricted access to the Premises during the term. Customer will cause its employees, agents, contractors or invitees who have access to the Premises to conform to all Supplier rules and regulations agreed to by Supplier and Customer.

14. Collocation Facility Rules and Regulations. Supplier may vary these rules and regulations from time to time in its sole discretion, and Customer will comply with all such changes and all other reasonable security requirements that Supplier may impose from time to time, provided that Customer has been given 30 days notice in writing.

     14.1.All Customer  employees,  agents,  contractors or invitees  ("Customer
          Persons") having access to the Premises must be approved by Supplier. Approval by Supplier does not release Customer from its responsibilities pursuant to this Agreement, nor by approving such Customer Persons does Supplier waive its right to be indemnified by Customer.

     14.2.Customer must provide Supplier with identifying information on each Customer Person, including a current photograph of each Customer Person, before that Customer Person is given access to the Premises.

15. Removal of Customer Equipment. Customer may, from time to time, at any time, remove Customer Equipment from the Customer Space after they have filled out the requisite equipment removal form provided by Supplier. Upon termination or expiration of this Agreement, Customer will remove the Customer Equipment from the Premises. Unless the parties otherwise agree in writing, in the event the Customer Equipment has not been removed within ten (10) business days following the termination or expiration of this Agreement, Supplier will notify Customer and will have the right to remove, relocate, or otherwise store the Customer Equipment at Customer's expense without liability to Supplier. If after 30 days of such storage by Supplier Customer has not retrieved the Customer Equipment, Supplier may dispose of the Customer Equipment in its sole discretion and with no liability to Customer.

16. Ownership of Customer Equipment. Customer represents and warrants that it either owns all Customer Equipment or has all necessary rights to locate the Customer Equipment in the Premises.

17. Consent to Video Monitoring. Customer acknowledges, agrees and hereby consents under applicable privacy laws that supplier may monitor the Premises by way of closed circuit television or other monitoring device for the purposes of maintaining the safety and security of the Premises, any Customer Equipment in the Premises, and any persons using or present in the Premises from time to time.

18. Pricing for collocation: During the term, Supplier will bill Customer ten dollars ($10.00) per rentable square foot per month. The Customer Space constitutes approximately 2,550 rentable square feet.

19. Pricing for power: Customer will buy 120 VAC UPS power in no less than 20 amp breakered circuits for $8.00 per amp per month. Customer may buy, if needed, 208 VAC UPS power in no less than 20 amp breakered circuits for $20.00 per month.

20.
                     TECHNICAL SUPPORT AND SERVICES PRICING

IN THE EVENT CUSTOMER REQUESTS ANY OF THE FOLLOWING TECHNICAL OR ADDITIONAL SERVICES, SUPPLIER WILL BILL CUSTOMER FOR SUCH SERVICES AT THE FOLLOWING RATES:

------------------------------------------------------------------------------------------------------------------------------
                                          NETWORK OPERATIONS SUPPORT (REMOTE HANDS)
---------------------------------------------------------------- ----------------------- -------------------------------------
Network Operations Support  (8am - 5pm Mon - Fri) Eastern Time             $150.00/hour        billed in 30 minute increments
---------------------------------------------------------------- ----------------------- -------------------------------------
Network Operations Support  (Outside Business Hours)                       $250.00/hour        billed in 30 minute increments
---------------------------------------------------------------- ----------------------- -------------------------------------

                                          NETWORK OPERATIONS SUPPORT (REMOTE HANDS)
-------------------------------------------------------------- ---------------------------------------------------------------
24 hr. systems monitoring                                                                                    $100.00/month/IP
-------------------------------------------------------------- ---------------------------------------------------------------
Primary & secondary DNS                                                                                    $50.00/year/domain
-------------------------------------------------------------- ---------------------------------------------------------------
Domain name changes                                                                                             $10.00/domain
------------------------------------------------------------------------------------------------------------------------------

                                                            OTHER
------------------------------------------ --------------------------------------------- -------------------------------------
Additional Access Cards (replacements                                                                             $50.00/card
for, or cards in excess of those
provided to Customer as of the Effective
Date) (key included)
------------------------------------------ --------------------------------------------- -------------------------------------


                          GENERAL TERMS AND CONDITIONS

21. Limitation of Liability. The limit of Supplier's liability in contract, tort (including negligence) or by statute or otherwise to Customer (or its clients) concerning performance or non-performance in any manner related to this Agreement, for any and all claims will not, in the aggregate, exceed the total fees paid by Customer to Supplier under this Agreement in the immediately preceding 2 months from the date the claim arose. In no event will Supplier be liable for any lost profits, special, indirect, consequential, incidental or punitive damages. However the limitations contained in this section shall not apply to gross negligence or willful misconduct.

22. Force Majeure. Neither party will be liable for any delay, interruption or failure in the performance of its obligations beyond the reasonable control of the party affected, including acts of God, war, declared or undeclared, fire, flood, storm, slide, earthquake, terrorism, or other similar event ("Force Majeure"). If any Force Majeure occurs, the party claiming the Force Majeure will promptly notify the other. The party claiming the Force Majeure will use commercially reasonable efforts to eliminate or remedy the Force Majeure. This section will not apply to excuse a failure to make any payment when due; however payment shall not be due for costs which are not incurred by Supplier during the Force Majeure period.


23.  Miscellaneous.

     23.1.NOTICES. Every notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing to the party at the address first set forth above for such party, sent to the attention of the Chief Executive Officer, and will be deemed to have been delivered and given for all purposes (i) on the delivery date, if delivered personally; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, if sent by courier; or (iii) upon completion of transmission, if sent via facsimile with a confirmation of successful transmission by other than automatic means. A copy of all notices to Customer hereunder shall be sent to the address listed below. A party may change the address to which the communications are to be directed to it by giving notice to the other party in the manner provided in this section.

                  If to Customer:
                  Arnall Golden Gregory, LLP
                  171 17th Street, N.W.
                  Suite 2100
                  Atlanta, Georgia  30363
                  Attention:  Jonathan Golden
                  Facsimile:  (404) 873-8701

                  If to Supplier:
                  Gardner Carton & Douglas LLC
                  191 North Wacker Drive
                  Suite 3700
                  Chicago, Illinois  60606
                  Attention:  Jesse H. Ruiz
                  Facsimile:  (312) 569-3135

     23.2.COMPLIANCE WITH LAWS. Each Party will comply with all applicable laws, regulations, and ordinances.

     23.3.TRANSFER  AND  ASSIGNMENT,   SUCCESSORS.  Without  the  other  party's
          written consent, which consent shall not be unreasonably withheld, this Agreement and the rights and obligations hereunder, will not be assignable by any party, including, without limitation, by means of the merger, consolidation or other reorganization of such party, or the sale of all or substantially all of the assets or the sale or transfer of greater than a majority of the capital stock or other equity interests of such party. This Agreement will be binding upon, and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

     23.4.SURVIVAL. The provisions set forth in Sections 3, 21, and 23 of this Agreement will survive termination or expiration of this Agreement.

     23.5.RESERVATION   OF   RIGHTS.   Each  party   reserves   all  rights  not
          specifically granted herein.

     23.6.ENTIRE AGREEMENT.  This Agreement  supersedes all previous  Agreements and Service Agreement Addendums between the parties. This Agreement, the Schedule, and any subsequent Service Agreement Addendums constitute the entire Agreement between the parties regarding the subject matter hereof and supersede all proposals and prior discussions and writings between the parties with respect thereto.

     23.7.MODIFICATIONS.   This  Agreement  May  not  be  altered,   amended  or
          modified, except in writing signed by both parties.

     23.8.NO WAIVER. The terms of this Agreement may be waived only by a written instrument signed by the party or parties waiving compliance. No waiver of any provision of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

     23.9.SEVERABILITY AND REFORMATION. If any portion of this Agreement is determined to be or becomes unenforceable or illegal, such portion will be reformed to the minimum extent necessary in order for this agreement to remain in effect in accordance with its terms as modified by such reformation.

     23.10. REMEDIES NOT EXCLUSIVE. Any dispute arising out of or relating to this agreement shall be resolved pursuant to sections 9.9 and 9/15 of the Purchase Agreement.

     23.11. RELATIONSHIP. The relationship of Supplier to Customer will be that of an independent contractor, and neither Supplier nor any employee of Supplier will be deemed to be an agent or employee of Customer.

     23.12. CHOICE OF LAW. This Agreement will be governed and interpreted by the laws of the jurisdiction where the Premises are located, without regard to its conflicts of law provisions.

     23.13. FURTHER ASSURANCES. Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favor of the other.

     23.14. LIENS AND ENCUMBRANCES. Customer (and its clients) will not have the power, authority or right to create and will not permit any lien or encumbrance, including without limitation, tax liens, mechanics' liens, builders liens or other license or encumbrances with respect to work performed, in connection with the Supplier equipment or use of the Customer Space.

     23.15. HEADINGS. The headings in this Agreement are for reference purposes only, and will not in any ay affect the meaning or interpretation of this Agreement.

     23.16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     23.17. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable rights hereunder.







AGREED TO BY:

PEER 1 ACQUISITION CORPORATION              CUSTOMER:  INTERLAND, INC.

By: /s/ C.G. Hampson                        By: /s/ Allen L. Shulman
-----------------------------------------   ------------------------------------
(Signature)                                 (Signature)

C.G. Hampson                                Allen L. Shulman
-----------------------------------------   ------------------------------------
(Name typed or printed)                     (Name typed or printed)

President                                   President
-----------------------------------------   ------------------------------------
(Title)                                     (Title)

8/31/05                                     8/31/05
-----------------------------------------   ------------------------------------
(Date)                                      (Date)



Attachments
Exhibit A       Global Procedure

                        ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") dated as of August 31, 2005, is made and entered into by and between INTERLAND, INC., a Minnesota corporation ("Interland"), and PEER 1 ACQUISITION CORPORATION, a Delaware corporation ("Purchaser"). Interland and Purchaser are each individually referred to herein as a "Party," and collectively as the "Parties."

                                    RECITALS

     A. Interland has sold, assigned and delivered to Purchaser, its successors and assigns, all of the assets related to the Business pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, between Interland and Purchaser (the "Purchase Agreement").

     B. This Agreement is entered into pursuant to the Purchase Agreement.

     C. Capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Interland and Purchaser hereby agree as follows:

     1. Services.

     (a) Subject to the terms and conditions contained herein and on Exhibit A attached hereto and incorporated by reference herein, for the term described in
Section 4 below, Interland will provide, or cause to be provided, to Purchaser and/or its designated Affiliates those specified services, as appropriate, set forth on Exhibit A (collectively, the "Services") at the fee or cost that is set forth opposite each of the Services set forth on Exhibit A.

     (b) Interland and Purchaser acknowledge that during the term of this Agreement, Purchaser will be arranging to transfer the Services from Interland's control to Purchaser's control. The Parties agree that, at Purchaser's reasonable request made to the Interland Service Coordinator (as defined in Section 3 below), Interland shall provide reasonable assistance to Purchaser in such transfer ("Transfer Assistance"), upon such terms and conditions as the Parties may agree, provided that such Transfer Assistance is provided solely at Purchaser's expense, as mutually agreed upon by the Parties, and does not impair or otherwise adversely affect Interland's business or any vendor relationships enjoyed by Interland, or result in a requirement that additional fees or other compensation be paid to any vendor by Interland, and provided further that Interland shall advise Purchaser's Service Coordinator of anticipated expenses that Purchaser shall incur as a result of any Transfer Assistance provided by Interland pursuant to this Section 1(b) prior to commencement of such Transfer Assistance.

     (c) Subject to the terms and conditions contained herein and on Exhibit A attached hereto and incorporated by reference herein, for the term described in
Section 4 below, Purchaser will provide, or cause to be provided, to Interland the Purchaser Provided Services (as defined in Exhibit A) set forth on Exhibit A at the fee or cost that is set forth opposite each of the Purchaser Provided Services on Exhibit A.

     2. Quality of Services.

     (a) Interland represents that the Services will be of substantially the same quality and performed in substantially the same manner for Purchaser as such Services were performed immediately prior to the Closing Date in connection with Interland's operation of the Business, and that Interland shall not take any actions to intentionally interrupt its provision of the Services hereunder. Notwithstanding the foregoing, Purchaser understands and acknowledges that the demand for Services may exceed the available capacity of Interland to provide such services, making it necessary for Interland to prioritize requests for such services or take other steps necessary to efficiently manage its delivery of the Services. Purchaser will reasonably cooperate with Interland to facilitate Interland's performance hereunder.

     (b) Purchaser represents that the Purchaser Provided Services will be of substantially the same quality and performed in substantially the same manner for Interland as such Purchaser Provided Services were performed immediately prior to the Closing Date in connection with Interland's operation of the Business, and that Purchaser shall not take any actions to intentionally interrupt its provision of the Purchaser Provided Services hereunder. Notwithstanding the foregoing, Interland understands and acknowledges that the demand for Purchaser Provider Services may exceed the available capacity of Purchaser to provide such services, making it necessary for Purchaser to prioritize requests for such services or take other steps necessary to efficiently manage its delivery of the Purchaser Provider Services. Interland will reasonably cooperate with Purchaser to facilitate Purchaser's performance hereunder.

     (c) In the event of any non-monetary breach under this Agreement by Interland or Purchaser, the nonbreaching Party will provide written notice to the other Party setting forth in reasonable detail the nature and extent of the breach. The breaching Party will then have a period of thirty (30) days in which to cure such non-monetary breach, provided that the breaching Party diligently pursues such cure during such thirty (30) day period, and such thirty (30) day period will be extended if necessary to implement the cure provided that the breaching Party diligently pursues such cure during any such extension period. In the event of a monetary breach under this Agreement that is not being disputed in accordance with Section 12(j) hereof, if the breaching Party has not cured such breach within five (5) days after written notice of such breach is given to the breaching Party, the breaching Party shall be in default hereunder and the other Party shall be entitled to terminate this Agreement immediately upon notice to the breaching Party.

     (d) EXCEPT AS OTHERWISE SPECIFIED IN THIS AGREEMENT (i) ALL SERVICES, PURCHASER PROVIDED SERVICES AND TRANSFER ASSISTANCE PROVIDED UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" BASIS, (ii) NEITHER PARTY REPRESENTS OR WARRANTS THAT THE SERVICES, THE PURCHASER PROVIDED SERVICES OR TRANSFER

ASSISTANCE WILL BE UNINTERRUPTED OR ERROR FREE, AND (iii) NEITHER PARTY MAKES ANY WARRANTY, GUARANTEE OR REPRESENTATION EITHER EXPRESS OR IMPLIED REGARDING THE FITNESS FOR A PARTICULAR PURPOSE OF ANY SERVICE, PURCHASER PROVIDED SERVICE OR TRANSFER ASSISTANCE PROVIDED UNDER THIS AGREEMENT.

     3. Service Coordinators. Interland and Purchaser will each nominate a representative to act as the primary contact person with respect to the accomplishment of the transactions contemplated by this Agreement (the "Service Coordinators"). The Service Coordinators shall be Blake Miskin and Ted Smith for Interland and Rick Hingson for Purchaser, or such other individuals as the applicable Party may designate in writing delivered to the other Party hereto. Unless Interland and Purchaser otherwise agree, Interland and Purchaser agree that all communications relating to this Agreement, the Services and the Purchaser Provided Services shall be directed to the Service Coordinators in accordance with Section 12(b) hereof.

     4. Term and Termination of the Services.

     (a) With respect to each of the Services and each of the Purchaser Provided Services set forth on Exhibit A, the term of this Agreement as related thereto will be for a period commencing as of the Closing Date and continuing until the "termination date" indicated for such Service or Purchaser Provided Service in Exhibit A (the "Termination Date"), unless earlier terminated as provided herein.

     (b)  Purchaser  shall have the right to  terminate  any Service upon thirty
(30) days prior written notice, provided that it must pay to Interland all noncancelable third-party fees related to Interland's expected provision of such cancelled Service until the Termination Date. Interland acknowledges and agrees that a termination by Purchaser with respect to any particular Service will in no event affect Interland's obligation to perform any other Service hereunder, provided that such termination of a Service does not adversely impact Interland's ability to provide any other Service. Interland shall have the right to terminate any Purchaser Provided Service upon thirty (30) days prior written notice, provided that it must pay to Purchaser all noncancelable third-party fees related to Purchaser's expected provision of such cancelled Purchaser Provided Service until the Termination Date. Purchaser acknowledges and agrees that a termination by Interland with respect to any particular Purchaser Provided Service will in no event affect Purchaser's obligation to perform any other Purchaser Provided Service hereunder, provided that such termination of a Purchaser Provided Service does not adversely impact Purchaser's ability to provide any other Purchaser Provided Service.

     (c) Either Party shall have the right to terminate this Agreement, or at its option its provision of any service hereunder, in the event that any amounts owed to it pursuant to this Agreement are not paid when due, giving effect to the cure period set forth in Section 2(b) hereof, or in the event the other Party has breached any of the other provisions of this Agreement and has failed to cure such breach in accordance with the terms hereof.

     (d) Either Party may cease providing a service hereunder to the other Party if it is no longer able to provide such service to the other Party due to the failure of a third-party contractor on whom it is dependent to provide such service and such failure is not due to a payment default by it of amounts due to such third-party contractor or other intentional breach.

     (e) Upon notice to the other Party, a Party may terminate this Agreement if the other Party shall file an involuntary petition in bankruptcy or similar proceeding seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition or admit in writing its inability to pay its debts as they become due, (iii) from and after the Closing, make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

     (f) Either party may immediately terminate this Agreement by giving written notice thereof to the other party hereto if (i) such other party has breached the terms of any of the other Transition Agreements and has failed to cure such breach in accordance with the terms thereof, and (ii) the notice of default given in connection with such other Transition Agreement expressly states the intention, upon the failure to cure such default, to so terminate this Agreement.

     (g) The Parties agree that the termination of this Agreement shall not affect the rights of the Parties hereto to receive monies collected for the benefit of such Parties by the other Party hereto. Following the termination of this Agreement by either or both of the Parties hereto, the Parties shall cooperate in good faith to mutually agree upon the manner in which such monies will be remitted to the Party that is owed, and the payment of costs that will be incurred by the remitting Party and reimbursed by the Party receiving such remittances.

     5. Billing and Payment for the Services.

     (a) Leased Employee Services. Interland, through its payroll processing vendor (the "Payroll Vendor"), pays its employees, including the Leased Employees (as defined in Exhibit A), on a bi-weekly basis (every other Friday; referred to herein as a "Pay Day"). Prior to each Pay Day, the Payroll Vendor notifies Interland of the amount needed to fund its payroll account in order to make such payment (the "Leased Employee Amount"), which amount includes labor costs, benefits costs, taxes and administration cost. Purchaser agrees to either: (i) not later than the Thursday preceding each Pay Day, wire transfer to an account designated by Interland, an amount equal to the Leased Employee Amount, which amount will be communicated by Interland to Purchaser not later than the Tuesday before each Pay Day or (ii) not later than the date specified by the Payroll Vendor, fund the Leased Employee Amount for each Pay Day directly to the Payroll Vendor pursuant to an arrangement established between Purchaser and the Payroll Vendor.

     (b) Other Services. Interland will bill Purchaser for all other Services provided hereunder on a monthly basis in accordance with Exhibit A, and such invoice shall indicate for each such other Service the number of hours of non-leased employee time plus Interland's internal and third party fees and costs that are to be reimbursed by Purchaser except for such services for which the Parties have agreed to a flat cost, and shall further show as a credit against the amount due to Interland the fees and costs due to Purchaser related to the Purchaser Provided Services. The Parties may from time to time agree to amend Exhibit A to provide for itemized or flat costs as they shall mutually deem convenient. Purchaser agrees that any future increases in reimbursable fees or costs imposed by third parties related to the provision of Services which are not billable as a flat charge shall be the sole responsibility of Purchaser. Interland agrees that any future increases in reimbursable fees or costs imposed by third parties related to the provision of Purchaser Provided Services which are not billable as a flat charge shall be the sole responsibility of Interland.

     (c) Third Party Fees; Taxes.

     (i) Purchaser will acquire at its sole cost and expense any and all licenses, and pay any and all fees, that may be required by any software or database vendor or other third party so as to enable Interland to be able to provide the Services. Purchaser shall be solely responsible for any Taxes or penalties assessed by reason of any claim that an applicable Tax was not paid on a Service provided hereunder, and shall defend, indemnify and hold Interland harmless from and against any and all such claims. For avoidance of doubt, Purchaser shall not be responsible for any income taxes of Interland.

     (ii) Interland will acquire at its sole cost and expense any and all licenses, and pay any and all fees, that may be required by any software or database vendor or other third party so as to enable Purchaser to be able to provide the Purchaser Provided Services. Interland shall be solely responsible for any Taxes or penalties assessed by reason of any claim that an applicable Tax was not paid on a Purchaser Provided Service provided hereunder, and shall defend, indemnify and hold Purchsaser harmless from and against any and all such claims. For avoidance of doubt, Interland shall not be responsible for any income taxes of Purchaser.

     (d) Late Fee. Any amount payable by a Party pursuant to the terms hereof that is not paid when due shall be subject to a late fee computed daily at a rate equal to 1.5% per month (or the highest rate allowed by law, whichever is less) beginning from the date first due until paid in full and such Party agrees to pay the other Party's reasonable attorneys' fees and other costs incurred in collection of any amounts owed to such other Party hereunder and not paid when due.

     (e) Audit Rights. Purchaser shall have the right to examine all books and records of Interland used to prepare the invoices delivered to Purchaser pursuant to this Section 5. Interland will provide Purchaser full access (during normal business hours and upon reasonable prior notice to Interland) to the books, ledgers, files, reports and operating records of Interland and the then current employees of Interland to the extent necessary to allow Purchaser to audit the invoices in the manner described in the immediately preceding sentence. Purchaser will provide full access (during normal business hours and upon reasonable prior notice to Purchaser) to the books, ledgers, files, reports and operating records of Purchaser to the extent necessary to allow Interland to audit the fees and costs related to the Purchaser Provided Services.

     6. Status of Parties. The Parties hereto are independent contractors and neither Party is an employee, partner or joint venturer of the other. Under no circumstances shall any of the employees of a Party hereto be deemed to be employees of the other Party for any purpose. Neither Party shall have the right to bind the other to any agreement with a third party nor to represent itself as a partner or joint venturer of the other.

     7. Consents. Each Party shall cooperate with and assist the other Party in obtaining the third party consents or contract amendments required for the performance of the Services and the Purchaser Provided Services hereunder. In the event the Parties are unable to obtain any of the required consents or amendments, they shall negotiate in good faith reasonable modifications of the Services and the Purchaser Provided Services, as the case may be, such that such consents or modifications are not required; provided, however, that each Party acknowledges and agrees that if such modifications are not possible, neither Party shall have liability for its inability to provide such Services or such Purchaser Provided Services, as the case may be.

     8. Force Majeure.

     (a) Neither Party shall be responsible for the failure or delay in performance hereunder if it is prevented from complying herewith due to any law or governmental order, act of God, act of civil or military authority, rebellion, riot, insurrection, acts of terrorism, quarantine, civil disturbance, war, fire, flood, epidemic, embargo, shortage or unavailability of supplies, strikes and labor interruption, accident, fire or other catastrophes or similar events which are beyond its reasonable control (each, a "Force Majeure Event").

     (b) Upon the occurrence of a Force Majeure Event, a Party shall promptly give notice to the other Party of the occurrence or circumstance upon which it intends to rely to excuse its performance. The duties and obligations of the Parties hereunder shall be suspended for the duration of the Force Majeure Event and the Parties shall resume the performance of its obligations hereunder as soon as reasonably practicable after removal of the Force Majeure Event.

     9. Limitation of Liability; Indemnification.

     (a) Notwithstanding anything to the contrary contained herein, in no event will Interland, or any of its officers, directors, employees, shareholders or representatives (collectively, "Interland Parties") be liable for any punitive, special, incidental or consequential damages, including lost profits, in any way relating to this Agreement or the Services or Transfer Assistance provided hereunder. Notwithstanding anything to the contrary contained herein, in no event will Purchaser, or any of its officers, directors, employees, shareholders or representatives (collectively, "Purchaser Parties") be liable for any punitive, special, incidental or consequential damages, including lost profits, in any way relating to this Agreement or the Purchaser Provided Services provided hereunder.

     (b) As to any claim by Purchaser with respect to the Services or Transfer Assistance, in no event will the Interland Parties have any liability for any damages to Purchaser, except for claims of gross negligence or willful misconduct on the part of any of the Interland Parties. As to any claim by Interland with respect to the Purchaser Provided Services, in no event will the Purchaser Parties have any liability for any damages to Interland, except for claims of gross negligence or willful misconduct on the part of any of the Purchaser Parties.

     (c) Purchaser agrees to indemnify and hold the Interland Parties harmless from and against any claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim by a third party in connection with the Services or Transfer Assistance provided by Interland to Purchaser pursuant to this Agreement, other than claims of gross negligence or willful misconduct on the part of any of the Interland Parties. Interland agrees to indemnify and hold the Purchaser Parties harmless from and against any claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim by a third party in connection with the Purchaser Provided Services provided by Purchaser to Interland pursuant to this Agreement, other than claims of gross negligence or willful misconduct on the part of any of the Purchaser Parties.

     (d) It is the intention of the Parties that each Party shall be ultimately liable for its own respective actions with regard to the Leased Employees. Accordingly, in the event that either Party is subject to claims or damages arising out of such actions, the Parties respectively agree to indemnify one another such that the responsible Party shall bear any liability.

     (e) The Parties agree that the limitations of liability and indemnification set forth in this section shall survive and continue in full force and effect despite any termination or expiration of this Agreement, and are independent of
Article 7 of the Purchase Agreement.

     (f) Each Party agrees that each individual acting solely in his or her capacity as an officer or employee of his or her respective principal, which is a Party hereto, will in no event be personally responsible for acts reasonably believed to be taken within the scope of his/her employment and each Party covenants not to sue any such individual for acts reasonably believed to be taken within his/her employment.

     10. Branding Services.

     (a) Initial Period. Subject to the terms and conditions of this Agreement, Interland hereby grants Purchaser the nonexclusive, nontransferable right to use the name "Interland" and the logo set forth on Exhibit B attached hereto (the "Logo") in connection with the following activities related to the operation of the dedicated hosting business acquired by Purchaser pursuant to the Purchase
Agreement: support services related to current dedicated hosting customers, sales to new dedicated hosting customers, billing of dedicated hosting customers, banner and search engine advertising of the dedicated hosting business, and signage related to the acquired business (such activities, the "Approved Activities"). Notwithstanding the foregoing: (i) Purchaser shall not use the name "Interland" as permitted in the immediately preceding sentence unless such name is used in conjunction with the word "Dedicated;" (ii) Purchaser shall in no event use the name "Interland" in conjunction with the word "Incorporated" or any abbreviation thereof; and (iii) Purchaser shall not be permitted to use the name "Interland" in any manner on letterhead, business cards or printed telephone listings or advertisements appearing in printed telephone directories. Purchaser further agrees that, notwithstanding clauses
(i), (ii) and (iii) of this Section 10(a), any printed or electronic use of the name "Interland" pursuant to this Section 10 shall include a reasonable legal notice which states that "Interland is a registered trademark of Interland, Inc. and is used by written permission." Notwithstanding clauses (i) and (ii) of this
Section 10(a), Purchaser shall be permitted to use the name "Interland, Inc." (not in conjunction with the word "Dedicated") solely on invoices and credit card billing information, and only for so long as Interland's credit card processing vendor and/or internal accounting systems require the use of such name. The restrictions on the use of the name "Interland" set forth in this
Section 10(a) shall apply equally to the usage of such name by representatives of Purchaser in telephone calls made or received by such representatives. In using the Logo as permitted pursuant to this Section 10(a), Purchaser shall not alter such Logo except that Purchaser may add its own logo or graphics to the Logo, provided that such addition to the Logo is consistent with the Interland style guide attached hereto as Exhibit B and has been approved by Interland in accordance with Section 10(e) below. Purchaser shall have no right to use the Logo, and shall not use the Logo, in the operation of its business from and after that date that is ninety (90) days after the Closing Date. The provisions of this Section 10(a), and the rights granted hereunder, shall commence on the Closing Date and shall terminate ninety (90) days thereafter, in the case of all usage of the Logo and all usage of the name "Interland" other than in connection with the billing of dedicated hosting customers, and upon termination of the OASIS support services provided pursuant to Section B of Exhibit A, in the case of all usage of the name "Interland" in connection with the billing of dedicated hosting customers (such period is referred to herein as the "Initial Period").

     (b) Secondary Period. The Parties hereto acknowledge and agree that during the period commencing upon the expiration of the Initial Period and continuing for ninety (90) days thereafter (such period, the "Secondary Period"), Purchaser shall only use the name "Interland" as part of the phrase "formerly Interland Dedicated" which may appear only in association with the trade name used by Purchaser in the operation of the dedicated hosting business, and then only in connection with Approve Activities. The restrictions on the use of the name "Interland" set forth in this Section 10(b) shall apply equally to the usage of such name by representatives of Purchaser in telephone calls made or received by such representatives. Except as provided in Section 10(c), upon expiration of the Secondary Period, Purchaser shall have no right to use the name "Interland," and shall not use such name, in the operation of its business.

     (c) Billing Extension Period. It is the intention of the Parties that Purchaser shall have the opportunity to use the name "Interland" in conjunction with the brand name of Purchaser (in either order), solely on invoices and credit card billing information, for no less than ninety (90) days. In the event that as of the end of the Secondary Period Purchaser has not had such opportunity because of the limitations of Interland's billing system, then following the Secondary Period, Purchaser shall have such opportunity for a period no longer than ninety (90) days, which period shall be shortened by the number of days Purchaser had such opportunity during the Secondary Period.

     (d) Quality Control.

     (i) Purchaser agrees not to do nor permit to be done any act or thing that might impair the goodwill or other rights of Interland in the name "Interland," the Logo or the Interland Domain Names, or that might otherwise prejudice or damage the reputation of Interland, the name "Interland," the Logo, or the products and services sold under such name or Logo or through use of the Interland Domain Names (defined in Section 10(i) below).

     (ii) Purchaser agrees that the products or services sold under the name "Interland" or the Logo or through use of the Interland Domain Names shall be of a quality that is at least equal to the quality of the goods and services sold by Interland to its dedicated hosting customers immediately prior to the Closing Date.

     (e) Approval of Materials. Purchaser shall not disseminate materials (in physical or electronic form) that use the name "Interland" or the Logo as contemplated by Sections 10(a), 10(b) and 10(c) above (including website content and scripted sales or support telephone calls) unless Purchaser has submitted such materials to Interland for, and has received, its prior written approval, which approval shall not be unreasonably withheld. Interland shall use its commercially reasonable efforts to respond to any such request for approval within three (3) business days of its receipt of such request, provided that such request is submitted to Interland's Vice President of Marketing, or such other person as is designated by Interland in writing.

     (f) Rights of Inspection. To ensure compliance with the usage guidelines set forth in Sections 10(a) and 10(b) above and the quality controls set forth in Section 10(d) above, Interland shall have the right to inspect printed or electronic  materials  disseminated  to  Purchaser's  customers  or  prospective customers, and to monitor sales or support calls received by Purchaser's representatives, in a manner that does not unreasonably interfere with Purchaser's operation of the dedicated hosting business. Interland shall notify Purchaser in writing of any failure to comply with such usage restrictions or quality controls, and if Purchaser fails to cure such breach within five (5) days of receipt of such written notice, Interland shall have the right to immediately terminate the provisions of this Section 10 by giving written notice thereof to Purchaser.

     (g) Notice to Interland Customers. The Parties acknowledge and agree that on or after the Closing Date, Interland and Purchaser shall jointly send notice (either by written or electronic means) to those persons or entities that are Interland's dedicated hosting customers immediately prior to the Closing Date, informing such customers of the consummation of Purchaser's acquisition of the Interland dedicated hosting business. Such notice shall be consistent with the content of the press release to be issued by the Parties.

     (h) Websites. During the period beginning on the Closing Date and ending on that date that is ninety (90) days thereafter, Interland shall maintain a link on the Interland.com website not less than 120x90 pixels in size that will redirect potential dedicated hosting customers or dedicated hosting inquiries to a URL designated in writing by Purchaser (the "Dedicated Website"), which Dedicated Website may prominently display the Logo. The Parties agree that the initial URL for the Dedicated Website shall be "interlanddedicatedhosting.com/net," which is licensed to Purchaser pursuant to
Section 10(i) hereof. During the period beginning on the Closing Date and ending upon the expiration of the Secondary Period, the Dedicated Website shall prominently display the words "Not Affiliated with Interland, Inc." in a font size that is no smaller than fifty percent (50%) of that used for Purchaser's own name. In the event Purchaser desires to change the URL for the Dedicated Website, Purchaser shall give Interland at least five (5) business days prior written notice thereof so that Interland can make the necessary change to the link maintained on the Interland.com website.

     (i) Domain Names. During the period beginning on the Closing Date and ending upon the expiration of the Secondary Period, subject to the provisions of Sections 10(d) and 10(f) above, Interland hereby grants Purchaser the nontransferable right to use the domain names listed on Exhibit C attached hereto (the "Interland Domain Names") in its operation of the Business. At the end of such period, Purchaser shall discontinue all use of such Interland Domain Names for any purpose.

     11. Confidentiality.

     (a) The Parties each agree that all Confidential Information communicated to it by the other has been communicated in confidence and will be used only for the purposes of this Agreement. Each Party agrees to disclose such Confidential Information only to those directors, officers, employees or consultants who have a need to access the other Party's Confidential Information for the purposes of this Agreement, and each Party will not use the other Party's Confidential Information to compete with such other Party and will not disclose such Confidential Information to any third party without the prior written consent of the other Party except as permitted under this Agreement. Exceptions to Confidential Information include (a) information in the public domain, (b) information known to a Party prior to the time of disclosure by the disclosing Party or information developed independently by a Party without reference to information disclosed under this Agreement, or (c) information received from a third Party without restriction and/or breach of this Agreement or a similar agreement. It will not be a violation of this provision to disclose Confidential Information in compliance with any legal, accounting or regulatory requirement beyond the control of either Party. Upon the termination of this Agreement and upon written request of the disclosing Party, each Party will promptly return all Confidential Information of the other Party. This provision will survive the termination of this Agreement for two (2) years.

     (b) The Parties to this Agreement understand and agree that the terms and conditions of this Agreement and all documents referenced herein (including invoices provided pursuant to this Agreement) are confidential as between Interland, Purchaser and each Party's affiliates and will not be disclosed by either Party to any Party other than the directors, officers, employees, agents and financial investors (conducting due diligence) of such Party who have a need to know such information, except as may be required by law or a court of competent jurisdiction. Notwithstanding the foregoing, each Party may provide an original or a copy of this Agreement to investors and potential investors who have a need to know in connection with such disclosing Party's capital raising transaction and to other parties who have a need to know with respect to other major corporate transactions of such disclosing Party provided the parties receiving such information are bound by confidentiality restrictions no less strict than those contained herein.

     12. Miscellaneous Provisions.

     (a) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations among the Parties regarding the subject matter of this Agreement, except for the Purchase Agreement insofar as it is applicable hereto.

     (b) Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                  If to Interland:
                  Interland, Inc.
                  303 Peachtree Center Drive
                  Atlanta, GA 30303
                  Attention:  Chief Executive Officer
                  Facsimile:  (404) 260-2760

                  with a copy to:

                  Arnall Golden Gregory LLP
                  171 17th Street, N.W.
                  Suite 2100
                  Atlanta, GA  30363
                  Attention:  Jonathan Golden
                  Facsimile:  (404) 873-8701

                  If to Purchaser:
                  Peer 1 Network Enterprises, Inc.
                  Suite 1600
                  555 West Hastings Street
                  Vancouver, British Columbia
                  Canada V6B 4NS
                  Attention: Rick Hingson
                  Facsimile: (604) 683-4634

                  with a copy to:

                  Gardner Carton & Douglas LLP
                  191 North Wacker Drive, Suite 3700
                  Chicago, Illinois 60606
                  Attention:  Jesse H. Ruiz
                  Facsimile:  (312) 569-3135

A Party may change the address to which the communications are to be directed to it by giving notice to the other Party in the manner provided in this Section

12(b). All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, receipt of which is acknowledged by non-automatic means, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt.

     (c) Transfer and Assignment; Successors. Without the other Party's written consent, which consent shall not be unreasonably withheld, this Agreement and the rights and obligations hereunder will not be assignable by any Party, including, without limitation, by means of the merger, consolidation or other reorganization of such Party, or the sale of all or substantially all of the assets or the sale or transfer of greater than a majority of the capital stock or other equity interests of such Party. This Agreement will be binding upon, and inure to the benefit of, the respective successors and permitted assigns of each of the Parties hereto.

     (d) Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

     (e) Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

     (f) Amendments. This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by the Parties hereto.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     (h) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the Parties hereto and their respective successors and permitted assigns, any legal or equitable rights hereunder.

     (i) Waiver. The terms of this Agreement may be waived only by a written instrument signed by the Party or Parties waiving compliance. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     (j) Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to Sections 9.9 and 9.15 of the Purchase Agreement.



                           [Signature pages to follow]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                         INTERLAND, INC.


                                        By: /s/ Allen L. Shulman
                                            -----------------------------------

                                        Name: Allen L. Shulman
                                            -----------------------------------

                                        Title: President
                                            -----------------------------------



                                        Peer 1 Acquisition Corporation


                                        By: /s/ C.G. Hampson
                                            -----------------------------------

                                        Name: C.G. Hampson
                                            -----------------------------------

                                        Title: President
                                            -----------------------------------








Attachments
Exhibit A
Exhibit A-1     Leased Employees
Exhibit A-2     Interland Project Request Process
Exhibit A-3     Revenue and Receivables Procedures
Exhibit B       Interland Logo and Style Guide
Exhibit C       Domain Names



                       (Administrative Services Agreement)

                                                                  EXECUTION COPY

                                    EXHIBIT C

                          RENTAL FUND ESCROW AGREEMENT

     THIS RENTAL FUND ESCROW AGREEMENT (this "Agreement") is dated as of August 31, 2005 (the "Effective Date"), by and between INTERLAND, INC., a Minnesota corporation, (the "Seller"), Peer 1 Acquisition Corporation, a Delaware corporation (the "Purchaser"), and SunTrust Bank, solely in its capacity as Escrow Agent as is set forth herein (the "Escrow Agent"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement (defined below).

                                 R E C I T A L S

     A. WHEREAS, concurrently with the execution of this Agreement, the Purchaser will acquire certain assets of the Seller pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August 31, 2005 by and among the Seller and the Purchaser; and

     B. WHEREAS, pursuant to the Asset Purchase Agreement, Purchaser is, effective as of the date hereof, the assignee of the interest of Tenant (as defined below) under that certain Standard NNN Lease dated July 15, 1999, as amended, between Limar Reality Corp. #24, a California corporation ("Landlord") and Hostcentric Technologies, Inc., a California corporation wholly owned by Seller and the successor in interest to Maxim Computer Systems, a California corporation ("Tenant") with respect to certain premises more specifically described therein and located at 42712 Lawrence Place, Fremont, California 94538 (the "Lease"); and

     C. WHEREAS, this Agreement is entered into pursuant to Section 4.1(b)(vii) of the Asset Purchase Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser, the Seller and the Escrow Agent agree as follows:

     1. Appointment of Escrow Agent.

     (a) The Escrow Agent is hereby appointed escrow agent in accordance with the instructions set forth in this Agreement to hold the funds deposited by Purchaser (the "Rental Escrow Fund") and to make disbursements thereof all in accordance with the terms hereof and Escrow Agent hereby agrees to act as the Escrow Agent under this Agreement. The Escrow Agent shall have no duty to enforce any provision hereof requiring performance by any other party hereunder.

     (b) The Escrow Agent shall not have any interest in the Escrow Fund, but shall serve as escrow holder only and have only custody thereof. The Escrow Fund shall be maintained separately by, and shall be under the exclusive dominion and control of the Escrow Agent. The Escrow Agent expressly waives any right to set off and appropriate any amounts in the Escrow Fund.

     2. Payment into Rental Escrow Fund. On the 1st day of each calendar month following the date hereof through and including the 1st day of July, 2008 (the "Final Payment Date"), Purchaser shall pay to Escrow Agent, for deposit into escrow hereunder as part of the Rental Escrow Fund, $30,000 (each collectively a "Monthly Payment") to be held and disbursed by Escrow Agent in accordance with the terms hereof.

     3. Disbursement of Rental Escrow Fund.

     (a) General. Subject to Section 10 hereof, (i) through the Final Payment Date all net profits resulting from, and interest and income produced by investments of, the Rental Escrow Fund ("Earnings") shall be payable monthly by wire transfer for the account of Purchaser ; and (ii) on the 1st day of each calendar month beginning on August, 2008 (the first full calendar month following the Final Payment Date) and continuing until the 1st day of June, 2011 (the "Final Disbursement Date"), Escrow Agent shall automatically (i) pay by wire transfer for the account of Landlord as provided below, an amount equal to $30,000 and (ii) pay by wire transfer for the account of Purchaser all Earnings on the Rental Escrow Fund accrued on the Rental Escrow Fund but not previously paid to Purchaser hereunder (the payments made in accordance with clauses (i) and (ii) immediately above in respect of each such month are hereinafter referred to as the "Monthly Disbursement").

     (b) Claims/Disputes. Notwithstanding the foregoing, claims and disputes as to disbursements from the Rental Escrow Fund shall be effected as follows:

          (i) Notice of Claim. If Seller is called upon by Landlord to make any payment under the Lease and Seller makes such payment to Landlord ("Lease Payment"), Seller shall have the right to deliver with reasonable promptness a written notice to the Escrow Agent and Purchaser (the "Seller Notice") stating that Seller is entitled to a portion of the Rental Escrow Fund equal to the Lease Payment and setting forth evidence of Seller having made the Lease Payment at the request or demand of the Landlord. Unless Purchaser objects in writing to such disbursement as provided below, which objection is received by the Escrow Agent within the Objection Period (defined below), the Escrow Agent shall disburse to Seller an amount equal to (A) if the Escrow Agent does not receive written objection to such disbursement within the Objection Period, the amount claimed in the Seller Notice, or (B) if the Escrow Agent receives written objection to such disbursement during the Objection Period, then the amount determined when the dispute is resolved in the manner contemplated in Section 9(i) hereof.

          (ii) Notice of Dispute. If the Purchaser's written objection (the "Objection Notice") to the disbursement of any portion of the Rental Escrow Fund is received by the Escrow Agent within fifteen (15) days from the Escrow Agent's receipt of the Seller Notice (the "Objection Period"), then there shall be no disbursement from the Escrow Fund with respect thereto until the Escrow Agent receives either (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the amount of the Rental Escrow Fund in dispute or the written arbitration award rendered as provided in Section 9.9 of the Asset Purchase Agreement directing delivery of the amount of the Rental Escrow Fund in dispute or (ii) written instructions jointly executed by the Seller and the Purchaser directing delivery of the amount of the Escrow Fund in dispute, ("Final Resolution"), in which event the Escrow Agent shall deliver the amount of the Escrow Fund in dispute in accordance with such Final Resolution. Any court order referred to in clause (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said order or determination is final and nonappealable. The Escrow Agent shall be entitled to rely conclusively and without inquiry and shall act upon any such arbitration award or court order and legal opinion without further question and shall have no duty to determine whether any such arbitration award or court order is authentic or conforms to the requirements of the Asset Purchase Agreement. The Objection Notice shall set forth in reasonable detail the amount disputed in the Seller Notice and the Purchaser's basis therefor.

     (c) Investment.

          (i) So long as the Rental Escrow Fund is held in escrow, it shall be invested and reinvested by the Escrow Agent solely in Investments, pursuant to written instructions signed by the Purchaser and the Seller. None of the Escrow Agent, the Purchaser, or the Seller shall be liable or responsible for any loss resulting from any investment or reinvestment made pursuant to this Section 3. All investments of the Escrow Fund shall be held by, or registered in the name of, the Escrow Agent or its nominee.

          As used herein "Investments" means:

               (A) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof with any residual amount being invested in the Federal Treasury Obligations Money Market Fund;

               (B) any publicly traded money market fund, such as the STI Classic U.S. Treasury Securities Money Market Fund; or

               (C) certificates of deposit whether negotiable or nonnegotiable, issued by any bank, trust company or national banking association, including the Escrow Agent, provided that such certificates of deposit shall be fully insured by the Federal Deposit Insurance Corporation.

Unless instructed otherwise in writing, the Escrow Agent shall invest all funds in the Escrow Fund in the STI classic U.S. Treasury Securities Money Market fund. Each of the Purchaser and Seller shall provide to the Escrow Agent a completed Form W-9. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to the Rental Escrow Fund or any income earned thereon.

     (ii) Maturities or unexpired terms of maturities of instruments in which the Escrow Fund is invested shall not exceed sixty (60) days. The Escrow Agent is authorized to sell any such Investments as may be required to make any payment required to be made under this Agreement, and the Escrow Agent shall not be liable for any loss due to early redemption.

     (iii) At the prior written request of either the Purchaser or the Seller at any time, the Escrow Agent shall deliver to the Purchaser and the Seller such information as shall be reasonably requested with respect to the Escrow fund and any interest earned thereon or payments made therefrom.

     4. Indemnity. The Purchaser and the Seller jointly and severally agree to indemnify and hold harmless the Escrow Agent and each of the Escrow Agent's officers, directors, agents and employees (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses and costs
(including   attorneys'  fees)  of  every  nature   whatsoever  which  any  such
Indemnified Party may incur and which arise directly or indirectly from this Agreement or which arise directly or indirectly by virtue of the Escrow Agent's undertaking to serve as Escrow Agent hereunder; provided, however, that no Indemnified Party shall be entitled to indemnity in case of such Indemnified Party's gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent. Solely as between the Purchaser and the Seller, all amounts payable to the Escrow Agent pursuant to this Section 4 shall be apportioned equally between them.

     5. Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services as stated in the schedule attached as Annex 1, which compensation shall be paid one-half by the Purchaser and one-half by the Seller. The fee agreed upon the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement.

     6. The Escrow Agent.

     (a) The Escrow Agent shall not be bound in any way by, or be deemed to have knowledge of, or any duty under, the Asset Purchase Agreement or any other agreement between or among the parties hereto, other than this Agreement. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable with respect to any action taken by it, or any failure on its part to act, except to the extent that such actions constitute a breach of this Agreement, bad faith, fraud, gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent by any party to this Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement, or to appear in, prosecute or defend in any such legal action or proceedings.

     (b) The Escrow Agent makes no representations and has no responsibility as to the validity, genuineness or sufficiency of any of the documents or instruments delivered to it hereunder. The Escrow Agent (i) shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof and (ii) may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice, receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may act in reliance upon the advice of counsel satisfactory to it in reference to any matter in connection with this Agreement and shall no incur any liability for any action taken in good faith in accordance with such advice.

     (c) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Rental Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to refrain from acting until the Escrow Agent shall have received a court order, arbitration award, or joint instructions constituting a Final Resolution, in which event the Escrow Agent shall deliver the amount of the Rental Escrow Fund in dispute in accordance with such Final Resolution. In addition, in the event of any dispute or disagreement relating to this Agreement or concerning the duties of the Escrow Agent hereunder, the Rental Escrow Agent shall have the right to deposit all property held under this Agreement into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

     7. Resignation; Removal.

     (a) The Escrow agent may resign upon sixty (60) days advance written notice to the parties. Upon receipt of such notice of resignation from the Escrow
Agent, the Purchaser and the Seller shall use their commercially reasonable efforts jointly to appoint a successor escrow agent. The Escrow Agent shall deposit all of the Rental Escrow Fund with the successor escrow agent appointed in writing by the Purchaser and the Seller. If a successor escrow agent is not appointed by the mutual agreement of the Purchaser and the Seller within the sixty (60) day period following such notice, the Escrow Agent may tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow fund and thereupon the Escrow Agreement shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

     (b) The Escrow Agent shall be entitled to its compensation earned prior to its resignation hereunder.

     (c) The Purchaser and the Seller may, at any time substitute a new escrow agent by giving thirty (30) days written notice thereof to the existing Escrow Agent and paying all fees and expenses of such Escrow agent incurred to the date of the substitution. Upon the effective date of the substitution of a successor escrow agent, the Escrow Agent shall promptly account for and deposit all of the Escrow Fund with such successor.

     8. Tax Reporting. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. For federal and state income tax purposes, all interest earned on the Escrow fund shall be considered the currently reportable income of the party who receives the distribution with respect thereto. The Escrow Agent shall file annually all information returns with the Internal Revenue Service and other governmental authorities documenting such interest income.

     9. Miscellaneous Provisions.

     (a) Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereof.

     (b) Modification ad Waiver. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by the Purchaser, the Seller and the Escrow Agent. No attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed by the waiving party. Unless specifically provided otherwise herein or agreed to by the Purchaser, the Seller and the Escrow Agent in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     (c) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign without the consent of the Seller, but with no less than ten Business Days advance notice to the Seller and the Escrow Agent, its rights hereunder to any Affiliate of which the Purchaser owns at least 80% of the issued and outstanding equity thereof; in which event all references herein to the Purchaser shall be deemed references to such assignee, except that all representations and warranties made herein with respect to the Purchaser as of the date of this Agreement shall be deemed representations and warranties also to be made with respect to such assignee to the extent applicable as of the date of such designation. No such assignment shall relieve the Purchaser of any obligation hereunder. Any purported assignment in violation of this agreement will be void ab initio. Subject to the preceding sentence, each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of any successors or assigns of the Purchaser and any successors or assigns of the Seller. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement. In the event of any such proposed assignment, an amendment to this Agreement, in form and substance reasonably acceptable to the Escrow Agent, shall be executed and delivered in the event the Escrow Agent deems such an amendment to be necessary or desirable.

     (d)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement.

     (e) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                   If to the Purchaser, to:

                   Peer 1 Acquisition Corp.
                   c/o Peer 1 Network Enterprises, Inc.
                   Suite 1600
                   555 West Hastings Street
                   Vancouver, British Columbia
                   Canada V6B 4NS
                   Attention:  Geoffrey Hampson, Chief Executive Officer
                   Telephone:  (604) 683-7747
                   Telecopier:  (604) 683-4634

                               with a copy to:

                   Gardner Carton & Douglas LLP
                   191 N. Wacker Drive
                   Suite 3700
                   Chicago, IL 60606
                   Attention:  Jesse H. Ruiz
                   Telephone:  (312) 569-1135
                   Telecopier:  (312) 569-3135

                   If to the Seller, to:

                   Interland, Inc.
                   303 Peachtree Center Avenue
                   Suite 500
                   Atlanta, GA 30303
                   Attention:  President, and with a copy to
                                          General Counsel
                            Telephone:   (404) 260-2536
                            Telecopier:  (404) 260-2760
                   with a copy to:

                   Arnall Golden Gregory, LLP
                   171 17th Street, N.W.
                   Suite 2100
                   Atlanta, GA 30363
                   Attention:  Jonathan Golden
                   Telephone:  (404) 873-8700
                   Telecopier:  (404) 873-8701

                   If to the Escrow Agent, to:
                   SunTrust Bank
                   Corporate Trust Department
                   25 Park Place, 24th Floor
                   Atlanta, Georgia 30303-2900
                   Attention:  Olga G. Warren
                   Facsimile:  (404) 588-7335
                   Telephone: (404) 588-7262


     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon acknowledgement of receipt by the recipient by other than automatic means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     (f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than the Purchaser and the Seller any rights or remedies hereunder.

     (g) Construction. Within this Agreement the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. The section headings as herein used are for convenience only and shall not be deemed to vary the content of this Agreement or limit the scope of any provision hereof. Unless otherwise specified, a reference herein to a schedule, an annex or an exhibit refers to a schedule, annex or exhibit hereof.

     (h) Choice of Law. This Agreement and all documents executed in connection herewith shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     (i) Dispute Resolution. Solely as between Purchaser and Seller, all disputes, controversies or claims arising out of or relating to distribution of the Rental Escrow Fund shall be resolved pursuant to the arbitration provisions of Section 9.9 of the Asset Purchase Agreement without regard to the amount in controversy.

     (j) Expenses. Solely as between Purchaser and Seller, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     10. Termination. This Agreement may only be terminated by written consent signed by all parties or upon the earliest to occur of: (a) disbursement or release of the entire Rental Escrow Fund by the Escrow Agent in accordance with this Agreement or a Final Resolution with respect to the entire Rental Escrow Fund (b) a written instruction signed by Seller directing disbursement of the entire Rental Escrow Fund to Purchaser, or (c) delivery to Escrow Agent by Seller of a written release of Seller by Landlord from all liabilities and obligations under the Lease (or receipt by Escrow Agent of an order of a court of competent jurisdiction to the effect that Seller is so released).

     IN WITNESS WHEEOF, the Seller, the Purchaser, and the Escrow Agent have executed and delivered this Agreement as of the date first written above.

                                         SELLER:

                                         INTERLAND, INC.


                                         By: /s/ Allen L. Shulman
                                            ------------------------------------
                                             Allen L. Shulman
                                             Its:  President

                                         Federal Tax ID Number: 41-1404301

                                         PURCHASER:

                                         PEER 1 ACQUISITION CORPORATION


                                         By: /s/ C.G. Hampson
                                            ------------------------------------

                                         Its: President
                                            ------------------------------------

                                         Federal Tax ID Number: ________________

                                         ESCROW AGENT:

                                         SUNTRUST BANK


                                         By: /s/ Olga G. Warren
                                             -----------------------------------
                                                  Olga G. Warren

                                         Its: First Vice President
                                             -----------------------------------








                         (Rental Fund Escrow Agreement)

                                     ANNEX I

                            ESCROW AGENT FEE SCHEDULE



The annual administration fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and, if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. Also, a one-time legal review fee of $500.00 is payable in advance at the time of closing.

Out of pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above is acceptable for the services mutually agreed upon.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in SunTrust's cash sweep account, STI Classic U.S. Treasury Securities Money Market Fund.







                                      A-1